Exhibit 2.3

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

EXECUTION COPY

FIRST AMENDED AND RESTATED OPERATING AGREEMENT

OF

THE ALASKA WIRELESS NETWORK, LLC

July 22, 2013

THE OWNERSHIP INTERESTS IN THIS LIMITED LIABILITY COMPANY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR STATE SECURITIES AUTHORITIES AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED. THE SALE OR OTHER TRANSFER OF THE OWNERSHIP INTERESTS IS ALSO RESTRICTED BY CERTAIN PROVISIONS IN THIS AGREEMENT.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

TABLE OF CONTENTS

ARTICLE 1:	FORMATION; DEFINITIONS; INTERPRETATION	1
1.1	Formation.	1
1.2	Name.	1
1.3	Members.	1
1.4	Equity Interests.	1
1.5	Registered Office and Agent.	2
1.6	Principal Office.	2
1.7	Foreign Qualification.	2
1.8	Term.	2
1.9	Definitions.	2
1.10	Interpretation.	27
1.11	General Appraisal Procedures.	27
1.12	Put Right/Call Right Appraisal Procedures.	28
ARTICLE 2:	PURPOSES AND POWERS	29
2.1	Principal Purpose.	29
2.2	Powers.	30
ARTICLE 3:	CAPITAL OF THE COMPANY	30
3.1	Capital Contributions.	30
3.2	Capital Accounts.	30
3.3	Transfer.	31
3.4	Adjustments.	31
3.5	Market Value Adjustments.	31
3.6	No Withdrawal of Capital.	32
3.7	No Interest on Capital.	32
3.8	No Drawing Accounts.	32
3.9	No Salary or Other Compensation.	32
3.10	Working Capital.	32
3.11	Member Cure Rights on GCI Working Capital Loan.	32
ARTICLE 4:	INCOME AND LOSSES	33
4.1	Allocation of Net Income and Net Loss.	33
4.2	Company Minimum Gain Chargeback.	34
4.3	Minimum Gain Chargeback for Member Nonrecourse Debt.	34
4.4	Qualified Income Offset.	34
4.5	Limit on Net Loss Allocations.	34
4.6	Loss from Member Nonrecourse Debt.	34
4.7	Nonrecourse Deductions.	34
4.8	§ 754 Adjustments.	34
4.9	Reversal of Mandatory Allocations.	35
4.10	Compliance with Code.	35
4.11	Tax Allocations — § 704(c).	35
4.12	Special Allocation of Contributed Asset Depreciation.	35
4.13	Allocation on Transfer.	35

i

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

ARTICLE 5:	DISTRIBUTIONS	35
5.1	Distributions Generally.	35
5.2	Payment.	36
5.3	Withholding.	36
5.4	Distribution Limitations.	37
5.5	Interim Monthly Distributions to ACS Member During Preference Period.	37
ARTICLE 6:	MANAGEMENT	38
6.1	Management; Consulting Fee.	38
6.2	CEO; Other Officers; GCI Services Agreement; Employee Matters.	39
6.3	Executive Board.	40
6.4	Unanimous Vote of Members.	41
6.5	Other Activities.	45
ARTICLE 7:	ANNUAL BUDGETS AND FOUR YEAR PLANS	46
7.1	Operation in Accordance with Annual Budgets and Four Year Plans; Financial Objectives.	46
7.2	Initial Four Year Plan and First Year Budgets.	46
7.3	Adoption of Annual Budgets, Revised Four Year Plans and Subsequent Four Year Plans.	47
7.4	Circumstances Requiring Unanimous Board Approval of Annual Budgets, Four Year Plans and Revised Four Year Plans.	49
7.5	GCI Member Right to [***] FCF [***].	50
ARTICLE 8:	MEETINGS OF MEMBERS; MEETINGS OF THE BOARD	52
8.1	Meetings of Members.	52
8.2	Board Meetings.	53
ARTICLE 9:	OPERATIONAL MATTERS	54
9.1	Option to Accelerate Capital Investment.	54
9.2	Request for Wireless Device Approval.	55
9.3	Facilities and Network Use Agreement.	56
9.4	Connection Attrition Adjustments.	56
9.5	Connection Maintenance Adjustments.	59
9.6	Network Capacity Purchases.	61
9.7	Option Regarding Fixed Wireless Facilities.	62
ARTICLE 10:	LIABILITY OF A MEMBER; STANDARD OF CARE; INDEMNIFICATION; AND EXCULPATION	63
10.1	Limited Liability.	63
10.2	Capital Contributions.	64
10.3	Capital Return.	64
10.4	Reliance.	64
10.5	Standard of Care.	64
10.6	Exculpation.	65
10.7	Indemnification.	65
10.8	Expense Advancement.	65
10.9	Insurance.	66
10.10	Indemnification of Others.	66

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

ARTICLE 11:	ACCOUNTING AND REPORTING	66
11.1	Fiscal Year.	66
11.2	Accounting Method.	66
11.3	Tax Classification.	66
11.4	Tax Filings.	67
11.5	Company Reports.	67
11.6	Financial Statement Audit.	68
11.7	Books and Records.	69
11.8	Banking.	69
11.9	Tax Matters Partner.	70
11.10	No Partnership.	70
11.11	ACS Audit Rights.	70
11.12	Maintenance of Insurance.	71
ARTICLE 12:	DISSOLUTION	71
12.1	Dissolution.	71
12.2	Events of Withdrawal.	71
12.3	Continuation.	71
ARTICLE 13:	LIQUIDATION	72
13.1	Liquidation.	72
13.2	Priority of Payment.	72
13.3	Liquidating Distributions.	72
13.4	No Restoration Obligation.	73
13.5	Liquidating Reports.	73
13.6	Certificate of Cancellation.	73
ARTICLE 14:	TRANSFER RESTRICTIONS	73
14.1	General Restrictions.	73
14.2	No Member Rights.	74
14.3	Permitted Transferees.	74
14.4	General Conditions on Transfers.	74
14.5	Rights of Transferees.	75
14.6	Admission.	75
14.7	Security Interest.	76
14.8	Tag Along Right; Drag Along Election.	76
14.9	Right of First Offer on Asset Sales.	79
14.10	Connection Termination Event.	81
ARTICLE 15:	DISPUTE RESOLUTION	83
ARTICLE 16:	GENERAL PROVISIONS	83
16.1	Amendment.	83
16.2	Representations.	84
16.3	Unregistered Interests.	84
16.4	Waiver of Dissolution Rights.	85
16.5	Waiver of Partition Right.	85
16.6	Waivers and Consents.	85
16.7	Equitable Relief.	85
16.8	Remedies for Breach; Limitation of Damages.	85
16.9	Costs.	86

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

16.10	Indemnification.	86
16.11	Counterparts.	86
16.12	Notice.	86
16.13	Deemed Notice.	87
16.14	Partial Invalidity.	88
16.15	Entire Agreement.	88
16.16	Benefit.	88
16.17	Binding Effect.	88
16.18	Further Assurances.	88
16.19	Headings.	88
16.20	Confidentiality.	88
16.21	No Tax Advice.	89
16.22	Coordination With Contribution Agreement and Ancillary Agreements; Recoupment of Certain Claims from Distributions.	89
16.23	Governing Law.	90

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

FIRST AMENDED AND RESTATED OPERATING AGREEMENT

OF

THE ALASKA WIRELESS NETWORK, LLC

This First Amended and Restated Operating Agreement (the “Agreement”) of The Alaska Wireless Network, LLC, a Delaware limited liability company (the “Company”), is entered into as of July 22, 2013 (the “Effective Date”), by and among the Company, GCI Wireless Holdings, LLC, an Alaska limited liability company (the “Initial GCI Member”), and ACS Wireless, Inc., an Alaska corporation (the “Initial ACS Member”), and, solely for purposes of Sections 3.10[b], 6.5, 9.6, 14.10, 15, 16.8, 16.20, and 16.22, Alaska Communications Systems Group, Inc., a Delaware corporation, and, solely for purposes of Sections 3.10[b], 6.5, 9.6, 11.11, 14.10, 15, 16.8, 16.20, and 16.22, General Communication, Inc., an Alaska corporation.

In consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Members (as defined below) hereby agree as follows:

ARTICLE 1: FORMATION; DEFINITIONS; INTERPRETATION

1.1 Formation. The Company was formed as a single member Delaware limited liability company on May 31, 2012, by filing a Certificate of Formation with the Delaware Secretary of State pursuant to the Act. A Certificate of Amendment changing the name of the Company was filed with the Delaware Secretary of State on June 1, 2012. This Agreement amends and restates in its entirety the original Operating Agreement of the Company dated as of May 31, 2012. Unless expressly provided otherwise in this Agreement, the rights, duties and liabilities of the Company and the Members will be as provided in this Agreement and the Act. If any provisions of the Act conflict with this Agreement, the provisions of this Agreement will control, and the conflicting provision of the Act will be deemed waived, in each case to the extent permitted by the Act.

1.2 Name. The name of the Company is The Alaska Wireless Network, LLC. The business of the Company will be conducted under such name, as well as any other name or names as the Company may from time to time determine, provided that no such name may suggest that the Company is an Affiliate of either the GCI Member or the ACS Member.

1.3 Members. Unless and until a Transferee is admitted as a Member pursuant to Section 14.6, the Initial GCI Member and the Initial ACS Member shall be the sole Members of the Company within the meaning of the Act. Except as otherwise expressly provided in this Agreement, no Member may be removed as a member of the Company without such Member’s prior written approval. The address of each Member is set forth on the attached Exhibit A, as it may be amended from time to time in accordance with this Agreement.

1.4 Equity Interests. The Members agree that, as of the Effective Date, the Ownership Interests of the Members in the equity of the Company based on the agreed Fair Market Value of the Initial Capital Contributions made by the Members, expressed as a percentage, are 66 2/3% for the GCI Member and 33 1/3% for the ACS Member (the “Equity Interests”).

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

1.5 Registered Office and Agent. The initial registered office of the Company in Delaware will be at 1209 Orange St., Wilmington, DE 19801, New Castle County, and its registered agent will be The Corporation Trust Company. The Company may change its registered office and registered agent in Delaware by filing the appropriate documents with the Secretary of State of Delaware in accordance with the Act.

1.6 Principal Office. The principal office of the Company where records of the Company will be maintained initially is the GCI Member’s principal place of business in Anchorage, Alaska. The Company may change its principal office, provided that such office may not be changed to a location outside Anchorage, Alaska without the affirmative Vote of all Members.

1.7 Foreign Qualification. The Company will qualify as a foreign limited liability company under the provisions of Alaska law and will maintain such status for so long as the Company owns any real property or otherwise transacts business in the State of Alaska. The Company will also apply for any required certificate of authority to do business in any other state or jurisdiction, as required or appropriate.

1.8 Term. The term of the Company as a limited liability company under the Act commenced on the date its Certificate was filed with the Delaware Secretary of State and will continue in perpetuity until a Dissolution occurs under Section 12.1 and a certificate of cancellation is filed with the Delaware Secretary of State pursuant to Section 13.6.

1.9 Definitions. The following capitalized terms, when used in this Agreement, have the meanings set forth below:

Accelerated Capital Investment:	as defined in Section 9.1[a].

Accelerated Capital Investment Notice:	as defined in Section 9.1[a].

ACI Purchase Price:	as defined in Section 9.1[e].

ACS:	Alaska Communications Systems Group, Inc., a Delaware corporation, the ultimate parent company of the Initial ACS Member.

ACS [***] Connection Adjustment:	as defined in Section 9.4[c][i].

ACS Actual Average Connections:	as defined in Section 9.4[b].

ACS Annual Connection Shortfall Adjustment:	as defined in Section 9.4[b].

ACS Connection Maintenance Adjustment:	as defined in Section 9.5[a][iii].

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

ACS First Partial Preferred Distribution:	if the Effective Date is not on the first day of a calendar quarter, an amount equal to $12,500,000 multiplied by a fraction [a] the numerator of which is the number of Preference Period Partial First Quarter Days and [b] the denominator of which is the number of days in the calendar quarter during which the first day of the Preference Period Partial First Quarter occurs.

ACS Forecast Average Connections:	as defined in Section 9.4[a].

ACS Forecast Reduction Connections:	an amount equal to the lesser of [a] [***] and [b] the amount, if any, by which the ACS Forecast Average Connections for Fiscal Year 2014 exceeds the ACS Actual Average Connections for Fiscal Year 2014.

ACS Full Quarter Preferred Distributions:	if the Effective Date is not on the first day of a calendar quarter, the following amounts:

[a] an amount equal to $12,500,000 with respect to each of the first seven full calendar quarters in the Preference Period Full Quarters;

[b] with respect to the eighth full calendar quarter in the Preference Period Full Quarters, an amount equal to the sum of [i] $12,500,000 minus the amount of the ACS First Partial Preferred Distribution, and [ii] $11,250,000 multiplied by a fraction [A] the numerator of which is the number of Preference Period Partial First Quarter Days, and [B] the denominator of which is the number of days in the calendar quarter in which the Effective Date occurs; and

[c] an amount equal to $11,250,000 with respect to each of the last seven full calendar quarters in the Preference Period Full Quarters.

ACS Last Partial Preferred Distribution:	if the Effective Date is not on the first day of a calendar quarter, an amount equal to $190,000,000 minus the sum of [a] the ACS First Partial Preferred Distribution, and [b] the aggregate amount of the ACS Full Quarter Preferred Distributions.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

ACS Member:	initially, the Initial ACS Member, and shall include any successors thereto by merger or consolidation (or otherwise by operation of law), any assignees or transferees of all or substantially all the assets thereof, and any transferees of the Ownership Interests thereof, in each case upon such successor, assignee or transferee being admitted as a substitute Member in accordance with the terms of this Agreement.

ACS Preference Period Last Quarter Distribution:

if the Effective Date is not on the first day of a calendar quarter, an amount equal to [a] the Equity Interest of the ACS Member, multiplied by [b] the product of [i] Adjusted FCF for the Preference Period Last Quarter, multiplied by [ii] a fraction [A] the numerator of which is the number of Preference Period Partial First Quarter Days, and [B] the denominator of which is the number of days in the Preference Period Last Quarter.

ACS Preferred Distributions:	an aggregate amount equal to [a] if the Effective Date is on the first day of a calendar quarter, an amount equal to $12,500,000 with respect to each of the first eight calendar quarters beginning on the Effective Date and $11,250,000 with respect to each of the next eight calendar quarters thereafter, or [b] if the Effective Date is not on the first day of a calendar quarter, the sum of [i] the ACS First Partial Preferred Distribution, [ii] the ACS Full Quarter Preferred Distributions, and [iii] the ACS Last Partial Preferred Distribution.

ACS Services Agreement:	the ACS Services Agreement between the Company and ACS Wireless, Inc. attached to this Agreement as Exhibit O.

ACS Transfer Date Connections:	as defined in Section 9.5[a][i].

Act:	the Delaware Limited Liability Company Act, as amended from time to time.

Additional Capital Contribution:	means any Capital Contribution made to the Company by a Member in accordance with the terms of this Agreement other than an Initial Capital Contribution.

Additional Capacity Purchase Agreement:	as defined in the Contribution Agreement.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Adjusted ACS Forecast Average Connections:	as defined in Section 9.4[a].

Adjusted Capital Account Deficit:	with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

[a] credit to such Capital Account any amounts which such Member [i] is obligated to restore to the Company upon liquidation of such Member’s interest in the Company (or which is so treated pursuant to Regulation § 1.704-1(b)(2)(ii)(c)) pursuant to the terms of this Agreement or under state law or [ii] is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations §§ 1.704-2(g)(1) and 1.704-2(i)(5); and

[b] debit to such Capital Account the items described in §§ 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of § 1.704-1(b)(2)(ii)(d) of the Regulations and will be interpreted consistently with such section.

Adjusted FCF:	FCF minus the sum of [a] the Consulting Fee and [b] payments required to be made in accordance with the terms of the Company Working Capital Loan or the GCI Working Capital Loan, other than, in the case of the GCI Working Capital Loan, payments financed pursuant to a refinancing of such loan.

Affiliate:	with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person, except that the Company shall not be deemed to be an Affiliate of any Member.

Affiliate Contracts:	as defined in the Contribution Agreement.

Affiliate Transactions:	as defined in Section 6.4[n].

Aggregate Purchase Price:	as defined in Section 14.8[c].

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Agreement:	this First Amended and Restated Operating Agreement, also known as a limited liability company agreement under the Act, as amended from time to time.

Ancillary Agreements:	as defined in the Contribution Agreement.

Annual Budgets:	the then current Annual Cap Ex Budget or Annual Operating Budget or both, as applicable.

Annual Cap Ex Budget:	the capital expenditures budget of the Company for a given Fiscal Year, each of which will be consistent with the Four Year Plan applicable for the given Fiscal Year and will be in the form of, and contain the same scope of information included in, the First Year Cap Ex Budget.

Annual Operating Budget:	the operating budget of the Company for a given Fiscal Year, each of which will be consistent with the Four Year Plan applicable for the given Fiscal Year and will be in the form of, and contain the same scope of information included in, the First Year Operating Budget.

Approved Affiliate Transactions:	the following agreements and transactions: [a] the Contribution Agreement, all Affiliate Contracts that are Assumed Contracts (as identified on the Schedules to the Contribution Agreement) to which the Company, on the one hand, and a Member or an Affiliate of a Member, on the other hand, are parties after the Effective Date, and all agreements entered into in connection with closing of the Contribution Agreement that are between a Member or an Affiliate of a Member and the Company, including all agreements related to the contribution of assets by the Members to the Company (and maintenance thereof) and the applicable Ancillary Agreements, [b] the GCI Services Agreement, subject to the terms of Section 6.4[n][x] and [y], respectively, in the case of Professional Services and Satellite Capacity Services provided under such agreement, [c] the ACS Services Agreement, [d] the Facilities and Network Use Agreement, [e] the GCI Working Capital Loan and [f] any other agreement or transaction that is approved by the unanimous Vote of the Members.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Arbitration Agreement:	that certain Arbitration Agreement between the Company and the Members set forth as the attached Exhibit E, as it may be amended from time to time, and which is hereby incorporated into and made a part of this Agreement.

Arbitrator:	as defined in the Arbitration Agreement.

Arbitrator’s Expenses:	as defined in the Arbitration Agreement.

ARPU:	average revenue per unit, with a unit for this purpose meaning a Connection.

Assumed Contracts:	as defined in the Contribution Agreement.

Average Connections:	with respect to ACS or GCI, as applicable, for any applicable Fiscal Year, the sum of [a] the number of its Connections, [***] the number of [***] the [***] for the [***] of [***] that have [***] of [***], as applicable (as determined by [***] such other [***], as applicable, with respect to such Connections), and [b] the number of its [***] that have [***] of any [***] the [***] for the [***] of [***] (as determined by [***] from [***], to such other Person with respect to such Connections), in each case determined in accordance with standard industry practices and consistent with past practices, on the last day of each calendar month in such Fiscal Year divided by 12 (or divided by the number of calendar months in the applicable Fiscal Year if it is a Fiscal Year consisting of fewer than 12 months). For purposes of this definition, [i] an [***] be deemed a [***], [ii] any [***] shall be deemed a [***], [iii] an [***] shall be deemed [***], [iv] an [***] shall be deemed a [***], and [v] a [***] deemed a [***], however, that all determinations of [***] shall be made without duplication [***]

Bankruptcy Case:	as defined in Section 14.6.

Bankruptcy Code:	as defined in definition of Bankruptcy Event.

Bankruptcy Event:	means, with respect to a Person, the commencement of occurrence of any of the following:

[a] a voluntary or involuntary case under Title 11 of the U.S. Code (the “Bankruptcy Code”), as now constituted or hereafter amended, or under any other

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

applicable federal, state or foreign bankruptcy or insolvency law or other similar law, in which such Person is a debtor; or

[b] the appointment of (or a proceeding to appoint) a trustee or receiver for a substantial portion of such Person’s property or a custodian (as such term is defined in section 101 of the Bankruptcy Code); or

[c] an attachment, execution or other judicial seizure of (or a proceeding to attach, execute or seize) a substantial property interest of such Person; or

[d] a general assignment for the benefit of creditors.

Board:	as defined in Section 6.3[a].

Book Value:	with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

[a] the initial Book Value of any asset contributed by a Member to the Company will be the asset’s Fair Market Value at the time of the contribution, which shall be the amount set forth on Exhibit B for the Initial Capital Contributions made by the Initial ACS Member and the Initial GCI Member;

[b] the Book Value of all Company assets will be adjusted to equal their respective Fair Market Values, [i] as of [A] the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution, [B] the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, or [C] the issuance of an interest in return for services; and [ii] as of the liquidation of the Company within the meaning of Regulations § 1.704-1(b)(2)(ii)(g);

[c] the Book Value of any Company asset distributed to any Member will be the Fair Market Value of the asset on the date of Distribution; and

[d] the Book Values of Company assets will be increased or decreased to reflect any adjustment to the adjusted basis of the assets under Code §§ 734(b) or

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under Regulations § 1.704-1(b)(2)(iv)(m), but Book Values will not be adjusted pursuant to this provision to the extent that an adjustment under clause [b] is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this clause [d].

After the Book Value of any asset has been adjusted under clause [a], clause [b] or clause [d] above, Book Value will be adjusted by the Depreciation taken into account with respect to the asset for purposes of computing Net Income and Net Loss.

Budget Objection Notice:	as defined in Section 7.3[f].

Business Day:	any day (other than a Saturday or Sunday) on which commercial banks are not required or authorized to close in New York City, New York or Anchorage, Alaska.

Capital Account:	the capital account of a Member established and maintained in accordance with Section 3.2.

Capital Contribution:	any contribution of money or property by a Member to the Company, which is either an Initial Capital Contribution or an Additional Capital Contribution.

Cause:	the CEO [i] commits any act of fraud (including securities fraud), theft or willful misconduct relating to the Company or any of its Subsidiaries or any Member, or [ii] is convicted of, or pleads guilty or no contest to, a misdemeanor involving fraud, deceit or embezzlement which is either in relation to the Company or is reasonably likely to have a material adverse effect on the business or reputation of the Company, or any felony or [iii] violates any material federal or state securities law or other applicable material law or regulation in connection with activities directly related to the Company and its Subsidiaries, which violation is reasonably likely to have a material adverse effect on the business or reputation of the Company or its Subsidiaries or [iv] breaches his or her duty of loyalty to the Company.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

CEO:	as defined in Section 6.2[a].

Certificate:	the Certificate of Formation of the Company, as amended from time to time.

[***]	[***]

Challenged Aspects:	as defined in Section 7.3[g].

Changing Market Conditions:	includes material changes in market conditions that were not anticipated at the time the then-current Plans were adopted by the Company, including unanticipated (i) changes in subscriber demand, (ii) force majeure events, (iii) entrance of new competitors into the Wireless Business in Alaska and (iv) introduction of competitive technology.

Clawback Amount:	as defined in Section 7.5[c].

Code:	the Internal Revenue Code of 1986, as amended from time to time (including corresponding provisions of subsequent revenue laws).

Commercially Sensitive Information Policies and Procedures:	as set forth on Exhibit L.

Company:	The Alaska Wireless Network, LLC, as formed under the Certificate and governed by this Agreement.

Company Asset Sale:	as defined in Section 14.9[a].

Company Minimum Gain:	the amount computed under Regulations § 1.704-2(d)(1) with respect to the Company’s Nonrecourse Liabilities.

Company Network:	as defined in the Facilities and Network Use Agreement.

Company Working Capital Loan:	as defined in Section 3.10[b].

Connection:	each Wireless Device having a discrete International Mobile Subscriber Identity (IMSI), including Wireless Devices provided by a Person [i] for use by its, or any of its Affiliate’s, directors, officers, employees or consultants for business or personal use, [ii] for demonstration purposes in such Person’s (or its Affiliate’s) retail stores or [iii] for other internal uses or

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

purposes of such Person or its Affiliates, that is connected to a network operated by the Company and covered by the Facilities and Network Use Agreement or an agreement between the Company and any other Person related to use of the Company’s network for the provision of Wireless services, as the context requires.

Connection Maintenance Measurement Date:	as defined in Section 9.5[a][iii].

Connection Maintenance Transfer:	as defined in Section 9.5[a].

Connection Maintenance Transfer Date:	as defined in Section 9.5[a].

Connection Termination Event:	as defined in Section 14.10[a].

Connection Termination Date:	the date on which a Connection Termination Event occurs.

Consulting Fee:	as defined in Section 6.1[c].

Contributed Assets:	as defined in the Contribution Agreement.

Contributed Asset Depreciation:	any Depreciation arising from the Company’s ownership of any Contributed Asset, provided, however, that Contributed Asset Depreciation shall not include any Depreciation attributable to an increase in the Book Value of any Contributed Asset pursuant to clause [b] of the definition of Book Value.

Contribution Agreement:	the Asset Purchase and Contribution Agreement entered into by GCI, the Initial GCI Member, ACS, the Initial ACS Member and the Company dated June 4, 2012, as amended.

Control:	(including the terms “Controlled by” and “under common Control with”) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

CTE Call Right:	as defined in Section 14.10[b][ii].

CTE Notice:	as defined in Section 14.10[b].

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

CTE Purchase Price:	the price payable by [***] pursuant to the exercise of the CTE Call Right or the CTE Put Right, which shall be either [a] the price negotiated by the Members pursuant to Section 14.10[b][ii] or [iii], as applicable, or [b] the [***] of [***] as of the [***], as determined pursuant to [***].

CTE Put Right:	as defined in Section 14.10[b][iii].

Cure Date:	as defined in Section 3.11[b].

Cure Offer:	as defined in Section 3.11[a].

Cure Offer Period:	as defined in Section 3.11[b].

Current Assets:	the current assets of the Company, determined in accordance with GAAP.

Current Liabilities:	the current liabilities of the Company, determined in accordance with GAAP.

Departing Member:	as defined in Section 14.10[b].

Depreciation:	for each taxable year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for the year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of the year or other period, Depreciation will be an amount that bears the same ratio to the beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for the year or other period bears to the beginning adjusted tax basis, but if the federal income tax depreciation, amortization, or other cost recovery deduction for the year or other period is zero, Depreciation will be determined with reference to the beginning Book Value using any reasonable method selected by the Tax Matters Partner and mutually agreed to by the Members; provided, however, that the Members will not unreasonably withhold approval of a reasonable method selected by the Tax Matters Partner so long as such method does not result in a disproportionate effect on any Member.

Designated Budget Dispute Arbitrator:	as defined in the Arbitration Agreement.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Disclosing Party:	as defined in Section 16.20.

Disputed Expense:	as defined in Section 7.3[i].

Dissolution:	the happening of any of the events set forth in Section 12.1.

Distribution:	the amount of any money or the Fair Market Value of any property distributed by the Company to the Members as an operating or liquidating distribution in accordance with this Agreement.

Drag Along Election:	as defined in Section 14.8[a].

Effective Date:	as defined in the preamble, which will be the Closing Date as defined in the Contribution Agreement.

End User Data:	as defined in the Facilities and Network Use Agreement.

Entire Company Assumed Purchase Price:	as defined in Section 14.8[c][ii].

Equity Interests:	as defined in Section 1.4.

Exchange Offer:	as defined in Section 14.9[d].

Facilities and Network Use Agreement:	as defined in Section 9.3.

Facilities and Network Use CTE:	as defined in Section 14.10[b][iii].

Fair Market Value:	the cash price at which a willing seller would sell and a willing buyer would buy, both having full knowledge of the relevant facts and being under no compulsion to buy or sell, in an arm’s-length transaction without time constraints, as determined by:

[a] the Members by unanimous Vote in the case of a determination of Fair Market Value pursuant to: clause [a] (except as otherwise provided therein with respect to the Fair Market Value of the Initial Capital Contributions), clause [b] and clause [c] of the definition of Book Value; the definition of Distribution; clause [c] of the definition of Income; clause [c] of the definition of Loss; Section 3.2[a][ii] (but only with respect to Additional Capital Contributions); Section 3.2[b][ii]; as provided in the penultimate paragraph of

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Section 3.2; Section 13.3; or the definition of CTE Purchase Price; provided, that if the Members do not unanimously agree on Fair Market Value in any such case within 15 days after a determination of Fair Market Value is required to be made (or such longer period as the Members may agree), then Fair Market Value shall be determined by an Independent Appraiser in accordance with Section 1.11 or Section 1.12, as applicable;

[b] as set forth on Exhibit B in the case of a determination of Fair Market Value pursuant to: Section 1.4; as provided in clause [a] of the definition of Book Value with respect to Initial Capital Contributions; or in Section 3.2[a][ii] with respect to Initial Capital Contributions; and

[c] by Majority Vote in all other instances;

provided, that the determination of the Fair Market Value of any Ownership Interest being valued pursuant to this Agreement for any purpose shall not be subject to any discount for lack of marketability or minority interest.

Fair Market Value Determination Date:	as defined in Section 1.11.

FCF:	means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries determined in accordance with GAAP (“FCF Income”) plus (a) the amount of depreciation and amortization expense reducing FCF Income for such period, (b) the amount of interest expense reducing FCF Income for such period and (c) any non-cash items reducing FCF Income for such period, and minus (i) any non-cash items increasing FCF Income for such period, and (ii) any capital expenditures made in such period for tangible and intangible assets; provided, that the amount of any [***] by the [***] shall be excluded from the calculation of FCF for the purposes of determining whether any Plan is subject to unanimous Board approval pursuant to Section 7.4.

Final Adjusted ACS Forecast Average Connections:	as defined in Section 9.4[a].

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Financial Objectives:	as defined in Section 7.1[b].

First Year Budgets:	as defined in Section 7.2[b].

First Year Cap Ex Budget:	as defined in Section 7.2[b].

First Year Operating Budget:	as defined in Section 7.2[b].

Fiscal Year:	as defined in Section 11.1.

Fixed Wireless Facility Investment:	as defined in Section 9.7[a].

Fixed Wireless Facility Notice:	as defined in Section 9.7[a].

Four Year Plan:	the then current four year business plan of the Company, as the same may be revised pursuant to Article 7, each of which will be substantially in the form of, and contain the same scope of information included in, the Initial Four Year Plan.

FWF Option 2:	as defined in Section 9.7[b].

FWF Option 3:	as defined in Section 9.7[b].

FWF Purchase Price:	as defined in Section 9.7[e].

GAAP:	generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

GCI:	means General Communication, Inc., an Alaska corporation, the parent company of the Initial GCI Member.

GCI [***] Connection Adjustment:	as defined in Section 9.4[c][ii].

GCI Connection Maintenance Adjustment:	as defined in Section 9.5[a][iv].

GCI Member:	initially, the Initial GCI Member, and shall include any successors thereto by merger or consolidation (or otherwise by operation of law), any assignees or transferees of all or substantially all the assets thereof, and any transferees of the Ownership Interests thereof, in each case upon such successor, assignee or transferee being admitted as an additional or substitute Member in accordance with the terms of this Agreement.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

GCI Preference Period Last Quarter Distribution:

if the Effective Date is not on the first day of a calendar quarter, an amount equal to [a] 100% of Adjusted FCF for the Preference Period Last Quarter, minus [b] the sum of [i] the amount of any ACS Preferred Distributions made during the Preference Period Last Quarter, and [ii] the amount of the ACS Preference Period Last Quarter Distribution.

GCI Services Agreement:	as defined in Section 6.2[c].

GCI Transfer Date Connections:	as defined in Section 9.5[a][ii].

GCI Working Capital Loan:	as defined in Section 3.10[a].

Governmental Authority:	any government or any arbitrator, tribunal or court of competent jurisdiction, administrative agency, board, department or commission, legislative body or other governmental authority or instrumentality (in each case whether federal, state, local, foreign, international or multinational) or entity which lawfully assumes the powers and functions of the same (including any taxing or other revenue collecting authority or other body).

HSPA Services Agreement:	the HSPA Services Agreement dated as of June 4, 2012 by and between GCICC and Initial ACS Member, which is being terminated on the Effective Date.

Income:	for each Fiscal Year, each item of income and gain as determined, recognized and classified for federal income tax purposes, but [a] any income or gain that is exempt from federal income tax will be included as if it were an item of taxable income, [b] any income or gain attributable to the taxable disposition of any Company asset will be computed by the Company as if the adjusted basis of such asset as of the date of the disposition were equal in amount to the Company’s Book Value with respect to such asset as of such date, [c] in the event of a Distribution of any Company asset, whether or not in connection with a Liquidation of the Company, such event will for Capital Account purposes be a deemed taxable disposition of such Company asset immediately prior to such Distribution and income or gain will be computed and allocated among the Members in accordance with their Equity Interests as if such property were actually disposed of for an amount

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

realized equal to the Fair Market Value of such asset and as if the adjusted basis of such asset was equal to its Book Value at such time, and [d] in the event the Book Value of any Company asset is adjusted upwards pursuant to the definition of Book Value, the amount of such adjustment will be taken into account for Capital Account purposes as income or gain from the disposition of such Company asset and allocated among the Members.

Indebtedness:	with respect to a Person, without duplication, [i] all indebtedness for borrowed money, [ii] all indebtedness for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business and other than expense accruals and deferred compensation items arising in the ordinary course of business), [iii] all obligations evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business in respect of which such Person’s liability remains contingent), [iv] all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), [v] all obligations under leases that have been or should be, in accordance with GAAP, recorded as capital leases, [vi] all reimbursement, payment or similar obligations, contingent or otherwise, under acceptance, letter of credit or similar facilities and [vii] any liability of others described in clauses [i] through [vi] above that the Person has guaranteed or that is otherwise its legal liability, and including in clauses [i] through [vi] above any accrued and unpaid interest or penalties thereon.

Indemnified Losses:	losses, damages, expenses (including fees and expenses of attorneys and other advisors and court costs) and liabilities.

Independent Appraiser:	a nationally recognized third-party appraiser which, as of the date of appointment (or consideration for appointment), [i] shall be qualified to appraise businesses in the Wireless industry; [ii] shall have been engaged in the appraisal or business valuation business

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

for not less than five years; and [iii] unless the Members otherwise agree, shall not be, and shall not have been at any time during the previous three years, engaged by the Company or either Member, or any of their respective Affiliates, to provide services to the Company, such Member or such Affiliate.

Individual Fees and Expenses:	as defined in the Arbitration Agreement.

Initial ACS Member:	as defined in the preamble.

Initial Capital Contribution:	as defined in Section 3.1[a].

Initial Four Year Period:	the period consisting of Fiscal Years 2013 through 2016.

Initial Four Year Plan:	as defined in Section 7.2[a].

Initial GCI Member:	as defined in the preamble.

Intentional Service Area Elimination:	as defined in Section 9.4[d].

Investing Member:	as defined in Section 9.1[a].

Investing Member’s Cost:	as defined in Section 9.1[c].

LIBOR:	the three-month London Interbank Offered Rate of interest on the first day on which an applicable interest rate is to be determined, adjusted on the first day of each calendar quarter, for dollar deposits as published in The Wall Street Journal (Eastern Edition) under “Money Rates” from time to time, or if such rate does not so appear, in such other nationally recognized publication as the Members, by Majority Vote, may, from time to time, specify. On any day when such a rate is not reported, the most recently reported rate on a preceding day will be deemed the applicable rate.

Liquidation:	the process of winding up and terminating the Company after its Dissolution.

Loss:	for each Fiscal Year, each item of loss or deduction as determined, recognized and classified for federal income tax purposes, but [a] any Code § 705(a)(2)(B) expenditure will be included as if it were a deductible expenditure, [b] any loss attributable to the taxable disposition of any Company asset will be computed by

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

the Company as if the adjusted basis of such asset as of the date of the disposition were equal to the Company’s Book Value with respect to such asset as of such date, [c] in the event of a Distribution of any Company asset, whether or not in connection with a Liquidation of the Company, such event will be a deemed taxable disposition of such asset immediately prior to such Distribution and any loss will be computed and allocated among the Members in accordance with their Equity Interests as if such property were actually disposed of for an amount realized equal to the Fair Market Value of such asset and as if the adjusted basis of such asset were equal to its Book Value at such time, [d] in the event the Book Value of any Company asset is adjusted downward pursuant to the definition of Book Value, the amount of such adjustment will be taken into account as a loss from the disposition of such asset and allocated among the Members, and [e] any deductions for Depreciation with respect to a Company asset will be determined as if the adjusted basis of such asset were equal to the Book Value of such asset pursuant to the methodology described in Regulations § 1.704-1(b)(2)(iv)(g)(3).

Majority Vote:	the affirmative Vote of Members holding a majority of the outstanding Equity Interests.

Material Indebtedness:	as defined in Section 6.4[c].

Maximum Rate:	the maximum lawful rate of interest permitted by the State of Alaska.

Member:	initially, each of the Initial GCI Member and the Initial ACS Member, and any other Person subsequently admitted to the Company as an additional or substitute member in accordance with the terms of this Agreement.

Member Approval Request:	as defined in Section 6.4.

Member Carrier:	as defined in the Facilities and Network Use Agreement.

Member Carrier Customer:	as defined in the Facilities and Network Use Agreement.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Member Network Capacity Purchases:	as defined in Section 9.6[a].

Member Nonrecourse Debt:	any Nonrecourse Liability of the Company for which any Member or related Person bears the economic risk of loss under Regulations § 1.752-2 within the meaning of Regulations § 1.704-2(b)(4).

Member Nonrecourse Deductions:	Company losses, deductions or Code § 705(a)(2)(B) expenditures attributable to a particular Member Nonrecourse Debt. The amount of Member Nonrecourse Deductions for any Fiscal Year or other period will be determined in accordance with the provisions of Regulations § 1.704-2(i)(2).

Member’s Assumed Share:	as defined in Section 14.8[c][ii].

Minimum Gain:	the minimum gain attributable to Member Nonrecourse Debt as determined under Regulations § 1.704-2(i)(3).

Minimum Required FCF Projection:	the minimum threshold amount of FCF that must be projected to be achieved in a given Plan in order for such Plan not to be subject to unanimous Board approval pursuant to any paragraph of Section 7.4.

Minimum Required FCF Results:	the minimum threshold amount of FCF that must be achieved by the Company in a given period in order for a given Plan not to be subject to unanimous Board approval pursuant to any paragraph of Section 7.4.

Net ACS [***] Connection Adjustment:	as defined in Section 9.4[c][iii].

Net ACS Connection Maintenance Adjustment:	as defined in Section 9.5[a][v].

Net GCI [***] Connection Adjustment:	as defined in Section 9.4[c][iv].

Net GCI Connection Maintenance Adjustment:	as defined in Section 9.5[a][vi].

Net Income and Net Loss:	for each Fiscal Year, [i] the excess of the Income for such period over the Loss for such period, or [ii] the excess of the Loss for such period over the Income for such period, respectively, but Net Income and Net Loss for a Fiscal Year will be computed by excluding from

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

such computation any Income or Loss specially allocated under Sections 4.2 through 4.12 (including, for the avoidance of doubt, Contributed Asset Depreciation), any Nonrecourse Deductions, and any Member Nonrecourse Deductions.

Network Access Agreement:	the Network Access Agreement dated as of June 4, 2012 by and between the Initial ACS Member and GCICC, which is being terminated on the Effective Date.

Non-Investing Member:	as defined in Section 9.1[d].

Nonrecourse Deductions:	Losses, deductions or Code § 705(a)(2)(B) expenditures attributable to Nonrecourse Liabilities of the Company. The amount of Nonrecourse Deductions for any Fiscal Year or other period will be determined in accordance with the provisions of Regulations § 1.704-2(c).

Nonrecourse Liability:	a nonrecourse liability as defined in Regulations § 1.752-1(a)(2) and referred to in Regulations § 1.704-2(b)(3).

Non-Requesting Member:	as defined in Section 9.7[d].

Notice:	as defined in Section 16.12.

Offer:	as defined in Section 14.9[b].

Officers:	as defined in Section 6.2[b].

Option 2:	as defined in Section 9.1[b].

Ownership Interest:	with respect to any Person, all of the limited liability company interests of the Company owned by such Person, including an interest in the Income and Losses of the Company, a Capital Account interest, and all management rights, voting rights, rights to consent and other rights of such Person in and to the Company as provided in this Agreement and the Act, together with all obligations of such Person to comply with the terms of this Agreement and the Act.

Permitted Transferee:	a Person described in Section 14.3 to whom an Ownership Interest may be Transferred.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Person:	an individual, corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

Plan(s):	one or more of an Annual Budget, Four Year Plan or Revised Four Plan, as applicable.

Preference Period:	[a] if the Effective Date is on the first day of a calendar quarter, the 16 calendar quarters beginning on the Effective Date, and [b] if the Effective Date is not on the first day of a calendar quarter, the Preference Period Partial First Quarter, the Preference Period Full Quarters and the Preference Period Last Quarter, collectively.

Preference Period Full Quarters:	if the Effective Date is not on the first day of a calendar quarter, the 15 full calendar quarters beginning on (and including) the first day of the first full calendar quarter beginning after the Effective Date and ending on (but excluding) the first day of the Preference Period Last Quarter.

Preference Period Last Quarter:	if the Effective Date is not on the first day of a calendar quarter, the calendar quarter beginning on the first day of the calendar quarter after the end of the last Preference Period Full Quarter.

Preference Period Partial First Quarter:	if the Effective Date is not on the first day of a calendar quarter, the period of time beginning on (and including) the Effective Date and ending on (but excluding) the first day of the first calendar quarter after the Effective Date.

Preference Period Partial First Quarter Days:	the number of days in the Preference Period Partial First Quarter.

Private WiFi:	any WiFi service that is not Public WiFi.

Proceeding:	any suit, action, proceeding, arbitration, audit, hearing, or investigation (in each case, whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

Professional Services:	as defined in the GCI Services Agreement.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Professional Services Guidelines:	the terms and conditions on which GCI Communication Corp. is permitted to provide Professional Services to the Company, as set forth on Exhibit C to the GCI Services Agreement.

Public WiFi:	any WiFi service established and owned by the Company that is provided to the Member Carriers for use by the Member Carrier Customers on their Wireless Devices, and is password protected or has other secure authentication protocols established and managed by the Company.

Purchasing Member:	as defined in Section 14.9[c].

Reallocated Actual FCF Amount:	as defined in Section 7.5[b].

Reallocated Amount:	as defined in Section 7.5[b].

Reallocated Projected FCF Amount:	as defined in Section 7.5[a].

Receiving Party:	as defined in Section 16.20.

Recommended Changes:	as defined in the Arbitration Agreement.

Redetermined Recommended Changes:	as defined in the Arbitration Agreement.

Regulations:	the Treasury Regulations (including temporary or proposed regulations) promulgated under the Code, as amended from time to time (including corresponding provisions of succeeding regulations).

Related Party:	as defined in Section 7.3[d].

Remaining Member:	as defined in Section 14.10[b].

Requesting Member:	as defined in Section 9.7[a].

Requesting Member’s Cost:	as defined in Section 9.7[c].

Required 704(b) Adjustment Notice:	as defined in Section 3.4.

Restricted Wireless Business:	the business of [a] engineering, operating and maintaining competitive Wireless network(s) in Alaska, and [b] providing Wireless products (including Wireless Devices) and services in the State of Alaska on any basis, including entering into Wireless roaming agreements. For the avoidance of doubt, the Restricted

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Wireless Business does not include engineering, providing and maintaining competitive Wireless Backhaul and Transport services for the benefit of Wireless carriers serving the Alaska market, or providing competitive cell site leases.

Revised Four Year Plan:	as defined in Section 7.3[b][ii].

Right of First Offer:	as defined in Section 14.9[b].

ROFO Assets:	as defined in Section 14.9[a].

ROFO Notice:	as defined in Section 14.9[a].

ROFO Period:	as defined in Section 14.9[b].

SAE Cure Period:	as defined in Section 9.4[d].

Sale Notice:	as defined in Section 14.8[a].

Satellite Capacity Services:	as defined in the GCI Services Agreement.

Satellite Capacity Services Guidelines:	the terms and conditions on which GCI Communication Corp. is permitted to provide Satellite Capacity Services to the Company, as set forth on Exhibit D to the GCI Services Agreement.

Second Four Year Plan:	as defined in Section 7.3[c].

Service Area Elimination:	any Intentional Service Area Elimination or Unintentional Service Area Elimination.

Service Area Elimination Company Notice:	as defined in Section 9.4[d].

Service Area Elimination Member Notice:	as defined in Section 9.4[d].

Service Area Elimination Percentage:	as defined in Section 9.4[d].

Standard of Care:	as defined in Section 10.5[a].

Subsidiary:	of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person or by another Subsidiary of such first Person.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Tag Along Notice:	as defined in Section 14.8[a].

Tag Along Right:	as defined in Section 14.8[a].

Tag/Drag Sale:	as defined in Section 14.8[a].

Tax Matters Partner:	as defined in Section 11.9.

Third Party:	a Person that is not a Member, the Company, an Affiliate of either, or an officer or director of any of the foregoing.

Third Party Purchaser:	as defined in Section 14.8[a].

Third Party Purchaser Sale Period:	as defined in Section 14.9[d].

Transaction Agreements:	as defined in Section 16.22[a].

Transfer:	a direct or indirect sale, exchange, assignment, transfer, transfer upon or in lieu of foreclosure, or other disposition (whether voluntary, involuntary or by operation of law, including pursuant to a merger of the Company), and includes any transaction that results directly or indirectly in a change in Control of a Member or a transfer of more than 50% of the direct or indirect beneficial ownership of a Member to a Person that is not an Affiliate of such Member, including a spin-off or split-off, however structured; provided, however, that in no event shall any issuance, transfer, conversion or exchange of ACS or GCI securities (other than a tracking stock, spin-off or split-off that directly or indirectly separates the Equity Interests from any substantial portion of the other assets and liabilities of ACS or GCI) or any change in Control of ACS or GCI, in each case by merger, consolidation or otherwise, be a “Transfer” for purposes of this Agreement.

Transferee:	a Person to whom an Ownership Interest is Transferred in compliance with this Agreement, who will have the rights specified in Section 14.5.

Transferor:	a Person who Transfers an Ownership Interest in compliance with this Agreement.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Unintentional Service Area Elimination:	as defined in Section 9.4[d].

Unpaid ACS Preferred Distribution Amount:	as defined in Section 14.8[c][i].

Vote:	an action of the Company by the Members in accordance with Article 8.

WiFi:	any wireless local area network technology that is based on the Institute of Electrical and Electronics Engineers’ (IEEE) 8.02.11 standards.

Wireless:	[i] Commercial Mobile Radio Services (as defined by the Communications Act and the rules and regulations thereunder), [ii] Public WiFi and [iii] any additional mobile voice, text messaging and data products and services provided over wireless spectrum licensed or authorized for use by the FCC other than, in the case of clause [iii], any such products or services provided by satellite directly to Wireless Devices.

Wireless Backhaul and Transport:	capacity to carry and support voice and data traffic between [i] a cell site and [ii] a switch and a Wireless network (for voice) or the nearest Internet peering point (for data) to a carrier of Wireless service.

Wireless Business:	as defined in Section 2.1[a].

Wireless Device:	Wireless phones, Wireless iPads and similar Wireless tablet devices, Wireless routers and other devices used to transmit and receive voice, data and text by means of Wireless services.

Wireless Parent:	in relation to the Initial ACS Member, ACS, in relation to the Initial GCI Member, GCI, and in relation to any other Person, the Person that controls such Person’s and its Affiliates’ provision of Wireless products (including Wireless Devices) and services in the State of Alaska.

Withdrawal:	the occurrence of an event that terminates membership in the Company, as provided in Section 12.2.

Working Capital:	Current Assets minus Current Liabilities.

1.10 Interpretation. For purposes of this Agreement, [a] the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; [b] the word “or”

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

has the inclusive meaning of “and/or”; and [c] the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: [x] to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and Exhibits and Schedules attached to, this Agreement; [y] to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and [z] to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

1.11 General Appraisal Procedures.

[a]

For purposes of determining Fair Market Value under subparagraph [a] of the definition of Fair Market Value[***], within ten days following the end of the 15-day period specified in subparagraph [a] of the definition of Fair Market Value for the Members to agree on a determination of Fair Market Value (a “Fair Market Value Determination Date”), the Members shall appoint an Independent Appraiser mutually acceptable to the Members. If the Members are unable to mutually agree on an Independent Appraiser within ten days following a Fair Market Value Determination Date, then within five Business Days thereafter each of the GCI Member and the ACS Member shall submit a list of two names of qualified appraisers as such Member’s nominees for the Independent Appraiser. If either the GCI Member or the ACS Member does not submit a list of nominees for the Independent Appraiser within the required time period, then the Member that did not submit a list on a timely basis may select the Independent Appraiser from the list submitted by the other Member within five Business Days after such list is submitted and if that does not occur within the required time period, then the Member that submitted its list on a timely basis may select the Independent Appraiser from its list. If both the GCI Member and the ACS Member submit their lists within the required time period and the same name appears on both lists, that Person shall become the Independent Appraiser. If two names are common to both lists, and the Members are unable to agree as between such designees within five Business Days after such lists are submitted, the Members shall request that the Chief Executive Officer of the American Society of Appraisers (the “ASA”) make such selection, which will be binding on the Members. If no Person is named on both lists, either Member can notify the other Member within five Business Days after such lists are submitted that it is willing to select a Person named on the other’s list, in which case the first such Person selected becomes the Independent Appraiser. If no Independent Appraiser is selected by this process, each of the GCI Member and the ACS Member shall submit a new list of two names of qualified appraisers (without duplication of a name identified on the prior list submitted by such Member) as its nominees, which second list shall be submitted on the date that is

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

not more than ten Business Days after the original submission date. If either the GCI Member or the ACS Member does not submit its second list within the required time period, then the same process shall apply as would apply if a Member did not submit its initial list in a timely manner. If no common name appears on such second lists and neither Member notifies the other that a name on the other’s list is acceptable to it within five Business Days after such second lists are submitted, each Member shall designate one name from the other Member’s list to be removed from consideration within five Business Days after such second lists are submitted and the Members shall request the ASA to select the Independent Appraiser from the remaining two names, which selection shall be binding on the Members. If the Independent Appraiser selected by this process is unwilling or unable to proceed, then the Members will repeat the foregoing process until an Independent Appraiser who is willing to act is selected.

[b]	Within 30 days following such appointment, the Independent Appraiser shall determine Fair Market Value utilizing commonly used valuation methods and practices. The decision of the Independent Appraiser shall be binding and conclusive on the Members and the Company. The GCI Member on the one hand, and the ACS Member, on the other hand, shall each pay 50% of the fees and expenses of the Independent Appraiser.

1.12 Put Right/Call Right Appraisal Procedures.

[a]	For purposes of determining Fair Market Value under this Agreement for purposes of determining the [***], within ten days following the end of the Fair Market Value Determination Date, each Member shall select an Independent Appraiser and notify the other Member of its selection. If a Member fails to so appoint an Independent Appraiser within such time period, the Independent Appraiser appointed by the other Member will determine Fair Market Value, utilizing commonly used valuation methods and practices, which determination will be binding and conclusive on the Members.

[b]	If both the GCI Member and the ACS Member timely appoint an Independent Appraiser pursuant to Section 1.12[a], each of the GCI Member and the ACS Member shall cause its selected Independent Appraiser to deliver to the parties within 30 days of its selection its determination of Fair Market Value utilizing commonly used valuation methods and practices. If the lower valuation is at least 90% of the higher valuation, then the Fair Market Value, which will be binding and conclusive on the Members, will be the average of the two valuations.

[c]	If the lower valuation is less than 90% of the higher valuation, and if neither Member objects in writing to the other’s valuation within 5 Business Days of delivery of the determination of Fair Market Value by each Independent Appraiser pursuant to Section 1.12[b], then the Fair Market Value will be the average of the two valuations. If the lower valuation is less than 90% of the higher valuation and if either Member objects in writing to the other’s valuation within the five Business Day period referenced in the preceding sentence, then the GCI Member and the ACS Member will request their respective Independent Appraiser to jointly appoint a third Independent Appraiser. If the first two Independent Appraisers cannot agree on a third Independent Appraiser within ten Business Days after being requested to do so, then either Member may request the ASA to make the selection, which will be binding on the Members.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[d]	Within 15 days after the appointment of the third Independent Appraiser, the third Independent Appraiser will deliver its determination of Fair Market Value, and the Fair Market Value will be the valuation determined by one of the first two Independent Appraisers that is closest to the valuation determined by the third Independent Appraiser, which will be binding and conclusive on the Members.

[e]	Each of the GCI Member, on the one hand, and the ACS Member, on the other hand, shall pay [i] all of the fees and expenses of the Independent Appraiser selected by it pursuant to Section 1.12[a] and [ii] 50% of the fees and expenses of the third Independent Appraiser selected pursuant to Section 1.12[c].

ARTICLE 2: PURPOSES AND POWERS

2.1 Principal Purpose.

[a]	Subject to the provisions of this Agreement, the business and sole purpose of the Company is to [i] own and operate the assets contributed to the Company by the Initial GCI Member and the Initial ACS Member pursuant to the Contribution Agreement, [ii] engineer, operate and maintain competitive Wireless network(s) in Alaska, [iii] design and implement competitive plans for the provision of Wireless products (including procuring and reselling Wireless Devices) and services, and provide such plans to Wireless carriers on a wholesale basis as provided in this Agreement, that permit the Members to compete with other facilities-based Wireless carriers in providing voice, data and text services, [iv] engineer, provision and maintain competitive Wireless Backhaul and Transport services for the benefit of the Company and other Wireless carriers serving the Alaska market solely for Wireless Devices, [v] provide competitive cell site leases, [vi] enter into Wireless roaming agreements, [vii] support the Members in maintaining their respective eligible telecommunications carrier designations, and [viii] to the extent related to the foregoing, support the Members and their Affiliates in complying with their regulatory obligations (collectively, the “Wireless Business”). Except as otherwise provided in Section 2.1[b], the Company will not engage in any activity or business other than the Wireless Business.

[b]	The Company may engage in any business or investment activity not provided in Section 2.1[a] subject to [i] obtaining the affirmative Vote of all Members and unanimous approval of the Board, and [ii] any limitations in the Act on the businesses in which a limited liability company may engage.

2.2 Powers. The Company has all of the powers granted to a limited liability company under the Act, as well as all powers necessary or convenient to achieve its purposes and to further its business.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

ARTICLE 3: CAPITAL OF THE COMPANY

3.1 Capital Contributions.

[a]	On the Effective Date, the Members have made the Capital Contributions to the Company set forth on the attached Exhibit B (each, an “Initial Capital Contribution”).

[b]	No Member will be required, and no Member will have any right, except as provided in Section 3.11, to make any Additional Capital Contribution at any time, except as may be required by law [***].

3.2 Capital Accounts. A Capital Account will be maintained for each Member and credited, charged and otherwise adjusted as required by § 704(b) of the Code and the § 704(b) Regulations. Each Member’s Capital Account will be:

[a]	Credited with [i] the amount of money contributed by the Member as an Initial Capital Contribution or Additional Capital Contribution, [ii] the Fair Market Value of property contributed by the Member as an Initial Capital Contribution or Additional Capital Contribution (net of liabilities that the Company assumes or takes property subject to), [iii] the Member’s allocable share of Net Income, and [iv] all other items properly credited to such Capital Account, including any Income or items thereof allocated to such Member under Sections 4.2 through 4.12;

[b]	Charged with [i] the amount of money distributed to the Member by the Company, [ii] the Fair Market Value of property distributed to the Member by the Company (net of liabilities that the Member assumes or takes subject to), [iii] the Member’s allocable share of Net Losses, and [iv] all other items properly charged to such Capital Account, including any Losses or deductions specially allocated to such Member under Sections 4.2 through 4.12; and

[c]	Otherwise adjusted as required by the § 704(b) Regulations.

Any unrealized appreciation or depreciation with respect to any asset distributed in kind will be allocated among the Members in accordance with the provisions of Article 4 as though such asset had been sold on the date of Distribution for its Fair Market Value as of such date, and the Members’ Capital Accounts will be adjusted to reflect both the deemed realization of such appreciation or depreciation and the Distribution of such property.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of the Capital Accounts are intended to comply with the § 704(b) Regulations and will be interpreted and applied in a manner consistent with such Regulations and any amendment or successor provision thereto. The Tax Matters Partner also will make any appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with the Regulations, so long as such changes would not cause a material change in the relative economic benefits of the Members under this Agreement.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

3.3 Transfer. If all or any part of an Ownership Interest is Transferred in accordance with this Agreement, the Capital Account of the Transferor that is attributable to the Transferred Ownership Interest will carry over to the Transferee.

3.4 Adjustments. The Members intend to comply with the § 704(b) Regulations in all respects, and the Tax Matters Partner is authorized and directed to adjust the Capital Accounts of the Members to the full extent that the § 704(b) Regulations may apply (including applying the concepts of qualified income offsets and minimum gain chargebacks). To this end, the Tax Matters Partner may make any Capital Account adjustment that it determines to be necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet (as computed for book purposes), as long as such adjustments are consistent with the underlying economic arrangement of the Members and are based, wherever practicable, on federal tax accounting principles. The Tax Matters Partner will provide written notice to the Members of any material, discretionary adjustment that is made pursuant to this Section 3.4 (a “Required 704(b) Adjustment Notice”). A Member may provide written notice to the Tax Matters Partner of any objection such Member has to an adjustment that is the subject of a Required 704(b) Adjustment Notice, which notice must be delivered within ten Business Days following the Tax Matters Partner’s delivery of a Required 704(b) Adjustment Notice regarding such adjustment. The Tax Matters Partner and the Members shall promptly meet to discuss and resolve any such dispute. If resolution cannot be reached and upon written request by the disputing Member, the Tax Matters Partner shall retain a national accounting firm (other than the Company’s regular accounting firm) to determine whether such adjustment should be made. The cost of such accounting firm shall be paid by the disputing Member if such firm agrees with the adjustments made by the Tax Matters Partner or by the Tax Matters Partner if such firm agrees with the disputing Member.

3.5 Market Value Adjustments. The Tax Matters Partner is authorized and directed to make appropriate Capital Account adjustments upon any Transfer of an Ownership Interest made in accordance with this Agreement in accordance with the § 704(b) Regulations. If optional basis adjustments are made under § 734 or § 743 of the Code, the Tax Matters Partner is authorized to make appropriate Capital Account adjustments as required by the § 704(b) Regulations.

3.6 No Withdrawal of Capital. Except as specifically provided in this Agreement, no Member will be entitled to withdraw all or any part of such Member’s Capital Contribution from the Company prior to the Company’s Dissolution and Liquidation, or, when such withdrawal of capital is permitted, to demand a distribution of property other than money or as otherwise provided in this Agreement.

3.7 No Interest on Capital. No Member will be entitled to receive interest on such Person’s Capital Account or Capital Contribution.

3.8 No Drawing Accounts. The Company will not maintain a drawing account for any Member. All Distributions to Members will be governed by Article 5 (relating to Distributions not in Liquidation of the Company) and by Article 13 (relating to Distributions in Liquidation of the Company).

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

3.9 No Salary or Other Compensation. Except for the Consulting Fee to be paid pursuant to Section 6.1[d], or as otherwise permitted by or approved pursuant to this Agreement, no Member or Affiliate of a Member will be entitled to any salary or other form of compensation paid by the Company for services rendered to the Company.

3.10 Working Capital.

[a]	On the Effective Date, GCI and the Company are entering into a Working Capital Loan Agreement in the form attached to the Contribution Agreement as Exhibit B (the “GCI Working Capital Loan”).

[b]	The Company shall, and ACS, GCI and the Members shall cause the Company to, use its reasonable best efforts to obtain a senior revolving credit facility from a third-party lender (that is not an Affiliate of any Member) to be in place at the start of the Amortization Period on commercially reasonable terms, in the principal amount of up to $50 million, which will be used solely to fund the Company’s ongoing Working Capital needs and to repay the GCI Working Capital Loan (the “Company Working Capital Loan”). Upon closing the Company Working Capital Loan, the Company will draw down funding on the Company Working Capital Loan in an amount sufficient to repay the GCI Working Capital Loan in full.

3.11 Member Cure Rights on GCI Working Capital Loan.

[a]	Upon delivery of any Exercise Notice (as defined in the GCI Working Capital Loan) to the Members, each Member may offer to make a capital contribution to the Company as set forth in Section 3.11[b] to cure the Event of Default (under and as defined in the GCI Working Capital Loan) by sending a written notice (a “Cure Offer”) to the Company and the Lender (under and as defined in the GCI Working Capital Loan) no later than 15 Business Days after receipt of the Exercise Notice (the “Cure Offer Period”). Cure Offers shall be irrevocable, and, to the extent such Cure Offers are accepted by the Company pursuant to Section 3.11[b], the Members shall be bound and obligated to make the capital contributions as set forth in Section 3.11[b].

[b]	If both Members deliver a Cure Offer during the Cure Offer Period, the Company will promptly provide written acceptance to the Members of the Cure Offers, and ACS Member will make a cash contribution to the Company on or prior to the twentieth Business Day following delivery of the Exercise Notice (the “Cure Date”) equal to one-third of the Company’s outstanding obligations under the GCI Working Capital Loan as of the Cure Date by paying such amount to the Lender on behalf of the Company by wire transfer of immediately available funds to the Lender. On the Cure Date, subject to receipt by the Lender of such payment by the ACS Member on behalf of the Company on or prior to the Cure Date, the remaining obligations of the Company under the GCI Working Capital Loan will be forgiven in a deemed capital contribution by the GCI Member equal to two thirds of the outstanding obligations under the GCI Working Capital Loan as of the Cure Date.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[c]	If one or both Members do not deliver a Cure Offer during the Cure Offer Period, the Company will promptly provide written rejection of any Cure Offer made, no capital contributions will be payable or permitted to be made by the Members under this Section 3.11, and the rights of the Members under this Section 3.11 to cure the related Event of Default under the GCI Working Capital Loan will be deemed waived. Nothing in this Section 3.11[c] shall be deemed to waive any of the ACS Member’s rights under Section 6.5(c) of the GCI Working Capital Loan.

ARTICLE 4: INCOME AND LOSSES

4.1 Allocation of Net Income and Net Loss. The Company’s Net Income or Net Loss, as the case may be, and each item of income, gain, loss and deduction entering into the computation thereof, for each Fiscal Year will be allocated as follows:

[a]	Net Income for such Fiscal Year will be allocated as follows:

[i]	first, an amount of Net Income equal, and in proportion, to the Distributions made to each Member pursuant to Section 5.1 with respect to such Fiscal Year will be allocated to such Member; and

[ii]	second, any remaining Net Income will be allocated to the Members in proportion to their Equity Interests.

[b]	Net Loss for such Fiscal Year will be allocated to the Members in proportion to their Equity Interests.

[c]	Notwithstanding anything in this Agreement to the contrary, any Income or Loss arising from an adjustment to the Book Value of the Company assets under clause [b] of the definition of Book Value shall be allocated among the Members in accordance with Section 4.1[a][ii].

4.2 Company Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement to the contrary, if in any Fiscal Year or other period there is a net decrease in the amount of the Company Minimum Gain, then each Member will first be allocated items of Income for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in such Minimum Gain during such year (as determined under Regulations § 1.704-2(g)(2)), but if there is insufficient Income in a year to make the allocation specified above for all Members for such year, the Income will be allocated among the Members in proportion to the respective amounts they would have been allocated had there been an unlimited amount of Income for such year.

4.3 Minimum Gain Chargeback for Member Nonrecourse Debt. Notwithstanding any other provision of this Agreement to the contrary other than Section 4.2, if in any Fiscal Year or other period there is a net decrease in the amount of the Member Nonrecourse Debt Minimum Gain, then each Member will first be allocated items of Income for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in such Minimum Gain during such year (as determined under Regulations § 1.704-2(i)(4)), but if there

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

is insufficient Income in a year to make the allocation specified above for all Members for such year, the Income will be allocated among the Members in proportion to the respective amounts they would have been allocated had there been an unlimited amount of Income for such year.

4.4 Qualified Income Offset. Notwithstanding any other provision of this Agreement to the contrary (except Sections 4.2 and 4.3 which will be applied first), if in any Fiscal Year or other period a Member unexpectedly receives an adjustment, allocation or distribution described in Regulations § 1.704-1(b)(2)(ii)(d)(4), (5) or (6), such Member will be specially allocated items of Income in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible.

4.5 Limit on Net Loss Allocations. Notwithstanding the provisions of Section 4.1, or any other provision of this Agreement to the contrary, Net Loss will not be allocated to a Member if such allocation would cause or increase such Member’s Adjusted Capital Account Deficit and will be reallocated to the other Members, subject to the limitations of this Section 4.5.

4.6 Loss from Member Nonrecourse Debt. Any Loss attributable to Member Nonrecourse Debt will be allocated to the Member who bears the economic risk of loss with respect to such debt.

4.7 Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period will be allocated to the Members in proportion to their Equity Interests.

4.8 § 754 Adjustments. The Company shall make an election under Section 754 of the Code upon the written request of any Member. To the extent an adjustment to the adjusted tax basis of any Company asset under §§ 734(b) or 743(b) of the Code is required to be taken into account in determining Capital Accounts under Regulations § 1.704-1(b)(2)(iv)(m), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and the gain or loss will be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Regulations § 1.704-1(b)(2)(iv)(m).

4.9 Reversal of Mandatory Allocations. In the event that any Income, Loss or Net Loss is allocated pursuant to Sections 4.2 through 4.7, subsequent Income, Loss or Net Loss (or items thereof) will first be allocated (subject to Sections 4.2 through 4.7) to the Members in a manner which will result in each Member having a Capital Account balance equal to that which would have resulted had the original allocation of Income, Loss, or Net Loss (or items thereof) pursuant to Sections 4.2 through 4.7 not occurred.

4.10 Compliance with Code. The foregoing provisions of this Article 4 relating to the allocation of Income, Net Income, Loss and Net Loss are intended to comply with Regulations under § 704(b) of the Code and will be interpreted and applied in a manner consistent with such Regulations.

4.11 Tax Allocations — § 704(c). In accordance with § 704(c) of the Code and the related Regulations, income, gain, loss and deduction with respect to any property contributed to the

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

capital of the Company, solely for tax purposes, will be allocated among the Members so as to take account of any variation between the adjusted basis to the Company of the property for federal income tax purposes and the initial Book Value of the property. For the avoidance of doubt, as a result of the allocation of Contributed Asset Depreciation described in Section 4.12, all allocations of depreciation, amortization or other cost recovery deductions with respect to a Contributed Asset shall be made solely to the relevant Member who contributed such Contributed Asset. Allocations under this Section 4.11 are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Income, Loss, Net Income, Net Loss or other items or distributions under any provision of this Agreement.

4.12 Special Allocation of Contributed Asset Depreciation. Notwithstanding anything in this Agreement to the contrary, any Contributed Asset Depreciation arising from the Company’s ownership of any Contributed Asset will be allocated entirely to the Member who contributed such Contributed Asset.

4.13 Allocation on Transfer. If any Ownership Interest in the Company is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year, the Company will allocate Net Income or Net Loss or items thereof to the Persons who were the holders of such Ownership Interest during such Fiscal Year in proportion to the number of days that each such holder was recognized as the owner of such Ownership Interest during such Fiscal Year or, if the Members agree otherwise by unanimous Vote, in any other proportion permitted by the Code and in accordance with this Agreement, but in any event without regard to the results of Company operations during the period in which each such holder was recognized as the owner of such Ownership Interest during such Fiscal Year, and without regard to the date, amount, or recipient of any Distributions that may have been made with respect to such Ownership Interest.

ARTICLE 5: DISTRIBUTIONS

5.1 Distributions Generally. Subject to Sections 5.3, 5.4 and 5.5, the Company will distribute in cash all its preliminary Adjusted FCF on a quarterly basis as promptly as practicable, but in no event later than 12 Business Days after the end of each quarter; provided that subsequent quarterly Distributions pursuant to this Section 5.1 will be trued up to reflect any increases or decreases necessary such that an amount equal to all Adjusted FCF, as finally calculated with respect to the preceding quarter, has been distributed in cash on a cumulative basis. All Distributions (other than Distributions made upon the Liquidation of the Company, which will be made in accordance with the provisions of Article 13) will be made to the Members in the following order and priority:

[a]	First, subject to Section 5.5, to the ACS Member, an amount equal to the excess of [i] the cumulative amount of the ACS Preferred Distributions for the period beginning on the Effective Date and ending on the last day of such calendar quarter over [ii] all Distributions previously made to the ACS Member pursuant to this Section 5.1[a], subject to adjustment pursuant to Section 9.4;

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[b]	Second, to the GCI Member, an amount equal to 100% of Adjusted FCF for such calendar quarter in excess of amounts distributed to the ACS Member for such calendar quarter pursuant to Section 5.1[a] (including any Distributions made in accordance with Section 5.5) for each calendar quarter (including the Preference Period Partial First Quarter, if any) during the Preference Period (but excluding the Preference Period Last Quarter, if any), subject to adjustment pursuant to Section 9.4;

[c]	Third, for the Preference Period Last Quarter, if any (and, for the avoidance of doubt, after any Distributions for the Preference Period Last Quarter to be made to the ACS Member pursuant to Section 5.1[a] are made), an amount equal to the ACS Preference Period Last Quarter Distribution to the ACS Member and an amount equal to the GCI Preference Period Last Quarter Distribution to the GCI Member, in each case, if any, and subject to adjustment pursuant to Section 9.4;

[d]	Fourth, to the ACS Member, an amount equal to the excess of [i] the cumulative amount of the Reallocated Amount as of the date of such Distribution over [ii] all Distributions previously made to the ACS Member pursuant to this Section 5.1[d];

[e]	Fifth, to the GCI Member, an amount equal to the excess of [i] the excess of [x] the aggregate Clawback Amount over [y] [1] the Minimum Required FCF Results for such Fiscal Year divided by four, multiplied by [2] the Equity Interest of the ACS Member over [ii] all Distributions previously made to the GCI Member pursuant to this Section 5.1[e]; and

[f]	Sixth, to the Members in accordance with their respective Equity Interests, subject to adjustment pursuant to Section 9.4 or Section 9.5.

5.2 Payment. All Distributions will be made to Members owning Ownership Interests on the date of record, such date being the last day of the calendar month preceding the date of Distribution, as reflected on the books of the Company.

5.3 Withholding. If required by the Code or by state or local law, the Company will withhold any required amount from Distributions to a Member for payment to the appropriate taxing authority. Any amount so withheld from a Member will be treated as a Distribution by the Company to such Member. Each Member agrees to file timely any agreement that is required by any taxing authority in order to avoid any withholding obligation that would otherwise be imposed on the Company. If the amount required to be withheld with respect to a Member exceeds the amount of Distributions payable to such Member, such excess will be set off against any future Distributions to which such Member otherwise would have been entitled. Upon the reasonable written request of a Member that is subject to any withholding by the Company under this Section 5.3, the Company shall contest or not withhold such amounts that the Member does not believe are legally required to be withheld; provided, that such Member shall indemnify, defend and hold the Company harmless from any losses, damages, expenses or liabilities incurred by the Company in connection with such contest or failure to withhold.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

5.4 Distribution Limitations. Notwithstanding any other provision of this Agreement, the Company will not make any Distribution to the Members to the extent making such Distribution would violate the Act or other applicable law. A Member’s right to receive Distributions is subject in all respects to the provisions of Section 16.22.

5.5 Interim Monthly Distributions to ACS Member During Preference Period.

[a]	With respect to quarterly Distributions to be made to the ACS Member pursuant to Section 5.1[a], the Company will make interim monthly Distributions to the ACS Member within 12 Business Days after the end of each full or partial calendar month during that quarter (other than the last calendar month during that quarter, which is covered in Section 5.1[b] below). The interim monthly Distributions shall be equal to

[i]	in the case of any complete month in a complete calendar quarter, one-third of the amount of the anticipated Distribution to be made to the ACS Member under Section 5.1[a] for that quarter and

[ii]	in the case of any complete or partial month in a partial calendar quarter, in an amount equal to the amount of the anticipated Distribution to be made to the ACS Member under Section 5.1[a] for that quarter (including any ACS First Partial Preferred Distribution, if applicable) multiplied by a fraction the numerator of which is the actual number of days during that complete or partial calendar month and the denominator of which is the actual number of days during that partial calendar quarter.

[b]	The amount of the quarterly Distribution to be made to the ACS Member pursuant to Section 5.1[a] at the end of that quarter will be an amount equal to the full amount of the Distribution to be made to the ACS Member pursuant to Section 5.1[a] reduced by the sum of the amount of the interim monthly Distributions made to the ACS Member during that quarter pursuant to Section 5.5[a].

[c]	By way of example of Section 5.5[a] and [b], if the Effective Date were to occur on July 19, 2013, the Distributions to be made to the ACS Member for the Preference Period Partial First Quarter (the period from (and including) the Effective Date through September 30, 2013) would be $10,054,348 (which would be the amount of the ACS First Partial Preferred Distribution assuming that Adjusted FCF for the Preference Period Partial First Quarter equals or exceeds that amount), which Distributions would be made $1,766,304 with respect to the partial month of July 2013 ($10,054,348*13/74), $4,211,957 with respect to August 2013 ($10,054,348*31/74), and $4,076,087 with respect to September 2013 ($10,054,348-$5,978,261).

[d]

For purposes of determining the amount of the interim Distributions under Section 5.5[a] for any quarter, the Company [I] will assume that Adjusted FCF for that quarter will equal or exceed the amount of the ACS Preferred Distribution for that quarter, and [II] will be permitted to reduce those interim Distributions to reflect any excess Distributions to the ACS Member in the immediately preceding quarter (or any other earlier quarter to

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

the extent not previously adjusted for) as determined based upon the final calculation of Adjusted FCF for that preceding or other applicable quarter as provided in Section 5.1. Each interim monthly Distribution made to the ACS Member pursuant to this Section 5.5 will be deemed to be a partial payment of the ACS Preferred Distributions for all purposes of this Agreement and will be deemed to be a partial payment of the quarterly Distributions to be made to the ACS Member for all purposes of this Agreement.

ARTICLE 6: MANAGEMENT

6.1 Management; Consulting Fee.

[a]	Except as otherwise expressly provided in this Agreement, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Members.

[b]	Subject to the provisions of the Act and the obligations and limitations imposed upon it by this Agreement, and except as otherwise provided in this Agreement (including Sections 6.3 and 6.4) and in the applicable Plans adopted pursuant to this Agreement, the Members by Majority Vote have the right, power and authority to do (or cause to be done) any and all things necessary, proper, convenient or advisable to administer and carry on the business, properties and activities of the Company in their discretion. Except as otherwise provided in this Agreement, no Person dealing with the Company will be required to inquire into the authority of the Members by Majority Vote to take any action or make any decision. Except as specifically provided for in this Agreement, no Member will have the power to sign documents for or otherwise bind the Company, which power to sign documents for or otherwise bind the Company shall be vested solely in, and shall be exercised solely by, the CEO and the Officers.

[c]	The GCI Member shall cause its senior executive officers to provide consulting services to the CEO and other senior Officers of the Company with respect to high-level strategy decisions regarding legal, regulatory and finance matters. In exchange for such services (which, for the avoidance of doubt, will not be billed pursuant to the GCI Services Agreement), the Company will pay a consulting fee to the GCI Member (the “Consulting Fee”). The Consulting Fee will be paid quarterly, in arrears, in the following amounts (it being understood that the Consulting Fee will be pro rated for any calendar quarter in which the GCI Member does not own any Equity Interests or provide such services for the whole calendar quarter; provided that with respect to any stub period in respect of which the GCI Member shall have provided such services, the Consulting Fee shall not be prorated so long as the GCI Member shall have provided such services for the entire stub period:

[i]	4% of FCF from the Effective Date through the second anniversary of the Effective Date;

[ii]	6% of FCF after the second anniversary of the Effective Date through the fourth anniversary of the Effective Date; and

[iii]	8% of FCF after the fourth anniversary of the Effective Date.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[d]	The Consulting Fee will be paid concurrently with the Distributions to the Members as provided in Section 5.1 (without taking into account any interim monthly Distributions made to the ACS Member pursuant to Section 5.5) and will be trued up each quarter to reflect any adjustments made to FCF with respect to any calendar quarter after the Consulting Fee related to such quarter has been paid. The Consulting Fee will be paid prior to making any Distributions to the Members pursuant to Article 5, other than any interim monthly Distributions to be made to the ACS Member pursuant to Section 5.5.

[e]	The Company will treat the Consulting Fee for federal income tax purposes as a guaranteed payment under § 707(c) of the Code.

6.2 CEO; Other Officers; GCI Services Agreement; Employee Matters.

[a]	The responsibility for the day-to-day operations of the Wireless Business is hereby delegated, subject to the ultimate control of the Members (including Sections 6.3 and 6.4), and in accordance with the applicable Plans adopted pursuant to this Agreement, to a Chief Executive Officer (the “CEO”). The initial CEO will be Wilson Hughes. The CEO will serve at the pleasure of the Members and may be removed at any time, with or without Cause, by Majority Vote. If the ACS Member reasonably believes that Cause to remove the CEO exists and the CEO has not been removed, the ACS Member may send written notice to the GCI Member specifying in reasonable detail the basis for which the ACS Member believes that Cause exists and the Members shall, by Majority Vote, remove the CEO if it is finally determined either by Majority Vote or pursuant to the dispute resolution provisions provided for in Article 15 that Cause to remove the CEO exists. As specified in Section 11 of the Arbitration Agreement, if the Arbitrator determines in a proceeding initiated by the ACS Member that [i] Cause to remove the CEO does not exist, the ACS Member will pay the Company’s and the GCI Member’s Individual Fees and Expenses and any Arbitrator’s Expenses paid by such Persons in connection with such claim or [ii] Cause to remove the CEO does exist, the GCI Member will pay the Company’s and the ACS Member’s Individual Fees and Expenses and any Arbitrator’s Expenses paid by such Persons in connection with such claim. Any successor CEO to be appointed as a result of the resignation or removal of the CEO will be appointed by Majority Vote, subject to the approval rights set forth in Section 6.4[k]. The CEO will devote the CEO’s full business time, attention and effort to the affairs of the Company and its Subsidiaries.

[b]

The CEO may from time to time appoint officers of the Company (the “Officers”) and delegate to them the authority and duties to manage the day-to-day operations of the Wireless Business under the supervision of the CEO, subject to Sections 6.3 and 6.4, in accordance with the applicable Plans. Each Officer shall have such duties that are delegated to the Officer by the CEO. Such Officers will take all actions that are necessary and appropriate to conduct the day-to-day operations of the Wireless Business under the supervision of the CEO, subject to the provisions of this Agreement. Each Officer will devote its full business time, attention and effort to the affairs of the

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Company and its Subsidiaries. Each Officer will serve at the pleasure of the CEO, until such Officer’s resignation or removal or until his or her successor has been duly appointed and qualified.

[c]	On the Effective Date, the Company will enter into a Services Agreement with GCI Communication Corp. (the “GCI Services Agreement”), substantially in the form of attached Exhibit I, pursuant to which GCI Communication Corp. will provide the Company with specified services.

[d]	Any performance based compensation for any Dedicated Employees (as defined in the GCI Services Agreement) shall be based solely on the performance of the Company, and not the performance of the GCI Member or any of their Affiliates except for any grants of GCI equity awards to Dedicated Employees for employee retention programs in accordance with the terms of the GCI Services Agreement. GCI shall provide to the ACS Member a written description of any such performance based compensation. The Company’s management incentive plan will be designed to maximize the Company’s competitiveness and meet the Company’s Financial Objectives, and any costs or expenses of the Company thereunder shall be set forth in the applicable Plans of the Company.

[e]	The Company shall be liable for any severance obligations owed by a Member to any employee of such Member who devotes all or substantially all of his or her business time to providing services to the Company and its Subsidiaries pursuant to an agreement between the Company and such Member; provided that with respect to any such employee who was employed by a Member or its Affiliates immediately prior to the Effective Date, any severance obligations to such employee that include service credit for any period prior to the Effective Date will be shared pro rata by such Member and the Company based on the number of days such Person was an employee of such Member prior to and after the Effective Date. The Company shall not be liable for any severance obligations owed by a Member to any other employee of such Member (regardless of whether such employee provides services to the Company or any of its Subsidiaries).

6.3 Executive Board.

[a]	The Company will be governed by a three member executive board (the “Board”) consisting of the Chief Executive Officer of GCI or the GCI Member’s then current Wireless Parent, the Chief Executive Officer of ACS or the ACS Member’s then current Wireless Parent, and the CEO of the Company. By written notice to the Company and the other Member given at least one Business Day prior to a Board meeting, a Board member may designate an alternate Person to participate in a given Board meeting in such Board Member’s stead.

[b]

The primary function of the Board will be to review and approve the Plans in accordance with the provisions of Article 7 and the other business and technology plans of the Company and its Subsidiaries. In addition, the Board may consider other matters as specifically set forth in this Agreement or as requested by any member of the Board; provided, however, that it is intended that all day-to-day operations of the Company will

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

be carried out by the CEO and the other Officers of the Company. Any member of the Board may request meetings of the Board; provided that the Board is not required to meet more frequently than once during each calendar quarter except in connection with the review and approval of the Plans. At any meeting of the Board, the CEO and other appropriate Officers shall notify and update the Board with respect to the business and affairs of the Company, including any material developments in the business and activities of the Company since the last Board meeting at which such an update was given, and shall notify and update the Board with respect to any major decisions under consideration or expected to be made by the Company.

6.4 Unanimous Vote of Members. The following actions or decisions by (or affecting) the Company or any of its Subsidiaries may be taken or made only upon receipt of the affirmative Vote of all Members and neither the Members nor the CEO or other Officers of the Company or any of its Subsidiaries will have the power or authority to take any such actions or make any such decisions without the affirmative Vote of all Members; provided, that if a Member does not respond to a written request by the Company for approval of a proposal pursuant to this Section 6.4 (a “Member Approval Request”) within ten days following its receipt of such request, such Member will be deemed to have Voted in favor of such proposal:

[a]	A change in the lines of business of the Company or any of its Subsidiaries beyond, or the expansion of the business of the Company or any of its Subsidiaries beyond, the Wireless Business and related or incidental activities;

[b]	The admission of an additional Member to the Company, other than a Permitted Transferee of a Member in accordance with Article 14, or a change to the initial Members’ Equity Interests;

[c]

Incurring, or permitting to exist at any time, any Indebtedness in excess of $5 million in the aggregate (or in any amount from any Member) (“Material Indebtedness”), the granting of a mortgage, deed of trust, pledge or other lien on or security interest in all or any portion of the assets of the Company or any its Subsidiaries to secure the obligations of the Company and its Subsidiaries as debtor under any Material Indebtedness, or guaranteeing the obligations of any other Person other than in the ordinary course of business; provided, however, that [i] the GCI Working Capital Loan and the Company Working Capital Loan shall be deemed to have been approved by the affirmative Vote of all Members and shall not require any additional Vote of the Members (but any material amendments or modifications thereof and any termination thereof that is not in accordance with the terms of the applicable loan agreement shall require the affirmative Vote of all Members in accordance with this Section 6.4), [ii] incurrence of Indebtedness in the ordinary course of business (including vendor financing in connection with purchases of products or construction of facilities) not in excess of $10 million in the aggregate shall not be considered Material Indebtedness requiring the affirmative Vote of all Members, and [iii] incurrence of Indebtedness not in excess of $10 million in the aggregate with a term of less than one year and granting any liens or security interests on any of the Company’s assets in connection therewith shall not be considered Material Indebtedness requiring the affirmative Vote of all Members regardless of amount so long

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

as [x] the Company does not enter into any borrowing arrangement with the intent or expectation that the term of such Indebtedness will be extended, and [y] the Company and its Subsidiaries shall not extend the term of any such Indebtedness beyond one year without obtaining the affirmative Vote of all Members with respect thereto;

[d]	The sale, exchange or other disposition of all or substantially all the consolidated assets of the Company and its Subsidiaries in any transaction or series of related transactions, or any sale of assets of the Company or any of its Subsidiaries, in one transaction or a series of related transactions, [i] having a Fair Market Value in excess of $5 million in the aggregate in any twelve month period or [ii] that would impair any Member’s ability to meet its carrier of last resort regulatory obligations applicable to local exchange carriers under Alaska law in those exchanges identified by community on Exhibit N-1, with respect to the ACS Member, or Exhibit N-2, with respect to the GCI Member, in the case of each of clauses [i] and [ii] other than the disposition of obsolete assets in the ordinary course of business and other than the sale of IRU and other network capacity, including for Wireless Backhaul and Transport, in the ordinary course of the Wireless Business, it being understood that separate sales of assets shall be aggregated and viewed as a single transaction for purposes of this clause [d] to the extent necessary to effectuate the intent and purpose of this clause [d];

[e]	The Company or any of its Subsidiaries entering into any facilities use agreement, reseller agreement, distribution agreement, MVNO agreement or similar agreement pursuant to which the Company or its Subsidiaries will provide Wireless services or plans to any Person, in each case other than the Members pursuant to the Facilities and Network Use Agreement; provided, that the consent of the ACS Member will not be unreasonably withheld, delayed or conditioned with respect to any of the foregoing;

[f]	Any action (including the filing of a U.S. Treasury Form 8832 Entity Classification Election) that would cause the Company to be characterized as an entity other than a partnership for federal income tax purposes or making any other tax elections that would have a material adverse effect on, or affect the tax status of, any Member;

[g]	The voluntary Dissolution of the Company or any of its Subsidiaries (other than a wholly-owned Subsidiary) or the Distribution of assets in kind to any Member upon Liquidation;

[h]	The filing of a voluntary petition that results in a Bankruptcy Event for the Company or any of its Subsidiaries;

[i]	Amending the Certificate or any organizational documents of any Subsidiary of the Company (other than to make any ministerial or administrative changes that would not have a material adverse effect on any Member, such as changing the registered agent or registered office of the Company);

[j]	The merger, conversion, consolidation or other combination of the Company or any of its Subsidiaries with another Person other than the merger of a wholly-owned Subsidiary of the Company with the Company or another wholly-owned Subsidiary of the Company;

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[k]	The appointment of any successor CEO; provided, however, that the ACS Member agrees to approve at least one individual from a list of three or more qualified individuals with appropriate experience (any or all of whom may be GCI employees) proposed by the GCI Member to be appointed as the successor CEO;

[l]	Commencing or settling litigation or arbitration that individually, or together with any other related litigation or reasonably foreseeable claim, involves an amount in excess of $5 million, except with respect to a claim by the Company or any of its Subsidiaries against a Member, or entering any plea of guilty or nolo contendere on behalf of the Company or any of its Subsidiaries in any criminal matter;

[m]	Making any [***] that do not comply with [***];

[n]	[i] Entering into any agreement or transaction with GCI or ACS or any of their respective Affiliates (“Affiliate Transactions”), other than [v] as specifically set forth in this Agreement, [w] Approved Affiliate Transactions, [x] transactions involving the provision of Professional Services to the Company in accordance with the Professional Services Guidelines and capacity purchases made by the Company from GCI pursuant to the Additional Capacity Purchase Agreement, pursuant to which in the aggregate the Company will pay GCI or its Affiliates $10 million or less in the aggregate in any Fiscal Year; provided, that ACS will not unreasonably withhold its consent to the Company making any additional capacity purchases from GCI pursuant to the Additional Capacity Purchase Agreement, [y] transactions involving the provision of Satellite Capacity Services to the Company in accordance with the Satellite Capacity Services Guidelines, and [z] including the Company in a third-party master services agreement or master purchase agreement or similar contract to which GCI or an Affiliate thereof is also a party, but pursuant to which the Company is treated on an equal basis with GCI or its applicable Affiliates who are party thereto, or [ii] terminating any Affiliate Transaction except in accordance with the terms thereof, or modifying or waiving any material provision of any Affiliate Transaction in a manner that is adverse to the Company;

[o]	Making any decisions regarding major technology upgrade plans to be implemented by the Company or any of its Subsidiaries in connection with the Wireless Business; provided, however, that the consent of the ACS Member with respect to any major technology upgrade plan related to the Wireless Business of the Company and its Subsidiaries will not be unreasonably withheld, delayed or conditioned;

[p]	Authorizing, creating, allocating, reserving, issuing or selling any limited liability company interests or any other equity interests or securities, or requesting or accepting any capital contributions in respect of any limited liability company interests or any other equity interests or securities, other than as contemplated by Sections 1.4 and 3.1[a];

[q]	Redeeming or repurchasing any limited liability company interests or any other equity interests or securities of the Company;

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[r]	Creating any Subsidiary of the Company other than a wholly-owned Subsidiary, or transferring any assets of the Company to any Subsidiary other than a wholly-owned Subsidiary, or entering into any joint venture arrangement;

[s]	Changing the name of the Company;

[t]	Lending by the Company, other than supplier and trade receivables in the ordinary course of business;

[u]	[Intentionally omitted];

[v]	As provided in the definition of Fair Market Value;

[w]	Entering into or terminating (except in accordance with the terms of the applicable contract or agreement), or waiving or modifying any material provision of, any contract or agreement to which the Company or any Subsidiary is (intends to become) a party (i) that is not consistent with the Plans in all material respects, or (ii) that includes a financial commitment by the Company or its Subsidiaries in excess of $10 million that would be payable during a period after the end of the current Four Year Plan, in each case excluding backhaul and roaming agreements;

[x]	Entering into or terminating (except in accordance with the terms thereof), or waiving or modifying any material provision of, the Company Working Capital Loan; provided that such consent shall not be required so long as the Company Working Capital Loan: [1] is secured only by collateral permitted by each Member’s lenders, [2] does not contain any provision that would reasonably be expected to affect the timing or amount of any ACS Preferred Distribution other than restrictions upon the payment of such Distributions upon an event of default under the Company Working Capital Loan; and [3] contains financial covenants that are commercially reasonable;

[y]	Declaring or paying any non-cash dividend or other Distribution to Members except as specifically set forth in this Agreement; and

[z]	As provided in Sections 1.6, 2.1[b], 4.13, 7.1[b], 8.1[a], 11.3, 12.1, 13.3 or 14.1[b].

Except as set forth in the preceding provisions of this Section 6.4, all actions by the Members shall be taken by Majority Vote. Each Member is entitled to act in its own best interest (and in its capacity as a member of the Board, the Chief Executive Officer of each such Member is entitled to act in the best interest of the Member of which it is the Chief Executive Officer) with respect to any decisions related to the Company or its Subsidiaries that are to be made by the Members or the Board, including pursuant to this Section 6.4 or pursuant to Section 6.3. Without limiting the foregoing, but subject in the case of the GCI Member to the Standard of Care and in the case of the ACS Member to the implied contractual covenant of good faith and fair dealing, [i] neither the Members in their capacity as such nor their respective Chief Executive Officers in their capacity as members of the Board have any express or implied fiduciary duties to the Company, the other Members or the Board, including that there are no express or implied fiduciary duties based on a Member’s status as a majority owner of the

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Company; and [ii] the corporate law concepts of the duty of loyalty and the duty of care applicable to officers and directors of a corporation, as well as the partnership law duties that a general partner owes to a partnership and its other partners, do not apply to the Members in their capacity as such or to their respective Chief Executive Officers in their capacity as members of the Board.

6.5 Other Activities.

[a]	Except as otherwise provided in Sections 6.5[a], [b] and [c], each Member, and any Affiliate of any Member may engage in (or own interests in) other business ventures of any nature and description, independently or with others, and neither the Company nor any other Member will have any right by virtue of this Agreement in such business venture or its profits, even if such business venture is in direct competition with the Wireless Business of the Company, and no Member or Affiliate of a Member will have any duty or obligation to bring any such opportunities to the Company or any Member or to inform the Company or any Member regarding any such business venture.

[b]	Member, ACS and GCI each agrees to exclusively use, and ACS and GCI each agree to cause their respective controlled Affiliates to exclusively use, the services of the Company to provide Wireless service to any Wireless Device in the State of Alaska. Unless earlier terminated pursuant to the last sentence of the Section 6.5[b], such obligation will continue in the case of the ACS Member, ACS and any controlled Affiliate of ACS, for so long as an Affiliate of ACS is a Member or Transferee. Unless earlier terminated pursuant to the last sentence of this Section 6.5[b], such obligation will continue in the case of the GCI Member, GCI and any controlled Affiliate of GCI, for so long as an Affiliate of GCI is a Member or Transferee. The obligations under this Section 6.5[b] will terminate as to both Members, ACS, GCI and their respective Affiliates [***]. This Section 6.5[b] shall not apply to ACS or any of its Affiliates with respect to any [***] in respect of which the Company has exercised [***].

[c]	Following the Transfer of a Member’s or Transferee’s Ownership Interest, such Member or Transferee agrees that neither it nor its Affiliates (which in the case of the Initial ACS Member includes ACS and its Affiliates and in the case of the Initial GCI Member includes GCI and its Affiliates) [***] in the State of Alaska for a period of [***] after the date of such Transfer (other than as required to meet [***] of such Person applicable to [***]). Notwithstanding the foregoing, if the Transfer of an Ownership Interest is made [i] pursuant to a [***] in which the GCI Member has exercised its [***], the foregoing restriction in this clause [c] shall apply for the lesser of [***] by such restrictions for the benefit of the [***] or [ii] pursuant to the exercise of a CTE Put Right, the foregoing restriction in this clause [c] shall not apply to either Member following exercise of such CTE Put Right.

[d]	Nothing in this Agreement, including this Section 6.5, shall prevent ACS or GCI, or any of their respective Affiliates, from providing Private WiFi or wireless internet service provider (WISP) services.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

ARTICLE 7: ANNUAL BUDGETS AND FOUR YEAR PLANS

7.1 Operation in Accordance with Annual Budgets and Four Year Plans; Financial Objectives.

[a]	To the maximum extent feasible in light of Changing Market Conditions, the Company will be operated in accordance with its Annual Budgets and Four Year Plan or Revised Four Year Plan.

[b]	The Company will take into account the objectives described in this Section 7.1[b] (the “Financial Objectives”) in connection with its adoption of Annual Budgets, Four Year Plans and Revised Four Year Plans. The Company will seek to maximize the total value of the Company as measured by the [***] of its [***]. To the extent possible, the Company will strive to achieve this objective while providing [***] and [***] for [***] to [***] Members. The Company will recognize that the [***] of the Company’s [***] available for [***] Members is important and, while not an absolute requirement, the Company will seek to avoid making total [***] in any Fiscal Year that suppress the Company’s [***] by more than [***]% without the unanimous Vote of the Members. To the extent that alternative Four Year Plans would provide [***], the Company will prefer the Plan that provides the Company [***] and/or more [***] near term [***].

7.2 Initial Four Year Plan and First Year Budgets.

[a]	The Four Year Plan for Fiscal Years 2013 through 2016 is attached to this Agreement as Exhibit F (as the same may be revised pursuant to Article 7, the “Initial Four Year Plan”).

[b]	The Annual Cap Ex Budget for Fiscal Year 2013 is attached to this Agreement as Exhibit G (the “First Year Cap Ex Budget”), and the Annual Operating Budget for Fiscal Year 2013 is attached to this Agreement as Exhibit H (the “First Year Operating Budget” and, together with the First Year Cap Ex Budget, the “First Year Budgets”).

[c]	If the Effective Date occurs prior to January 1, 2013, the CEO will prepare operating and capital expenditures budgets for the remainder of Fiscal Year 2012, which budgets will be generally consistent with the Plans attached to this Agreement as Exhibits F, G and H, taking into account that the operations of the Company have been accelerated to start in Fiscal Year 2012.

[d]	If the Effective Date occurs after January 1, 2013 but during Fiscal Year 2013, the CEO will prepare a revised Initial Four Year Plan so that it covers the period from the Effective Date through December 31, 2016 and will prepare revised First Year Budgets so that they cover the period from the Effective Date through December 31, 2013, which revised Plans will be generally consistent with the Plans attached to this Agreement as Exhibits F, G and H, taking into account that Fiscal Year 2013 will be a partial year.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

7.3 Adoption of Annual Budgets, Revised Four Year Plans and Subsequent Four Year Plans.

[a]	Not later than June 1 of each Fiscal Year, beginning with June 1, 2013, the Company will provide each Member with a projection of products and services it plans to provide in the next Fiscal Year, including any underlying assumptions. Not later than July 1 of each Fiscal Year, beginning with July 1, 2013, each Member will provide the Company with its projection determined in good faith and on a reasonable basis of its Connections and ARPUs for the following Fiscal Year in sufficient detail to allow the Company to incorporate such information into its Annual Budgets for the following Fiscal Year.

[b]	The Company will prepare, in consultation with the Board, and deliver to the Board not later than July 15 of each Fiscal Year beginning with July 15, 2013:

[i]	an Annual Operating Budget and an Annual Cap Ex Budget for the following Fiscal Year, based on the projections of Connections and ARPUs for such Fiscal Year submitted by the Members; and

[ii]	a revised Four Year Plan (including any revised Initial Four Year Plan, a “Revised Four Year Plan”) that reflects appropriate revisions based on such proposed Annual Budgets and Changing Market Conditions.

[c]	On July 15, 2016 and on each four year anniversary of such date, the Company will also prepare and deliver to the Board a new Four Year Plan that begins with the following Fiscal Year, which will be based on past performance of the Company, any projections of Connections and ARPUs submitted by the Members and market conditions. For example, on July 15, 2016 the Company will prepare and deliver to the Board a Four Year Plan that covers Fiscal Years 2017 through 2020 (the “Second Four Year Plan”) and on July 15, 2020, the Company will prepare and deliver to the Board a Four Year Plan that covers Fiscal Years 2021 through 2024.

[d]	Board members may consult with any employee or agent of their respective Affiliates (including such Affiliates, a “Related Party”) in connection with such Board member’s review and consideration of any proposed Plan and may request additional information from the Company in connection with such review and consideration. The provision by a Board member of Company information to a Related Party in connection with the Board member’s review and consideration of any proposed Plan is subject to the Commercially Sensitive Information Policies and Procedures and such Related Party must treat all information provided to it as confidential information that is subject to the provisions of Section 16.20. The GCI Member will be responsible for any breach of Section 16.20 by one of its Related Parties in relation to information provided to it pursuant to this Section 7.3[d], and the ACS Member will be responsible for any breach of Section 16.20 by one of its Related Parties in relation to information provided to it pursuant to this Section 7.3[d].

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[e]	Except as provided in Section 7.4, no Plan (other than the Initial Four Year Plan and the First Year Budgets) will become effective unless and until it is approved by majority vote of the Board. The Board will hold a meeting no later than November 1 of each Fiscal Year for the purpose of voting on each Plan proposed by the Company during such Fiscal Year pursuant to Section 7.3[b] or Section 7.3[c].

[f]	If pursuant to Section 7.4 the unanimous approval of the Board is required with respect to any proposed Plan, any Board member may deliver Notice to the Company and each other Board member (a “Budget Objection Notice”) no later than August 1 of the Fiscal Year in which it received such Plan, which Notice will specify in reasonable detail the objections that such Board member has, including such Board member’s basis for determining that the disputed Plan does not meet the Financial Objectives. If no Budget Objection Notice is timely delivered with respect to a given Plan, such Plan will be deemed to have been unanimously approved by the Board.

[g]	If a Budget Objection Notice is timely delivered, the Board members (in consultation with any Officers of the Company as determined by the CEO) will negotiate in good faith to resolve any objections to the Plans specified in such Budget Objection Notice and to revise the disputed Plans in such manner so that they can be adopted by unanimous approval of the Board. If the Board members do not unanimously approve any Plan that is subject to a Budget Objection Notice by August 31 of the Fiscal Year during which such Budget Objection Notice was delivered, then on September 1 the Company will submit all Plans that remain in dispute to the Designated Budget Dispute Arbitrator for determination in accordance with the terms and procedures specified in the Arbitration Agreement with respect to each aspect of the disputed Plans challenged in a Budget Objection Notice (the “Challenged Aspects”) as to whether such Challenged Aspect is inconsistent with the Financial Objectives, taking into account the disputed Plans as a whole, with instructions to the Designated Budget Dispute Arbitrator to make its determination no later than December 1.

[h]	If the Designated Budget Dispute Arbitrator makes a final determination pursuant to the Arbitration Agreement that one or more Challenged Aspects are inconsistent with the Financial Objectives, taking into account the disputed Plans as a whole, and the Board by majority vote adopts the Designated Budget Dispute Arbitrator’s Recommended Changes, the disputed Plans that included such Challenged Aspects, as revised to fully reflect all the Recommended Changes, shall be deemed approved by unanimous vote of the Board for all purposes of this Agreement. To the extent the Recommended Changes are not made by the Company, then within 30 days following the Designated Budget Dispute Arbitrator’s final determination the Company will revise the disputed Plan and submit the revised Plan to the Board for unanimous approval; provided that if the basis on which a Budget Objection Notice was delivered no longer exists (e.g., a revised Plan meets the Minimum Required FCF Projection) and there exist no other circumstances that would require unanimous Board approval pursuant to Section 7.4, such revised Plan may be approved by majority vote of the Board. If the Designated Budget Dispute Arbitrator issues any Redetermined Recommended Changes pursuant to Section 10(f)(iii) of the Arbitration Agreement, the Company shall make such Redetermined Recommended Changes.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[i]	If an Annual Operating Budget, Four Year Plan or Revised Four Year Plan is not approved pursuant to this Section 7.3 on or before December 31 of the Fiscal Year during which it was provided to the Board, the Company will conduct operations during the following Fiscal Year in accordance with the Annual Operating Budget, Four Year Plan or Revised Four Year Plan, as applicable, proposed by the Company for such Fiscal Year until such time as a new Annual Operating Budget, Four Year Plan or Revised Four Year Plan, as applicable, is approved; provided, however, that any Member may request that the Designated Budget Dispute Arbitrator determine, within 14 days following such request, if any one-time expense item included in the proposed Annual Operating Budget, Four Year Plan or Revised Four Year Plan, as applicable (a “Disputed Expense”), that has not been approved is unreasonable. Pending the Designated Budget Dispute Arbitrator’s decision, the Company will not incur the Disputed Expense; following such decision, the Company will operate in accordance with the Designated Budget Dispute Arbitrator’s decision regarding the Disputed Expense until such time as a new Annual Operating Budget, Four Year Plan or Revised Four Year Plan, as applicable, is approved. If an Annual Cap Ex Budget is not approved pursuant to this Section 7.3 on or before December 31 of the Fiscal Year during which it was provided to the Board, then until such time as a new Annual Cap Ex Budget is approved, the Company will conduct operations during the following Fiscal Year in accordance with the Annual Cap Ex Budget for the prior Fiscal Year, less extraordinary one-time items.

7.4 Circumstances Requiring Unanimous Board Approval of Annual Budgets, Four Year Plans and Revised Four Year Plans.

[a]	Years 1-4 (Fiscal Years 2013-2016)

[i]	Unanimous approval of the Board is required with respect to any revised Initial Four Year Plan and any Annual Budget for Fiscal Years 2014 through 2016 if such revised Initial Four Year Plan or Annual Budget provides for a [***] of the Company of [***] in any single Fiscal Year covered by the Initial Four Year Plan or of [***] the [***] over the entire period covered by the Initial Four Year Plan.

[b]	Years 5-8 (Fiscal Years 2017-2020)

[i]	Subject to Section 7.5, unanimous approval of the Board is required with respect to an Annual Budget for any of Fiscal Years 2017 through 2020 if such Annual Budget forecasts [***] for such Fiscal Year that is [***] the [***] for the last [***] Fiscal Years of the Initial Four Year Period [***] by [***]% per year.

[ii]	Subject to Section 7.5, unanimous approval of the Board is required with respect to the Second Four Year Plan or any revised Second Four Year Plan if the Second Four Year Plan or such revised Second Four Year Plan forecasts [***] the [***] for the last [***] Fiscal Years of the Initial Four Year Period [***] by [***]% per year.

[iii]	Subject to Section 7.5, if [***] for any of Fiscal Years 2017 through 2020 is less than [***] for the last [***] years of the Initial Four Year Period [***] by [***]% per year, then the subsequent Fiscal Year’s Annual Budgets and any revisions to the Second Four Year Plan proposed in connection with such Annual Budgets will require unanimous Board approval.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[c]	Years 9 and Thereafter (Fiscal Years 2021 and Thereafter)

[i]	Subject to Section 7.5, if the Annual Budgets proposed by the Company for Fiscal Year 2021 or any Fiscal Year thereafter forecasts [***] that is less than [***]% of the [***] for the last [***] years of the most recent Four Year Plan that does not include such Fiscal Year (e.g., for the Fiscal Year 2021 the applicable Four Year Plan would be the Second Four Year Plan), then such Annual Budgets will require unanimous Board approval.

[ii]	Subject to Section 7.5, if the Four Year Plan (including any revised Four Year Plan) proposed by the Company for any four year period after the period covered by the Second Four Year Plan forecasts [***] that is less than [***]% of the[***] for the last [***] years of the period covered by the immediately preceding Four Year Plan (e.g., for the four year period from Fiscal Year 2012 through Fiscal Year 2024 the applicable Four Year Plan would be the Second Four Year Plan), then such Four Year Plan (including any revisions thereto) will require unanimous Board approval.

[iii]	Subject to Section 7.5, if actual FCF for Fiscal Year 2021 or any Fiscal Year thereafter is less than [***]% of the [***] for the last [***] years of the period covered by the immediately preceding Four Year Plan (e.g., for the four year period from Fiscal Year 2021 through Fiscal Year 2024 the applicable Four Year Plan would be the Second Four Year Plan), then the Annual Budgets for the following Fiscal Year and any revision to the then current Four Year Plan will be subject to unanimous Board approval.

7.5 GCI Member Right to [***] FCF [***].

[a]

If unanimous approval of the Board is required with respect to a proposed Plan on the basis that such Plan does not meet the [***], the GCI Member will have the option at any time prior to final approval of such Plan (including after such Plan has been submitted to the Designated Budget Dispute Arbitrator) to agree to [***] of its [***] for each Fiscal Year covered by such Plan that does not include the [***] to the [***] so that the [***] for each Fiscal Year covered by such Plan that does not meet the [***] will be not less than the [***] of [***] that the [***] would receive if FCF for such Fiscal Year were equal to [***] (the “[***]). However, the GCI Member may exercise this option only if the [***] for such Fiscal Year, [***] the [***], would be $[***] or [***] below the [***]

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

of [***] that it would receive if the [***]. The option provided for in this Section 7.5[a] is exercisable by the GCI Member delivering to the ACS Member and the Company, at any time prior to final approval of such Plan, an instrument in writing setting forth in reasonable detail its agreement [***] the [***] the [***], and the Company shall honor and make Distributions consistent with such agreement. If the GCI Member exercises the option provided for in this Section 7.5[a], the Company will be deemed to have met the applicable [***] so that unanimous approval of the Board will not be required with respect to the proposed Plan and such Plan will be deemed to have been approved by majority vote of the Board.

[b]	If unanimous approval of the Board is required with respect to a proposed Plan on the basis that the Company did not meet the [***] for the preceding Fiscal Year, the GCI Member will have the option at any time prior to approval of such Plan (including after such Plan has been submitted to the Designated Budget Dispute Arbitrator) to agree to [***] a [***] of its [***] for the current Fiscal Year to the [***] so that the [***] for the current Fiscal Year will be increased by an amount equal to the [***] the [***] of the [***] the [***] for the preceding Fiscal Year and the [***] of [***] that the [***] would have received if [***] had been equal to the [***] for such preceding Fiscal Year (the “[***]” and together with the [***], the “[***]”). However, the GCI Member may exercise this option only if the [***] for the preceding Fiscal Year, [***] the [***], were $[***] or [***] below the [***] of [***] that it would have received if the [***] had[***]. The option provided for in this Section 7.5[b] is exercisable by the GCI Member delivering to the ACS Member and the Company, at any time prior to final approval of such Plan, an instrument in writing setting forth in reasonable detail its agreement [***] the ACS Member the applicable [***], and the Company shall honor and make [***] with such agreement. If the GCI Member exercises the option provided for in this Section 7.5[b], the Company will be deemed to have met the applicable [***] for the preceding Fiscal Year so that unanimous approval of the Board will not be required with respect to the proposed Plan and such Plan will be deemed to have been approved by majority vote of the Board.

[c]	To the extent [***] are [***] to the ACS Member pursuant to this Section 7.5, the [***] the [***] (“[***]”) the [***] of the [***] plus [***] at an [***] of [i] [***] and [ii] the [***] the [***] from [***] the date a [***] of [***] is made to the [***] to (but not including) the date a [***] to the [***] (the “[***]”) in [***] to the extent [***] the [***] that would be required with respect to such Fiscal Year in order for unanimous approval of the Board not to be required pursuant to Section 7.4.

ARTICLE 8: MEETINGS OF MEMBERS; MEETINGS OF THE BOARD

8.1 Meetings of Members. Meetings of the Members, for any purpose or purposes, may be, but are not required to be, called by Members holding more than 50% of the Equity Interests. Without limiting the foregoing, meetings of the Members with respect to those matters that require the affirmative Vote of all Members pursuant to Section 6.4 are not required if the GCI Member or the CEO sends a Member Approval Request to the Members with respect to such matter.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[a]	The CEO may designate any place within Anchorage, Alaska, or such other city as the Members unanimously agree, as the place for any meeting of the Members.

[b]	Notice of any meeting of the Members must be given not less than five Business Days nor more than 30 days before the date of the meeting. Such Notice must state the place, day, and hour of the meeting and the purpose for which the meeting is called. Any Member may waive, in writing, any Notice of a meeting of the Members required to be given to such Member, whether before or after the time stated in such Notice. Any Member who signs minutes of action (or written consent or agreement) will be deemed to have waived any required Notice with respect to such action. For the purpose of determining Members entitled to Notice of or to Vote at any meeting of Members, the date on which Notice of the meeting is first given will be the record date for the determination of Members. Any such determination of Members entitled to Vote at any meeting of Members will apply to any adjournment of a meeting.

[c]	A quorum at any meeting of Members will consist of Members owning more than 75% of the Equity Interests held by all Members. Any meeting of Members at which a quorum is not present may adjourn the meeting to a place, day and hour without further Notice, provided that at such adjourned meeting, the only business that may be conducted are the matters that were set forth in the Notice for the original meeting.

[d]	If a quorum is present at any meeting of the Members, the affirmative Vote of Members holding a majority of the Equity Interests will be the act of the Members, except with respect to those matters set forth in this Agreement that specifically require the unanimous Vote of the Members; provided that in the case of actions requiring the unanimous Vote of the Members, such act is evidenced by a written consent describing the action taken, signed by all Members.

[e]	At any meeting of Members, a Member may Vote in person or by written proxy given to another Person. Such proxy must be signed by the Member or by a duly authorized attorney-in-fact and filed with the Company before or at the time of the meeting. No proxy will be valid after 11 months from the date of its signing unless otherwise provided in the proxy. Attendance at the meeting by the Member giving the proxy will revoke the proxy during the period of attendance.

[f]	The Members may participate in a meeting by means of conference telephone or similar communications equipment by which all Members participating in the meeting can hear each other at the same time. Such participation will constitute presence in person at the meeting and waiver of any required Notice, except when the Member so participates for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

[g]	Any action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by Members owning total Equity Interests sufficient for the particular action as set forth in Article 6 or as set forth elsewhere in this Agreement. Action so taken is effective when sufficient Members approving the action have signed the consent, unless the consent specifies a later effective date.

[h]	Except as expressly provided elsewhere in this Agreement, with respect to any action or decision with respect to the Company or its Subsidiaries that does not expressly require the unanimous Vote of the Members in accordance with this Agreement, the GCI Member may make such decision or Vote in favor of or cause such action to be taken without notice, without calling a meeting of the Members and without evidencing such action in a written consent or other writing.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

8.2 Board Meetings. Meetings of the Board, for any purpose or purposes, may be called by any member of the Board, subject to the limitation set forth in Section 6.3[b].

[a]	Meetings of the Board will be held at the Company’s principal place of business or such other place as all of the members of the Board may agree.

[b]	Notice of any meeting must be given not less than five Business Days nor more than 30 days before the date of the meeting; provided that the Person calling the meeting reasonably takes into consideration the personal schedules of Board members when scheduling meetings. Such Notice must state the place, day, and hour of the meeting and the purpose for which the meeting is called.

[c]	Any member of the Board may waive, in writing, any Notice required to be given to such individual, whether before or after the time stated in such Notice. Any member of the Board who signs minutes of action (or written consent or agreement) will be deemed to have waived any required Notice with respect to such action.

[d]	A quorum at any meeting of the Board will consist of all three members of the Board. All members of the Board will act in good faith and use all reasonable efforts to attend meetings of the Board and to find alternative dates that would allow all members of the Board to participate in a meeting of the Board in order to meet the quorum requirement. Any meeting of the Board at which a quorum is not present may adjourn the meeting to a place, day and hour without further Notice, provided that at such adjourned meeting, the only business that may be conducted are the matters that were set forth in the Notice for the original meeting. If a quorum is present at any meeting of the Board, the affirmative vote of a majority of the members of the Board will be the act of the Board, provided that such act is evidenced by a written consent describing the action taken, signed by a majority of the members of the Board, unless unanimous approval of all members of the Board is required in Article 7 or elsewhere in this Agreement, in which case the affirmative vote of all of the members of the Board will be the act of the Board, provided that such act is evidenced by a written consent describing the action taken, signed by all members of the Board.

[e]

The members of the Board may participate in a meeting by means of conference telephone or similar communications equipment by which all members of the Board participating in the meeting can hear each other at the same time. Such participation will

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

constitute presence in person at the meeting and waiver of any required Notice, except when the Board member so participates for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

[f]	Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by all members of the Board.

ARTICLE 9: OPERATIONAL MATTERS

9.1 Option to Accelerate Capital Investment.

[a]	If a Member desires the Company to make a capital investment the cost of which is $[***] or less, such Member (the “Investing Member”) will have the option to send Notice to the Company and the other Member (an “Accelerated Capital Investment Notice”) that it desires the Company to make such capital investment (the “Accelerated Capital Investment”) and specifying its proposed time period and other material terms and conditions for the Accelerated Capital Investment to be made. In [***] a [***] Accelerated Capital Investment Notice [***].

[b]	Within 30 days following its receipt of an Accelerated Capital Investment Notice, the Company will send Notice to the Investing Member stating either [i] that the Company will make the Accelerated Capital Investment on its own behalf within the time period proposed and on the other material terms and conditions set forth in such Accelerated Capital Investment Notice, or [ii] that the Company will not make the Accelerated Capital Investment within the time period proposed in such Notice but consents to the Investing Member making such Accelerated Capital Investment in accordance with this Section 9.1 (“Option 2”), or [iii] that the Company will not make the Accelerated Capital Investment but does not consent to the Investing Member making such Accelerated Capital Investment; provided, that the Company’s consent pursuant to this Section 9.1[b][iii] may be not be unreasonably withheld; provided further that, without limitation, [x] it will not be unreasonable for the Company to withhold its consent to a proposed Accelerated Capital Investment if such investment is inconsistent with the technology standards or the manufacturer selections of the Company and [y] it will be unreasonable for the Company to withhold its consent to a proposed Accelerated Capital Investment solely on the basis that such investment is not provided in the Plan or has costs that are included in the Investing Member’s Cost.

[c]	If Option 2 is exercised by the Company, the Investing Member and the Company will enter into an agreement pursuant to which the Company will design, install, integrate and operate the Accelerated Capital Investment at the Investing Member’s expense (the amount so paid by the Investing Member, the “Investing Member’s Cost”), on the terms and conditions set forth in the Accelerated Capital Investment Notice.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[d]	At any time following completion of an Accelerated Capital Investment pursuant to Section 9.1[c], the non-investing Member (the “Non-Investing Member”) may send Notice to the Investing Member and the Company that the Non-Investing Member also desires to use the Accelerated Capital Investment. If the Non-Investing Member sends such a Notice, the Investing Member and the Non-Investing Member will negotiate in good faith to reach agreement on a reasonable monthly user fee and other terms for access by the Non-Investing Member to the Accelerated Capital Investment. For the avoidance of doubt, the use of any Accelerated Capital Investment by the Investing Member or the Non-Investing Member is subject to the provisions of Section 6.5.

[e]	The Company will have the exclusive option at any time, exercisable by sending Notice to both Members, to acquire the Accelerated Capital Investment at an amount equal to the [***] at [***] of the [***] of [i] [***] and [ii] the [***] or, if the Company and the Investing Member reach agreement on a different price within 15 days following the Company’s exercise of such option, at such agreed price (as applicable, the “ACI Purchase Price”); provided, that if the Investing Member and the Non-Investing Member enter into an agreement pursuant to Section 9.1[d], the Company will be obligated to acquire the Accelerated Capital Investment at the ACI Purchase Price within [***] years from the date the Accelerated Capital Investment is placed in service or the date that the Non Investing Member begins using the Accelerated Capital Investment, whichever is later, with the [***] period referenced above beginning on the date that the Company sends Notice it is acquiring the Accelerated Capital Investment.

[f]	A Member’s right to use an Accelerated Capital Investment for its individual benefit will terminate at such time as the Company acquires such investment.

9.2 Request for Wireless Device Approval.

[a]	At any time after the Effective Date, either Member may send Notice to the Company and the other Member requesting the Company to approve, in accordance with the Company’s reasonable written Wireless Device approval standards, a Wireless Device that the Company has otherwise elected not to consider for approval or has not yet approved.

[b]	The Company shall not be required to change its written Wireless Device approval standards when considering a request for Wireless Device approval; however, such approval shall not be unreasonably withheld.

[c]	The Member that makes a request pursuant to Section 9.2[a] will reimburse the Company for the Company’s reasonable costs associated with considering approval of the Wireless Device, whether or not the Wireless Device is approved, with the Company’s costs for this purpose being an amount equal to the Company’s direct out-of-pocket costs incurred in connection with such approval process plus the fully loaded labor costs per hour of those employees of the Company engaged in such approval process; provided, that if the Wireless Device is approved pursuant to this Section 9.2 and the non-requesting Member also subsequently sells such Wireless Device, it shall so notify the Company and the requesting Member, and the Company shall then reimburse the requesting Member for the approval costs it previously paid to the Company.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

9.3 Facilities and Network Use Agreement. On the Effective Date, the Company will enter into a contract with ACS and GCI in the form attached hereto as Exhibit J (the “Facilities and Network Use Agreement”). Neither Member is authorized to use the Company Network except in accordance with the Facilities and Network Use Agreement.

9.4 Connection Attrition Adjustments.

[a]	The forecast of the Average Connections of ACS covered by the Facilities and Network Use Agreement during each of the Fiscal Years set forth below in this Section 9.4[a] (the “ACS Forecast Average Connections”) is as follows:

Fiscal Year	Average Connections

2013	[***]
2014	[***]
2015	[***]
2016	[***]

; in each case, less an amount equal to the ACS Forecast Reduction Connections (as so adjusted, the “Adjusted ACS Forecast Average Connections”), and in each case the Adjusted ACS Forecast Average Connections will be [***] by the applicable Service Area [***] (as so adjusted, the “Final Adjusted ACS Forecast Average Connections”).

[b]	If the actual Average Connections of ACS under the Facilities and Network Use Agreement for any Fiscal Year set forth in Section 9.4[a] (the “ACS Actual Average Connections”) are less than the Final Adjusted ACS Forecast Average Connections for such Fiscal Year, then the Distributions to be made to the ACS Member under Section 5.1 will be reduced by an amount (the “ACS Annual Connection Shortfall Adjustment”) equal to the [***] [i] $21,800,000 and [ii] [A] the difference between [x] [***] for such Fiscal Year, and [y] the ACS Actual Average Connections for such Fiscal Year, multiplied by [B] $[***]. [***] of the amount of any reduction to the Distributions to be made to the ACS Member pursuant to the immediately preceding sentence plus [***] on such amount at the [***] of the [***] will be made to the Distributions to be made under Section 5.1[a] or Section 5.1[c] for the next succeeding four quarters after the ACS Annual Connection Shortfall Adjustment is determined until the Distributions made to the ACS Member under Section 5.1[a] or Section 5.1[c] have been [***] the [***] of each ACS Annual Connection Shortfall Adjustment [***] the [***]. If, at the end of the Preference Period, the Distributions to be made to the ACS Member under Section 5.1[a] or Section 5.1[c] have not been reduced by the cumulative amount of all ACS Annual Connection Shortfall Adjustments, then any Distributions to be made to the ACS Member under Section 5.1[f] will be reduced by the remaining cumulative amount of all ACS Annual Connection Shortfall Adjustments.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[c]	In addition to any ACS Annual Connection Shortfall Adjustments made under Section 9.4[b], a [***] and [***] will be made with respect to ACS Average Connections and GCI Average Connections for [***] in accordance with the following provisions:

[i]	An amount (the “ACS [***] Connection Adjustment”) equal to the excess of [A] the Final Adjusted ACS Forecast Average Connections for Fiscal Year [***], over [B] the ACS Actual Average Connections for Fiscal Year [***], if any, will be multiplied by $[***], provided that (for the avoidance of doubt) if the excess of [A] over [B] is zero or a negative number, then the ACS [***] Connection Adjustment will be zero and provided further that if the aggregate amount of all ACS Annual Connection Shortfall Adjustments and the ACS [***] Connection Adjustment would exceed $21,800,000, then the ACS [***] Connection Adjustment will be an amount equal to $21,800,000 minus the sum of all ACS Annual Connection Shortfall Adjustments.

[ii]	An amount (the “GCI [***] Connection Adjustment”) equal to the excess of [A] an amount equal to [x] [1] [***] (which is the forecast of the Average Connections of GCI under the Facilities and Network Use Agreement for Fiscal Year [***]), minus [2] the aggregate number of ACS Forecast Reduction Connections, [***] [y] the applicable [***], over [B] the actual Average Connections of GCI under the Facilities and Network Use Agreement for Fiscal Year [***], if any, will be multiplied by $[***], provided that (for the avoidance of doubt) if the excess of [A] over [B] is zero or a negative number, then the GCI [***] Connection Adjustment will be zero and provided further that the maximum amount of the GCI [***] Connection Adjustment will be $21,800,000.

[iii]	If the ACS [***] Connection Adjustment is greater than the GCI [***] Connection Adjustment, then the Distributions to be made to the ACS Member under Section 5.1 will be reduced by an amount equal to the difference between the ACS [***] Connection Adjustment and the GCI [***] Connection Adjustment (the “Net ACS [***] Connection Adjustment”). Any reduction to the Distributions to be made to the ACS Member pursuant to the immediately preceding sentence will be made to the Distributions to be made under Section 5.1[f] for the next succeeding quarter or quarters after the Net ACS [***] Connection Adjustment is determined until the Distributions made to the ACS Member under Section 5.1[f] have been reduced by the full amount of the Net ACS [***] Connection Adjustment, and any reduction to the Distributions to be made to the ACS Member under Section 5.1[f] will be added to and will increase the Distributions to be made to the GCI Member under Section 5.1[f].

[iv]

If the GCI [***] Connection Adjustment is greater than the ACS [***] Connection Adjustment, then the Distributions to be made to the GCI Member under Section 5.1 will be reduced by an amount equal to the difference between the GCI [***] Connection Adjustment and the ACS [***] Connection Adjustment (the “Net GCI [***] Connection Adjustment”). Any reduction to the

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Distributions to be made to the GCI Member pursuant to the immediately preceding sentence will be made to the Distributions to be made under Section 5.1[f] for the next succeeding quarter or quarters after the Net GCI [***] Connection Adjustment is determined until the Distributions made to the GCI Member under Section 5.1[f] have been reduced by the full amount of the Net GCI [***]Connection Adjustment, and any reduction to the Distributions to be made to the GCI Member under Section 5.1[f] will be added to and will increase the Distributions to be made to the ACS Member under Section 5.1[f].

[d]

If the Company intends to take any action in connection with managing its network (including any network integration or call site rationalization) that the Company knows or reasonably anticipates will result in Wireless service being permanently eliminated in a particular geographic service area that was served by any Connections to the Company’s network immediately prior to such action (an “Intentional Service Area Elimination”), the Company will notify each Member in writing at least 30 days prior to such Intentional Service Area Elimination (a “Service Area Elimination Company Notice”). Any Member may contact the Company to discuss potential alternatives to avoid any planned Intentional Service Area Elimination. If the Company and the Members do not mutually agree on an alternative to avoid any planned Intentional Service Area Elimination within 30 days, the Company will agree to extend the date on which the planned Intentional Service Area Elimination will occur for a period of up to ten Business Days if requested by any Member to provide such Member an opportunity to notify affected customers. If the Company takes any action in connection with managing its network that results in Wireless service being permanently eliminated in a particular geographic service area that was served by the Company’s network immediately prior to such action that results in Connections unintentionally losing Wireless service (an “Unintentional Service Area Elimination”), any Member may notify the Company in writing that such Unintentional Service Area Elimination has resulted in some of its Connections losing Wireless service (a “Service Area Elimination Member Notice”). The Company will have 30 days after receipt of a Service Area Elimination Member Notice to take actions necessary to restore Wireless service to all or any part of the geographic service area that was affected by an Unintentional Service Area Elimination (the “SAE Cure Period”). To the extent that the Company does not restore Wireless service to any geographic service area affected by an Unintentional Service Area Elimination during the SAE Cure Period or if the Company implements an Intentional Service Area Elimination, the Company will calculate the proportionate decrease in the population served by the Company’s network as a result of each Service Area Elimination, which will [***] [i] [***] will [***] [A] the reported population in all geographic service areas covered by the Company’s network immediately prior to such Service Area Elimination [***] [B] the reported population in any geographic service area to which Wireless service was eliminated as a result of such Service Area Elimination and not restored during the SAE Cure Period, if applicable, and [ii] [***] will be the reported population in all geographic service areas covered by the Company’s network immediately prior to such Service Area Elimination (the “Service Area [***]”). The Company will calculate the Service Area [***] on a cumulative basis on the date each Intentional Service Area Elimination occurs, or at the end of each SAE Cure Period, as applicable, if more than one Service Area Elimination occurs. The

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Company will notify each Member in writing of the applicable Service Area [***] within ten Business Days after the date on which any Intentional Service Area Elimination occurs or the end of each SAE Cure Period, as applicable. The Company will not be required to calculate a Service Area Elimination Percentage at any time after the later of [i] the Connection Maintenance Measurement Date, and [ii] [***].

[e]	From the Effective Date until the fourth anniversary of the Effective Date, each of ACS and GCI agrees that it will, and will cause its applicable Affiliates to, continue conducting reasonable marketing and sales efforts with respect to the operation of such Person’s retail Wireless service offerings in a manner consistent with the Four Year Plan.

[f]	Example calculations of the connection attrition adjustments set forth in this Section 9.4 are set forth on Exhibit M for illustrative purposes only.

9.5 Connection Maintenance Adjustments.

[a]	If a Transfer of an Ownership Interest occurs prior to the [***] of the Effective Date other than a Transfer pursuant to Section 14.3[a] or [b] (such Transfer being a “Connection Maintenance Transfer” and the effective date of such Transfer as determined pursuant to Section 14.4 being the “Connection Maintenance Transfer Date”), a one-time calculation and adjustment will be made with respect to ACS Connections and GCI Connections in accordance with the following provisions; provided, however, that if more than one Transfer occurs that would constitute a Connection Maintenance Transfer, the provisions of this Section 9.5 will apply only with respect to the first Connection Maintenance Transfer that occurs.

[i]	The Connections of ACS under the Facilities and Network Use Agreement as of the last day of the calendar month immediately preceding the Connection Maintenance Transfer Date will be multiplied by [***]%, and such amount will then be multiplied by the applicable Service Area [***] (the “ACS Transfer Date Connections”).

[ii]	The Connections of GCI under the Facilities and Network Use Agreement as of the last day of the calendar month immediately preceding the Connection Maintenance Transfer Date will be multiplied by [***]%, and such amount will then be multiplied by the applicable Service Area [***] (the “GCI Transfer Date Connections”).

[iii]

The excess of [A] the ACS Transfer Date Connections, over [B] Connections of ACS under the Facilities and Network Use Agreement (which shall refer to the successor to the Connections of ACS under the Facilities and Network Use Agreement if the ACS Member is the Transferor in the Connection Maintenance Transfer) on the earlier of [X] the last day of the calendar month immediately preceding [***] of the [***] and [Y] the last day of the calendar month immediately preceding the [***] of the Effective Date (the earlier of [X] and [Y] being the “Connection Maintenance Measurement Date”), if any, will be

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

multiplied by $[***] (the “ACS Connection Maintenance Adjustment”); provided that (for the avoidance of doubt) if the excess of [A] over [B] is zero or a negative number, then the ACS Connection Maintenance Adjustment will be zero and provided further that the maximum amount of the ACS Connection Maintenance Adjustment will be $[***].

[iv]	The excess of [A] the GCI Transfer Date Connections over [B] the Connections of GCI under the Facilities and Network Use Agreement (which shall refer to the successor to the Connections of GCI under the Facilities and Network Use Agreement if the GCI Member is the Transferor in the Connection Maintenance Transfer) on the Connection Maintenance Measurement Date, if any, will be multiplied by $[***] (the “GCI Connection Maintenance Adjustment”); provided that (for the avoidance of doubt) if the excess of [A] over [B] is zero or a negative number, then the GCI Connection Maintenance Adjustment will be zero and provided further that the maximum amount of the GCI Connection Maintenance Adjustment will be $[***].

[v]	If the ACS Connection Maintenance Adjustment is greater than the GCI Connection Maintenance Adjustment, then the Distributions to be made to the ACS Member (or the Transferee of the ACS Member, if applicable) under Section 5.1[f] will be reduced by an amount equal to the difference between the ACS Connection Maintenance Adjustment and the GCI Connection Maintenance Adjustment (the “Net ACS Connection Maintenance Adjustment”), and the amount of the Net ACS Connection Maintenance Adjustment will be added to and will increase the Distributions to be made to the GCI Member (or the Transferee of the GCI Member, if applicable) under Section 5.1[f]. Any reduction to the Distributions to be made to the ACS Member (or its Transferee, as applicable), and any corresponding increases to Distributions to be made to the GCI Member (or its Transferee, as applicable), pursuant to the immediately preceding sentence will be made to the Distributions to be made under Section 5.1[f] for the next succeeding quarter or quarters after the Net ACS Connection Maintenance Adjustment is determined until the Distributions made to the ACS Member (or its Transferee, as applicable) under Section 5.1[f] have been reduced by the full amount of the Net ACS Connection Maintenance Adjustment.

[vi]

If the GCI Connection Maintenance Adjustment is greater than the ACS Connection Maintenance Adjustment, then the Distributions to be made to the GCI Member (or the Transferee of the GCI Member, if applicable) under Section 5.1[f] will be reduced by an amount equal to the difference between the GCI Connection Maintenance Adjustment and the ACS Connection Maintenance Adjustment (the “Net GCI Connection Maintenance Adjustment”), and the amount of the Net GCI Connection Maintenance Adjustment will be added to and will increase the Distributions to be made to the ACS Member (or the Transferee of the ACS Member, if applicable) under Section 5.1[f]. Any reduction to the Distributions to be made to the GCI Member (or its Transferee, as applicable), and any corresponding increases to Distributions to be made to the ACS Member

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

(or its Transferee, as applicable), pursuant to the immediately preceding sentence will be made to the Distributions to be made under Section 5.1[f] for the next succeeding quarter or quarters after the Net GCI Connection Maintenance Adjustment is determined until the Distributions made to the GCI Member (or its Transferee, as applicable) under Section 5.1[f] have been reduced by the full amount of the Net GCI Connection Maintenance Adjustment.

9.6 Network Capacity Purchases.

[a]	The Company will purchase network capacity from ACS and GCI as required for the operation of the Company’s network for its Wireless Business (“Member Network Capacity Purchases”). Member Network Capacity Purchases may be made at any time. All Member Network Capacity Purchases will be subject to the Acceptable Use Policy attached hereto as Exhibit K.

[b]	[***] will [***] the [***] with the [***] for [***] as [***] to any [***] that [***] from [***] of a [***] and [***]. ACS will provide to the Company, on June 30 and December 31 of each year, a certificate signed by its chief financial officer certifying that [***] at [***] it [***] to [***] with this [***] at [***] the [***].

[c]	[***] will [***] the [***] with the [***] for [***] as [***] to any [***] that [***] from [***] of a [***] and [***]. GCI will provide to the Company, on June 30 and December 31 of each year, a certificate signed by its chief financial officer certifying that [***] at [***] it [***] to [***] with this [***] at [***] the [***].

[d]	Member Network Capacity Purchases will be made by the Company in accordance with the terms and provisions of the Additional Capacity Purchase Agreement and will be subject to Section 6.4[n][x].

[e]	Either ACS or GCI can decline to accept a proposed Member Network Capacity Purchase available to the Company along a requested route due to network capacity limitations.

9.7 Option Regarding Fixed Wireless Facilities.

[a]	If a Member desires the Company to construct a fixed Wireless facility that would support a fixed Wireless service to qualify for [***] or [***] or [***], the cost of which is $[***] or [***], such Member (the “Requesting Member”) will have the option to send Notice to the Company and the other Member (a “Fixed Wireless Facility Notice”) that it desires the Company to construct such facility (the “Fixed Wireless Facility Investment”) and specifying its proposed time period and other material terms and conditions for the Fixed Wireless Facility Investment to be made. In no event may a Member send more than [***] Fixed Wireless Facility Investment during any [***] period.

[b]

Within 30 days following its receipt of a Fixed Wireless Facility Notice, the Company will send Notice to the Requesting Member stating either [i] that the Company will make the Fixed Wireless Facility Investment on its own behalf within the time period proposed

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

and on the other material terms and conditions set forth in such Fixed Wireless Facility Notice, or [ii] that the Company will not make the Fixed Wireless Facility Investment within the time period proposed in such Notice but consents to the Requesting Member making such Fixed Wireless Facility Investment in accordance with this Section 9.7 (“FWF Option 2”), or [iii] that the Company will not make the Fixed Wireless Facility Investment but does not consent to the Requesting Member making such Fixed Wireless Facility Investment (“FWF Option 3”); provided, that the Company’s consent pursuant to this Section 9.7[b][iii] may be not be unreasonably withheld; provided further that, without limitation, [x] it will not be unreasonable for the Company to withhold its consent to a proposed Fixed Wireless Facility Investment if such investment would be disruptive to the Company, is inconsistent with the technology standards or the manufacturer selections of the Company, or the services to be offered in connection with the Fixed Wireless Facility Investment would not allow the Company to recover its operating costs associated with the Fixed Wireless Facility Investment, and [y] it will be unreasonable for the Company to withhold its consent to a proposed Fixed Wireless Facility Investment solely on the basis that such investment is not provided in the Plan or has costs that are included in the Requesting Member’s Cost.

[c]	If FWF Option 2 is exercised by the Company, the Requesting Member and the Company will enter into an agreement pursuant to which the Company will design, install, integrate and operate the Fixed Wireless Facility Investment at the Requesting Member’s expense (the amount so paid by the Requesting Member, the “Requesting Member’s Cost”), on the terms and conditions set forth in the Fixed Wireless Facility Notice.

[d]	At any time following completion of a Fixed Wireless Facility Investment pursuant to Section 9.7[c], the non-requesting Member (the “Non-Requesting Member”) may send Notice to the Requesting Member and the Company that the Non-Requesting Member also desires to use the Fixed Wireless Facility Investment. If the Non-Requesting Member sends such a Notice, the Requesting Member and the Non-Requesting Member will negotiate in good faith to reach agreement on a reasonable monthly user fee and other terms for access by the Non-Requesting Member to the Fixed Wireless Facility Investment. For the avoidance of doubt, the use of any Fixed Wireless Facility Investment by the Requesting Member or the Non-Requesting Member is subject to the provisions of Section 6.5.

[e]	The Company will have the exclusive option at any time, exercisable by sending Notice to both Members, to acquire the Fixed Wireless Facility Investment at an amount equal to the [***] plus [***] at an [***] the [***] of [i] [***] and [ii] [***] or, if the Company and the Requesting Member reach agreement on a different price within 15 days following the Company’s exercise of such option, at such agreed price (as applicable, the “FWF Purchase Price”); provided, that if the Requesting Member and the Non-Requesting Member enter into an agreement pursuant to Section 9.7[d], the Company will be obligated to acquire the Fixed Wireless Facility Investment at the FWF Purchase Price within [***] from the date the Fixed Wireless Facility Investment is placed in service or the date that the Non Requesting Member begins using the Fixed Wireless Facility Investment, whichever is later, with the [***] period referenced above beginning on the date that the Company sends Notice it is acquiring the Fixed Wireless Facility Investment.

[f]	A Member’s right to use a Fixed Wireless Facility Investment for its individual benefit will terminate at such time as the Company acquires such investment.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

ARTICLE 10: LIABILITY OF A MEMBER; STANDARD OF CARE; INDEMNIFICATION; AND EXCULPATION

10.1 Limited Liability. Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company (whether arising in contract, tort or otherwise) will be solely the debts, obligations and liabilities of the Company, no Member (including any Person who formerly held such status) is liable or will be obligated personally for any such debt, obligation or liability of the Company solely by reason of such status, and the Company will indemnify each of the foregoing Persons with respect to Indemnified Losses incurred by such Person in connection with any Proceeding to which such Person is made a party or is threatened to be made a party based solely on such status. No individual trustee, officer, director, shareholder, member, partner, manager, employee, agent or attorney of any entity Member, in its individual capacity as such, will have any personal liability for the performance of any obligation of such Member under this Agreement solely by reason of such status.

10.2 Capital Contributions. Each Member is liable to the Company for any Capital Contribution or Distribution that has been wrongfully or erroneously returned or made to such Person in violation of the Act, the Certificate or this Agreement.

10.3 Capital Return. If any Member receives a Distribution that was wrongfully or erroneously made by the Company, the Member will have no liability under the Act or other applicable law for the amount of the Distribution after the expiration of three years from the date of the Distribution, unless an action to recover the Distribution from the Member is commenced within the period provided for in the Act and an adjudication of liability against the Member is made in such action. The amount of any Distribution returned to the Company by a Member or paid by a Member for the account of the Company or to a creditor of the Company will be added to the account or accounts from which it was subtracted when it was distributed to the Member.

10.4 Reliance. Each Member will be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements by [a] any of the Company’s other Members, employees or committees or [b] any other Person who has been selected with reasonable care as to matters that such Person reasonably believes are within such other Person’s professional or expert competence. Matters as to which such reliance may be made include the value and amount of assets, liabilities, Income and Losses of the Company, as well as other facts pertinent to the existence and amount of assets from which Distributions to Members might properly be made.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

10.5 Standard of Care.

[a]	The only duty owed by the GCI Member to the Company and the ACS Member is to refrain in managing the business and affairs of the Company (to the extent not delegated to the CEO or requiring approval by the unanimous Vote of the Members) and winding up the business and affairs of the Company from engaging in grossly negligent or reckless conduct, intentional misconduct, a knowing violation of the law or a transaction in which GCI or its Affiliates knowingly receive an improper benefit that is to the detriment of the Company and to refrain from breaching the implied contractual covenant of good faith and fair dealing (the “Standard of Care”). It is expressly acknowledged by the Company and the Members that all other express or implied fiduciary duties of the GCI Member to the Company and/or to the ACS Member are expressly disclaimed to the maximum extent permitted by law, and that the GCI Member does not violate the Standard of Care solely because the GCI Member’s conduct furthers the GCI Member’s own interest. Without limiting the foregoing, in no event will the following be deemed to be a violation of the Standard of Care by the GCI Member: [i] the good faith exercise by the GCI Member or any of its Affiliates of their rights under any Approved Affiliate Transaction or other transaction permitted by Section 6.4[n], or the performance by them of their obligations in relation to such agreements or transactions, or [ii] the good faith exercise by the GCI Member or any of its Affiliates of their rights under this Agreement (including the taking of any action that is permitted by Section 6.5), the Contribution Agreement or any Ancillary Agreement or [iii] any action that is authorized by the unanimous Vote of the Members following full disclosure.

[b]	No Member owes duties of any nature to any Transferee who is not admitted as a Member.

[c]	If the ACS Member reasonably believes that the GCI Member has breached the Standard of Care in relation to the Company and the Company has not brought a claim against the GCI Member with respect to such breach, the ACS Member may send written notice to the CEO specifying in reasonable detail the alleged breach of the Standard of Care and if the CEO does not subsequently agree to cause the Company to bring such claim, the ACS Member may, on behalf of the Company, bring such claim against the GCI Member pursuant to the dispute resolution provisions provided for in Article 15. As specified in Section 11 of the Arbitration Agreement, if the Arbitrator determines in a proceeding initiated by the ACS Member that [i] the GCI Member has not breached the Standard of Care, the ACS Member will pay the Company’s and the GCI Member’s Individual Fees and Expenses and any Arbitrator’s Expenses paid by such Persons in connection with such claim or [ii] the GCI Member has breached the Standard of Care, the GCI Member will pay the Company’s and the ACS Member’s Individual Fees and Expenses and any Arbitrator’s Expenses paid by such Persons in connection with such claim.

[d]	The CEO and each Officer shall be a fiduciary and shall have the same fiduciary duties to the Members and the Company as the chief executive officer and other officers of a Delaware corporation have to the corporation and its stockholders under the Delaware General Corporation Law.

[e]	Neither Member, in its capacity as such, shall exercise its voting rights pursuant to this Agreement in favor of any action that would reasonably be expected to result in the Company breaching any of its obligations under this Agreement; it being acknowledged that the foregoing is not intended to make either Member a guarantor of the Company’s obligations under this Agreement.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

10.6 Exculpation. Neither Member will be liable to the Company or to any other Member or Transferee for any losses, damages, expenses or liabilities on account of any act or omission, unless such act or omission [a] in the case of the GCI Member, constitutes a breach of the Standard of Care or [b] in the case of any Member, a violation of the implied contractual covenant of good faith and fair dealing.

10.7 Indemnification. The Company will indemnify the Members from and against all Indemnified Losses incurred by such Member in connection with any Proceeding to which such Member is made a party or is threatened to be made a party because such Person was a Member or acted or failed to act with respect to the business or affairs of the Company, to the extent that [a] such action or failure did not constitute a violation of the implied contractual covenant of good faith and fair dealing and [b] with respect to the GCI Member, the GCI Member, in such action or failure to act, did not breach the Standard of Care.

10.8 Expense Advancement. With respect to the reasonable expenses incurred by a Member when such Member is a party to a Proceeding, the Company will provide funds to such Member in advance of the final disposition of the Proceeding if [a] in the case of the GCI Member, the GCI Member furnishes the Company with the GCI Member’s written affirmation of a good faith belief that it has met the Standard of Care and in the case of the ACS Member, the ACS Member furnishes the Company with the ACS Member’s written affirmation of a good faith belief that it has not breached the implied contractual covenant of good faith and fair dealing, and [b] in the case of the GCI Member, the GCI Member agrees in writing to repay the advance if it is determined in an arbitration under the Arbitration Agreement that it has not met the Standard of Care, and in the case of the ACS Member, the ACS Member agrees in writing to repay the advance if it is determined in an arbitration under the Arbitration Agreement that it has breached the implied contractual covenant of good faith and fair dealing.

10.9 Insurance. The indemnification provisions of this Article do not limit Member’s or any other Person’s right to recover under any insurance policy maintained by the Company. If, with respect to any loss, damage, expense or liability described in Section 10.7, a Member or any other Person receives an insurance policy indemnification payment, which, together with any indemnification payment made by the Company, exceeds the amount of such loss, damage, expense or liability, then the Member or such other Person will immediately repay such excess to the Company.

10.10 Indemnification of Others. The Company shall indemnify and advance expenses to each member of the Board and each manager, member, partner, owner, officer, employee or agent of the Members to the same extent as the Company is obligated to indemnify and advance expenses to the Members. The Company may also indemnify and advance expenses to any Officer, employee or agent of the Company to the same extent as (or to a greater or lesser extent than) the Company is obligated to indemnify and advance expenses to the Members.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

ARTICLE 11: ACCOUNTING AND REPORTING

11.1 Fiscal Year. For income tax and accounting purposes, the fiscal year of the Company (the “Fiscal Year”) is the period commencing on January 1 of each year and ending on December 31 of such year (unless otherwise required by the Code), but the first Fiscal Year will begin on the Effective Date and the last Fiscal Year will end on the date on which the Company is terminated.

11.2 Accounting Method. For both book accounting and income tax purposes, the Company will use the accrual method of accounting (unless otherwise required by the Code). The Company will prepare and maintain its financial books and records in accordance with GAAP.

11.3 Tax Classification. Notwithstanding any other provision of this Agreement, neither the Company nor any Member may take any action (including the filing of a U.S. Treasury Form 8832 Entity Classification Election) that would cause the Company to be characterized as an entity other than a partnership for federal income tax purposes without the affirmative unanimous Vote of the Members.

11.4 Tax Filings. The Company will use all reasonable efforts to cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code, as well as all other tax returns required in each jurisdiction in which the Company does business, and will cause all tax information related to the Company required by a Member in order to file its own tax returns to be provided to such Member in a timely manner. The Company will provide draft copies of all such income tax returns of the Company to each Member at least 30 days prior to filing, taking into account any extensions of the Company’s obligation to file. In the event that a Member has any questions or objections to the draft income tax returns, it shall provide such questions or objections to the Company in writing and in reasonable detail within ten days following its receipt of such returns and the Company shall provide each Member with any additional information reasonably requested by such Member. One or more knowledgeable representatives of the Company and each Member shall promptly discuss any objections to reach a consensus on the filing of such tax return. The Company shall file for any available extension provided by law for the filing of the Company’s return to permit time to reach a resolution of any such dispute. Upon written request by any Member, the Company shall retain a national accounting firm (other than the Company’s regular accounting firm) to determine how the tax return should be filed based on the objections raised by the disputing Member in its written notice. The cost of such accounting firm shall be paid by the disputing Member if such firm agrees with the tax returns as prepared by the Company or by the Company if such firm agrees with the disputing Member’s proposed changes.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

11.5 Company Reports. The Company will provide the following information to each Member at the same time:

[a]	Annual Reports. As soon as practicable and in any event within 40 days after the end of each Fiscal Year, a preliminary consolidated balance sheet as of the end of such Fiscal Year and a preliminary consolidated statement of operations, preliminary consolidated statement of Members’ equity and a preliminary consolidated statement of cash flows of the Company for such Fiscal Year, all prepared in conformity with GAAP, and, as soon as practicable and in any event within 67 days after the end of each Fiscal Year, the final versions of such financial statements, together with a report on such financial statements from a nationally recognized independent registered public accounting firm stating that such statements are prepared and fairly stated in all material respects in conformity with GAAP;

[b]	Quarterly Reports. As soon as practicable and in any event within 15 Business Days after the end of each quarter close of the Company (except the last quarter of the Company’s Fiscal Year), a preliminary unaudited consolidated balance sheet as of the end of such fiscal quarter, and a preliminary unaudited consolidated statement of operations and a preliminary unaudited consolidated statement of cash flows of the Company and its Subsidiaries for such quarter, all prepared in conformity with GAAP with the final versions of such quarterly reports to be delivered within 37 days after the end of each such quarter close and to be accompanied by a certification from the chief financial officer of the Company as to the accuracy of such statements;

[c]	Certifications.

[i]	As soon as practicable and in any event within 70 days after the end of each Fiscal Year, any certifications, assessments, reports and attestations reasonably requested by a Member that are necessary for such Member to meet any obligations that it has under the Sarbanes-Oxley Act of 2002 in relation to its Ownership Interest in the Company;

[ii]	Within 90 days following the end of each Fiscal Year, a certificate signed by the Company’s chief financial officer certifying [w] the dollar amount of all Professional Services provided to the Company pursuant to the GCI Services Agreement and that any such Professional Services were provided in accordance with the Professional Services Guidelines, including the requirement that the Company determine that the estimate is fair and reasonable and [x] that any Satellite Capacity Services provided to the Company pursuant to the GCI Services Agreement were provided in accordance with the Satellite Capacity Services Guidelines.

[d]	Monthly Reports. As soon as practicable (but no later than 11 Business Days after the end of each month close), an unaudited detailed balance sheet as of the end of such month and an unaudited detailed statement of operations of the Company for such month, together with a statement of the number of the Company’s Connections during such month;

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[e]	Budget and Plan Updates. As soon as practicable and in any event within 16 Business Days after the end of each month, budget reports with respect to the then-current Annual Operating Budget, Four Year Plan and Annual Cap Ex Budget, including comparisons of actual results to budgeted amounts and assumptions;

[f]	Asset Reports. As soon as practicable (but no later than 16 Business Days after the end of each quarter close), a schedule of all Contributed Assets retired, abandoned, sold or otherwise removed from service, together with the original cost and accumulated depreciation thereof.

[g]	Other Reports. Such additional reports as a Member may reasonably request from time to time.

Without limiting the foregoing, the Company shall, upon request of a Member [i] provide in a timely manner such financial reports and other operational information as are reasonably necessary for each Member to prepare financial statements and other information required by the rules and regulations of the Securities and Exchange Commission, any exchange on which the securities of such Member are traded, and any other governmental authority, in each case to the extent applicable to it, and [ii] maintain such systems, personnel and controls as are reasonably necessary so that each Member is able to satisfy its internal control, financial reporting and other compliance requirements, in each case, to the extent required by any Member in order to comply with the rules and regulations of the Securities and Exchange Commission and relevant stock exchanges.

11.6 Financial Statement Audit. The Company will obtain an annual audit of its financial statements with respect to each Fiscal Year and, to the extent that quarterly review procedures of the Company’s financial statements are required to be performed in order for a Member to meet its reporting obligations as a public company, the Company will cause such review procedures to be performed, in each case from or by a nationally recognized independent registered public accounting firm. The Company will furnish the Members with a copy of such audited or reviewed financial statements as provided in Section 11.5. Any exceptions to the audited statements rendered must be made by a Member within one year from its receipt and, if no exception is made within that time, the statements will be considered to be correct.

11.7 Books and Records.

[a]	The following books and records of the Company (which may be in electronic form) will be kept at the GCI Member’s principal place of business in Alaska: [i] a current list of the full name and last known business or mailing address of each Member, [ii] the original of the Certificate and of this Agreement, as the same may be amended from time to time (as well as any signed powers of attorney pursuant to which any such document was executed), [iii] a copy of the Company’s federal, state and local income tax returns and reports, and annual financial statements of the Company, for the six most recent years, and [iv] minutes, or minutes of action by written consent, of every annual and special meeting of the Members and of every meeting of the Board.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[b]	The Company will keep at the GCI Member’s principal place of business in Alaska separate books of account for the Company, which will show a true and accurate record of all costs and expenses incurred, all credits made and received and all income derived in connection with the operation of the Wireless Business by the Company in accordance with GAAP consistently applied as to the Company’s financial position and results of operations. The Company will maintain a system of internal accounting controls that complies with applicable law and that will provide reasonable assurance that: [i] transactions are executed in accordance with the general or specific authorization of the Members, the Board or the CEO, as applicable; [ii] transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP (or any other criteria applicable to the statements) and to maintain accountability for assets; [iii] access to assets is permitted only in accordance with the general or specific authorization of the Members, the Board or the CEO, as applicable; and [iv] the recorded accountability for inventory is compared with existing inventory at reasonable intervals and appropriate action is taken with respect to any differences.

[c]	Each Member will, at its sole expense, have the right, at any time upon reasonable Notice to the Company, to examine and copy, or cause its designee to examine and copy, the Company’s books and records (including financial books and records) during normal business hours for any proper purpose reasonably related to such Person’s Ownership Interest, subject to Section 16.20 and to the Commercially Sensitive Information Policies and Procedures.

[d]	All books, records (including bills and invoices), reports and returns of the Company required by this Article 11 will be maintained in a manner and form reasonably determined by the CEO.

11.8 Banking. The Company may establish one or more bank or financial accounts and safe deposit boxes. The Company may authorize one or more individuals to sign checks on and withdraw funds from such bank or financial accounts and to have access to such safe deposit boxes, and may place such limitations and restrictions on such authority as the Company deems advisable.

11.9 Tax Matters Partner. The GCI Member is designated as the tax matters partner for the Company under § 6231(a)(7) of the Code (the “Tax Matters Partner”). The Tax Matters Partner will be responsible for notifying all Members of ongoing proceedings, both administrative and judicial, and will represent the Company throughout any such proceeding. The Members will furnish the Tax Matters Partner with such information as it may reasonably request to provide the Internal Revenue Service with sufficient information to allow proper notice to the Members. If an administrative proceeding with respect to a partnership item under the Code has begun, and the Tax Matters Partner so requests, each Member will notify the Tax Matters Partner of its treatment of any partnership item on its federal income tax return, if any, which is inconsistent with the treatment of that item on the partnership return for the Company. Any settlement agreement with the Internal Revenue Service will be binding upon the Members only as provided in the Code. The Tax Matters Partner will not bind any other Member to any extension of the statute of limitations or to a settlement agreement without such Member’s

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

written consent. Any Member who enters into a settlement agreement with respect to any partnership item will notify the other Members of such settlement agreement and its terms within 30 days from the date of settlement. If the Tax Matters Partner does not file a petition for readjustment of the partnership items in the Tax Court, federal District Court or Claims Court within the 90-day period following a notice of a final partnership administrative adjustment, any notice partner or 5-percent group (as such terms are defined in the Code) may institute such action within the following 60 days. The Tax Matters Partner will timely notify the other Members in writing of its decision regarding filing any petition for readjustment. Any notice partner or 5-percent group will promptly notify any other Member of its filing of any petition for readjustment.

11.10 No Partnership. The classification of the Company as a partnership will apply only for federal (and, as appropriate, state and local) income tax purposes. This characterization, solely for tax purposes, does not create or imply a general or limited partnership between the Members for state law or any other purpose. Instead, the Members acknowledge the status of the Company as a limited liability company formed under the Act.

11.11 ACS Audit Rights. The ACS Member shall have the right to audit, no more than once per Fiscal Year during the term of this Agreement and for one year thereafter, those books and records of the Company and its Subsidiaries relating to any agreement or transactions between the Company or any of its Subsidiaries, on the one hand, and GCI or any of its Affiliates, on the other hand. Any such audits shall be subject to the Commercially Sensitive Information Policies and Procedures, and shall be conducted only during normal business hours in such a manner as to not unreasonably interfere with the Company’s normal business activities and only at such places as the applicable books and records are kept. The ACS Member shall provide the Company with reasonable advance written notice of any such audit. The ACS Member agrees that the information derived from, and the process of, such reviews shall be subject to the confidentiality provisions set forth herein. If any such audit reveals that GCI or its Affiliates overcharged the Company and its Subsidiaries any amounts, or underpaid the Company and its Subsidiaries any amounts, GCI shall immediately pay to the Company the amount of any such overpayment or shortfall, plus interest compounded at a monthly rate per annum equal to LIBOR plus 2.5%, from the month that any such overpayment was made by the Company, or that any shortfall amounts were first due to the Company, as applicable, in each case subject to the dispute resolution provisions of Article 15.

11.12 Maintenance of Insurance. The Company shall acquire and maintain or cause to be maintained, insurance coverage of the types and with coverage amounts consistent with telecommunications industry standards and such additional insurance as may otherwise be reasonably determined by the CEO to be necessary or advisable from time to time.

ARTICLE 12: DISSOLUTION

12.1 Dissolution. Dissolution of the Company will occur upon [a] the unanimous affirmative Vote of the Members, [b] the sale, transfer or other disposition of all of the assets of the Company in accordance with the terms of this Agreement, upon the receipt of the consideration (including collection of any promissory notes or other evidences of indebtedness received as consideration) paid for such sale, transfer or other disposition, or [c] an event of Withdrawal of a Member and the election of the remaining Members to dissolve in accordance with Section 12.3.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

12.2 Events of Withdrawal. An event of Withdrawal of a Member occurs when any of the following occurs:

[a]	With respect to any Member that is a corporation, upon filing of articles of dissolution of the corporation;

[b]	With respect to any Member that is a partnership, a limited liability company or a similar entity, upon dissolution and liquidation of such entity (but not solely by reason of a technical termination under § 708(b)(1)(B) of the Code);

[c]	A Bankruptcy Event with respect to any Member or its Wireless Parent, it being acknowledged that the Transferee in a Bankruptcy Case can be admitted as a Member in accordance with the provisions of Section 14.6.;

[d]	Any other event not otherwise defined in the preceding provisions of this Section 12.2 as being an event of Withdrawal that terminates the continued membership of a Member in the Company, including a voluntary resignation from the Company; or

[e]	With respect to any Member, upon the Transfer by such Member of any part of its Ownership Interest that is not permitted by or done in accordance with the requirements of Article 14.

Within ten days following the happening of any event of Withdrawal with respect to a Member, such Member must give Notice of the date and the nature of such event to the Company.

12.3 Continuation. In the event of Withdrawal of a Member, the Company will be continued, unless all of the remaining Members elect to dissolve. If the Company is so continued, with respect to any Member as to which an event of Withdrawal has occurred, such Member or such Member’s Transferee or other successor-in-interest (as the case may be) will, without further act, become a Transferee of the withdrawn Member’s Ownership Interest (with the limited rights of a Transferee as set forth in Section 14.5, unless admitted as a substitute Member).

ARTICLE 13: LIQUIDATION

13.1 Liquidation. Upon Dissolution of the Company, the Company will immediately proceed to wind up its affairs and liquidate pursuant to this Section 13.1. The GCI Member will act as the liquidating trustee unless the GCI Member elects to appoint another Person as the liquidating trustee. The winding up and Liquidation of the Company will be accomplished in a businesslike manner as determined by the liquidating trustee. A reasonable time will be allowed for the orderly Liquidation of the Company and the discharge of liabilities to creditors so as to enable the Company to minimize any losses attendant upon Liquidation. Any gain or loss on disposition of any Company assets in Liquidation will be allocated to the Members in accordance with the provisions of Article 4. Any liquidating trustee is entitled to reasonable compensation for services actually performed, and may contract for such assistance in the liquidating process

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

as such Person deems necessary or desirable. Until the filing of a certificate of cancellation under Section 13.6, and without affecting the liability of the Members and without imposing liability on the liquidating trustee, the liquidating trustee may settle and close the Company’s business, prosecute and defend suits, dispose of its property, discharge or make provision for its liabilities, and make Distributions in accordance with the priorities set forth in this Article.

13.2 Priority of Payment. The assets of the Company will be distributed in Liquidation in the following order:

[a]	First, to creditors by the payment or provision for payment of the debts and liabilities of the Company (other than any loans or advances that may have been made by any Member or any Affiliate of a Member) and the expenses of Liquidation;

[b]	Second, to the setting up of any reserves that are reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Company (other than any loans made by any Member or any Affiliate of a Member);

[c]	Third, to the repayment of any loans or advances to the Company that were made by any Member or any Affiliate of a Member, including interest (including the GCI Working Capital Loan), according to the relative priority of repayment of such loans or advances and proportionally among loans of equal priority if the amount available for repayment is insufficient for payment in full;

[d]	Fourth, to the ACS Member and the GCI Member in accordance with Sections 5.1[d] and [e]; and

[e]	Fifth, to the Members in proportion to the remaining positive balances in their respective Capital Accounts after such Capital Accounts have been adjusted for [i] all allocations of Income, Net Income, Loss, Net Loss and items thereof for the Fiscal Year during which such Liquidation occurs and [ii] all Distributions pursuant to Sections 13.2[d].

13.3 Liquidating Distributions. The liquidating Distributions due to the Members will be made by selling the assets of the Company and distributing the net proceeds. Notwithstanding the preceding sentence, but only upon the affirmative Vote of all Members, the liquidating Distributions may be made by distributing the assets of the Company in kind to the Members in proportion to the amounts distributable to them pursuant to Section 13.2, and valuing such assets at their Fair Market Value (net of liabilities secured by such property that the Member takes subject to or assumes) on the date of Distribution. Each Member agrees to save and hold harmless the other Members from such Member’s proportionate share of any and all such liabilities that are taken subject to or assumed. Appropriate and customary prorations and adjustments will be made incident to any Distribution in kind. The Members will look solely to the assets of the Company for the return of their Capital Contributions, and if the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return such Capital Contributions, no Member will have any recourse against any other Member. The Members acknowledge that Section 13.2 may establish Distribution priorities different from those set forth in the provisions of the Act applicable to Distributions upon Liquidation, and the Members agree that they intend, to that extent, to vary those provisions by this Agreement.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

13.4 No Restoration Obligation. Except as otherwise specifically provided in Article 10, nothing contained in this Agreement imposes on any Member an obligation to make a Capital Contribution in order to restore a deficit Capital Account upon Liquidation of the Company.

13.5 Liquidating Reports. The liquidating trustee will provide a report with each liquidating Distribution to Members made pursuant to Section 13.3, showing the collections, disbursements, and Distributions during the period subsequent to any previous report. The liquidating trustee will provide a final report, showing cumulative collections, disbursements, and Distributions, to Members upon completion of the liquidation process.

13.6 Certificate of Cancellation. Upon Dissolution of the Company and the completion of the winding up of its business and the liquidation process, the Company will file a certificate of cancellation (to cancel the Certificate) with the Delaware Secretary of State pursuant to the Act. At such time, the Company also will file an application for withdrawal of its certificate of authority in any jurisdiction where it is then qualified to do business.

ARTICLE 14: TRANSFER RESTRICTIONS

14.1 General Restrictions.

[a]	No Person may Transfer all or any part of such Person’s Ownership Interest in any manner whatsoever except [a] a Transfer of all of its Ownership Interest to a Permitted Transferee as set forth in Section 14.3, and in such case only if the requirements of Section 14.1[b] and Section 14.4 also have been satisfied or [b] subject to Section 14.7, a Transfer that is a pledge of an Ownership Interest. Any other Transfer of all or any part of an Ownership Interest is null and void, and of no effect, but if any such Transfer is nonetheless given effect under applicable law and pursuant to the Arbitration Agreement, the transferee in such Transfer will have the limited rights of a Transferee as provided in Section 14.5. Any Member who makes a Transfer of all of such Person’s Ownership Interest will cease to be a Member on the effective date of such Transfer and will cease to have any Ownership Interest or other rights under this Agreement as of such date, but no Member will be released from any obligation that arose prior to the date it ceased to have an Ownership Interest or that is otherwise stated in this Agreement to survive a Person ceasing to be a Member. Any Member who makes a Transfer of part (but not all) of such Person’s Ownership Interest will continue as a Member (with respect to the Ownership Interest retained), and such partial Transfer will not constitute an event of Withdrawal of such Member. The rights and obligations of any resigning Member or of any Transferee of an Ownership Interest are also governed by other provisions of this Agreement.

[b]

No Person may Transfer all or any part of such Person’s Ownership Interest in any manner whatsoever unless [i] the Transferee’s Wireless Parent assumes the obligations of the Transferor’s Wireless Parent under the Facilities and Network Use Agreement (unless another arrangement with respect to the Transferor’s Connections is made with the

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Company that is approved by the unanimous Vote of the Members), and the Transferor’s Wireless Parent is fully released from such obligations to the extent such obligations relate to the period after the Transfer, and [ii] the Transferee’s Wireless Parent assumes on its own behalf and on behalf of its Affiliates, pursuant to an assumption agreement reasonably satisfactory to the other Member, the obligations of the Transferor’s Wireless Parent under Sections 6.5, 15, 16.8, 16.20, and 16.22.

14.2 No Member Rights. Subject to Section 14.6, no Member has the right or power to confer upon any Transferee the attributes of a Member in the Company. The Transferee of all or any part of an Ownership Interest by operation of law does not, by virtue of such Transfer, succeed to any rights as a Member in the Company.

14.3 Permitted Transferees. Subject to the requirements set forth in Section 14.1[b] and Section 14.4, a Person may Transfer all, but, except pursuant to Section 14.8, not less than all, of such Person’s Ownership Interest:

[a]	To another Member;

[b]	To an Affiliate of such Person; or

[c]	At any time after the fourth anniversary of the Effective Date.

14.4 General Conditions on Transfers. No Transfer of an Ownership Interest will be effective unless all of the conditions set forth below are satisfied:

[a]	The Transferor signs and delivers to the Company an undertaking in form and substance reasonably satisfactory to the Company to pay all reasonable expenses incurred by the Company in connection with the Transfer (including reasonable fees of counsel and accountants and the costs to be incurred with any additional accounting required in connection with the Transfer, and the costs and fees attributable to preparing, filing and recording such amendments to the Certificate or other organizational documents or other filings as may be required by law);

[b]	The Transferor delivers to the Company an opinion of counsel for the Transferor in form and substance reasonably satisfactory to the Company to the effect that the Transfer of the Ownership Interest is in compliance with the applicable federal and state securities laws;

[c]	The Transferor signs and delivers to the Company a copy of the assignment of the Ownership Interest to the Transferee (substantially in the form of the attached Exhibit C);

[d]	The Transferee signs and delivers to the Company an agreement (substantially in the form of the attached Exhibit D) to be bound by this Agreement, including the Arbitration Agreement that is incorporated into and is a part of this Agreement; and

[e]	The Transfer is in compliance with the other provisions of this Article, including Section 14.1[b].

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

The Transfer of an Ownership Interest will be effective as of 12:01 a.m. (prevailing local time at the principal place of business of the Company) on the first day of the month following the month in which all of the above conditions have been satisfied or as otherwise mutually agreed by the Transferring Member and the non-Transferring Member. Upon the effective date of any Transfer, the Company will amend Exhibit B to reflect the new Equity Interests.

14.5 Rights of Transferees. Any Transferee of an Ownership Interest (including a Permitted Transferee) will, on the effective date of the Transfer, have only those rights of an assignee as specified in the Act unless and until such Transferee is admitted as a substitute Member. This provision limiting the rights of a Transferee will not apply if such Transferee is already a Member. Any Transferee of all or any part of an Ownership Interest who is not admitted as a substitute Member in accordance with this Agreement has no right [a] to participate or interfere in the management or administration of the Company’s business or affairs, [b] to Vote or agree on any matter affecting the Company or any Member, [c] to require any information on account of Company transactions, [d] except as provided in the next succeeding sentence, to inspect the Company’s books and records, or [e] to have its Chief Executive Officer serve on the Board or otherwise to appoint a member to the Board. The only rights of a Transferee of all or any part of an Ownership Interest who is not admitted as a substitute Member in accordance with this Agreement are [x] to receive the allocations and Distributions to which the Transferor was entitled as if the Transferee held the Equity Interests of the Transferor (to the extent of the Ownership Interest Transferred), and [y] to receive all necessary tax reporting information. Neither the Company nor any Member will owe any fiduciary duty of any nature to a Transferee who is not admitted as a substitute Member in accordance with this Agreement. However, each Transferee of all or any part of an Ownership Interest will be subject to all of the obligations, restrictions and other terms contained in this Agreement as if such Transferee were a Member, including Section 6.5. To the extent of any Ownership Interest Transferred, the Transferor Member does not possess any right or power as a Member and may not exercise any such right or power directly or indirectly on behalf of the Transferee.

14.6 Admission. A Transferee of an Ownership Interest will not become a substitute Member of the Company unless the Ownership Interest is Transferred by a Member to a Permitted Transferee in compliance with this Agreement, including the provisions of Sections 14.1[b], 14.3 and 14.4. Upon compliance with Sections 14.1[b], 14.3 and 14.4, a Transferee of an Ownership Interest held by a Member (and, to the extent a Bankruptcy Event has occurred pursuant to clause [a] of the definition of Bankruptcy Event (a “Bankruptcy Case”), any Transferee who acquires or continues to hold an Ownership Interest as a result of a transaction or transactions approved pursuant to a final non-appealable order by a court of competent jurisdiction in such Bankruptcy Case) shall be admitted to the Company as a substitute Member, in each case without the need for any further action of any Person. Upon the admission of such Transferee as a substitute Member, the Company will amend Exhibit A to reflect the address of such Member.

14.7 Security Interest. The pledge or granting of a security interest, lien or other encumbrance in or against all or any part of a Member’s Ownership Interest does not cause the

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Member to cease to be a Member. Upon foreclosure or sale in lieu of foreclosure of any such secured interest, the secured party will be entitled to receive the allocations and Distributions as to which a security interest has been granted by such Member. In no event will any secured party be entitled to exercise any rights of a Member under this Agreement (unless and until such Person is admitted as a substitute Member), and such secured party may look only to such Member for the enforcement of any of its rights as a creditor. In no event will the Company have any liability or obligation to any Person by reason of the Company’s payment of a Distribution to any secured party as long as the Company makes such payment in reliance upon written instructions from the Member to whom such Distributions would be payable. Any secured party will be entitled, with respect to the security interest granted, only to the Distributions to which the assigning Member would be entitled under this Agreement, and only if, as and when any such Distribution is made by the Company. Notwithstanding anything in this Section 14.7 to the contrary, during the pendency of a foreclosure action by a secured party with respect to an Ownership Interest and following the consummation thereof for so long as the secured party holds an Ownership Interest, the secured party shall continue to be entitled to receive the information set forth in Section 11.4, Sections 11.5[a], [b] and [d] and Section 11.6. Neither the Company nor any Member will owe any fiduciary duty of any nature to a secured party. Reference to any secured party includes any assignee or successor-in-interest of such Person.

14.8 Tag Along Right; Drag Along Election.

[a]

If the GCI Member at any time proposes to Transfer, in accordance with this Agreement, all of its Ownership Interests in the Company in any transaction or series of related transactions (a “Tag/Drag Sale”) to any Person that is not a Member or an Affiliate of the GCI Member (a “Third Party Purchaser”), then the GCI Member shall notify the ACS Member in writing at least 30 days prior to the date on which the GCI Member expects to consummate such Tag/Drag Sale (the “Sale Notice”), which notice shall specify the price that the Third Party Purchaser intends to pay for such Ownership Interests and all other material terms and conditions of such Transfer, including any terms of any other material transaction between GCI or any of its Affiliates and the Third Party Purchaser or any of its Affiliates that is to be entered into in connection with such Tag/Drag Sale. If the Sale Notice is delivered on or after the fifth anniversary of the Effective Date, the Sale Notice also may state that the GCI Member is electing to require the ACS Member to sell all of its Ownership Interests to the Third Party Purchaser in accordance with the provisions of this Section 14.8 (the “Drag Along Election”), unless GCI or any of its Affiliates would receive an improper benefit in connection with exercising such Drag Along Election, including as a result of GCI or any of its Affiliates entering into a transaction with the Third Party Purchaser or any of its Affiliates in connection with such Tag/Drag Sale that would reasonably be expected to decrease the price that the Third Party Purchaser would be willing to pay for such Ownership Interests. If the Sale Notice does not include a Drag Along Election, then the ACS Member shall have a right to require that the proposed Third Party Purchaser purchase from the ACS Member up to a pro rata portion of the ACS Member’s Ownership Interests (determined by multiplying the percentage of the Equity Interests proposed to be transferred in the Tag/Drag Sale by the percentage of the Equity Interests held by the

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

ACS Member) on the terms and conditions set forth in this Section 14.8 (the “Tag Along Right”). The Tag Along Right may be exercised by the ACS Member by delivery of a written notice to the GCI Member (the “Tag Along Notice”) within 15 days following receipt of the Sale Notice from the GCI Member. The Tag Along Notice shall state the percentage of the Equity Interests represented by the Ownership Interests that the ACS Member proposes to include in such Transfer to the proposed Third Party Purchaser (which may be any percentage up to the pro rata portion determined in accordance with this Section 14.8[a]).

[b]	The purchase by the Third Party Purchaser of Ownership Interests from the ACS Member pursuant to Section 14.8[a] shall be on the same terms and conditions as apply to the GCI Member and the Ownership Interests proposed to be Transferred in the Tag/Drag Sale by the GCI Member; provided that [i] the ACS Member shall not be required to make any representations or warranties with respect to the GCI Member, the Company or any of its Subsidiaries, or any Ownership Interests not owned by the ACS Member, [ii] the ACS Member shall not be required to make any representations or warranties with respect to the ACS Member beyond its power and authority to sell, free and clear of all liens, encumbrances and rights of others, its Ownership Interests, its due authorization, execution, delivery and enforceability of the definitive documents entered into by the ACS Member in connection with the Tag/Drag Sale and its title to such Ownership Interests, [iii] the ACS Member shall not have any indemnification obligation with respect to its Ownership Interests sold in such Tag/Drag Sale other than with respect to the representations and warranties referred to in clause [ii] above, [iv] the ACS Member shall not have any indemnification obligation in excess of the net proceeds received by it in such Tag/Drag Sale, and [v] the portion of the consideration to be received by the GCI Member and the ACS Member shall be determined in accordance with Section 14.8[c].

[c]	If pursuant to a Drag Along Election or a Tag Along Right, the sale to a Third Party Purchaser by the GCI Member also includes Ownership Interests of the ACS Member, that portion of the consideration paid by the Third Party Purchaser for all Ownership Interests included in the Tag/Drag Sale (the “Aggregate Purchase Price”) that is payable to each Member participating in such sale will be determined in accordance with the following provisions of this Section 14.8[c].

[i]	If the sale to the Third Party Purchaser includes all of the Ownership Interests in the Company, the ACS Member will first receive from the Aggregate Purchase Price an amount equal to the full amount of the ACS Preferred Distributions, less the full amount of the ACS Preferred Distributions previously distributed to the ACS Member (the “Unpaid ACS Preferred Distribution Amount”), and then each Member will receive that portion of the balance of the Aggregate Purchase Price that it would have received if the Company were liquidated and proceeds equal to the balance of the Aggregate Purchase Price were distributed among the Members in accordance with the priorities set forth in Section 5.1 (assuming for this purpose that the full amount of the ACS Preferred Distributions shall be deemed to have been made previously under Section 5.1).

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[ii]	If the sale to the Third Party Purchaser includes less than all of the Ownership Interests in the Company, the Aggregate Purchase Price will first be grossed up to determine the imputed price that would be paid for all of the Ownership Interests in the Company if all Ownership Interests were sold for the same price per Equity Interest implicit in the Aggregate Purchase Price (the “Entire Company Assumed Purchase Price”), and then the amount of the Entire Company Assumed Purchase Price that would be distributed to each Member if the Company were liquidated and proceeds equal to the Entire Company Assumed Purchase Price less an amount equal to the Unpaid ACS Preferred Distribution Amount were distributed among the Members in accordance with the priorities set forth in Section 5.1 (assuming for this purpose that the full amount of the ACS Preferred Distributions shall be deemed to have been made previously under Section 5.1) will be determined (a “Member’s Assumed Share”). The ACS Member will receive from the Aggregate Purchase Price an amount equal to the sum of the Unpaid ACS Preferred Distribution Amount, if any, and a percentage of its Member’s Assumed Share equal to the percentage of the ACS Member’s total Ownership Interests that are included in the Tag/Drag Sale to the Third Party Purchaser, and the GCI Member will receive the balance of the Aggregate Purchase Price.

[d]	If the GCI Member exercises its Drag Along Election or the ACS Member exercises its Tag Along Right pursuant to this Section 14.8, at the closing of the relevant Transfer to the Third Party Purchaser pursuant to this Section 14.8, the Third Party Purchaser shall remit to the GCI Member and the ACS Member the consideration to be paid to each for the Ownership Interests being purchased by the Third Party Purchaser from each, and the GCI Member and the ACS Member shall deliver to the Third Party Purchaser such transfer forms as are necessary to transfer the Ownership Interests being sold by each Member to the Third Party Purchaser.

[e]	The ACS Member and the GCI Member will cooperate in good faith and will take all actions and execute all documents reasonably required to effect any sale to a Third Party Purchaser in connection with a Drag Along Election or Tag Along Right in accordance with the provisions of this Section 14.8, including as provided in Section 14.8[f].

[f]	Notwithstanding any other provision of this Agreement providing that Members may only Transfer all of their Ownership Interests, the Members and the Company acknowledge and agree that a Tag/Drag Sale in which the ACS Member exercises its Tag Along Right but the Third Party Purchaser is not acquiring all of the Ownership Interests of all Members will result in a Transfer by the Members of only a portion of their respective Ownership Interests. In such event, the Members and the Company recognize that amendments to this Agreement will be required to reflect the addition of a new Member and the changes in the Ownership Interests of the ACS Member and the GCI Member, and the Members agree to negotiate in good faith and on a reasonable basis with each other and with the Third Party Purchaser to reach agreement on appropriate amendments to this Agreement that are necessary or advisable in connection with such Tag/Drag Sale.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

14.9 Right of First Offer on Asset Sales.

[a]	If at any time the Company determines to sell or otherwise dispose of, in one transaction or a series of related transactions [i] all or substantially all the consolidated assets of the Company and its Subsidiaries, or [ii] any assets of the Company or any of its Subsidiaries having a Fair Market Value in excess of $500,000 or [iii] any Wireless Backhaul and Transport capacity or assets that were contributed to the Company by a Member or any of its Affiliates that the Company has decided to sell or dispose of that relate solely to a cell site that the Company has decided to sell or dispose of, and any cell site that was contributed to the Company by a Member or any of its Affiliates that the Company has decided to sell or dispose of (each of [i], [ii] and [iii], a “Company Asset Sale”), prior to consummating such Company Asset Sale, the Company first shall deliver to the Members a letter signed by it (the “ROFO Notice”), setting forth a description of the assets to be sold (the “ROFO Assets”) and an invitation for the Members to submit offers to acquire the ROFO Assets during the ROFO Period. For the avoidance of doubt, in no event will the sale by the Company of IRU and other network capacity, including for Wireless Backhaul and Transport, in the ordinary course of the Wireless Business constitute a Company Asset Sale.

[b]	Upon receipt of a ROFO Notice, each Member shall have a right, but not an obligation, exercisable for a period of up to 30 days after receipt of the ROFO Notice (the “ROFO Period”), to submit a binding, written offer (an “Offer”) to acquire all, but not less than all, of the ROFO Assets on the terms and conditions specified in the Offer (the right of the Members to make such an Offer is referred to as the “Right of First Offer”). Any Offer shall specify the cash purchase price at which the Member would be willing to acquire the ROFO Assets and all other material terms and conditions of such purchase; provided, that with respect to any ROFO Assets constituting Wireless Backhaul and Transport capacity or assets, the Member may propose an exchange of capacity or assets in lieu of a cash purchase price.

[c]	Upon receipt of an Offer, the Company shall have the right, but not the obligation, to accept the same by delivering written notice to the Member submitting such Offer (the “Purchasing Member”), which notice shall constitute a contract between the Company to sell, and the Purchasing Member to purchase, all of the ROFO Assets on the terms and conditions described in the Offer. If the Company receives more than one Offer, the Company may not accept an Offer if it contains terms and conditions that are less favorable to the Company than the terms and conditions of any other Offer timely received by the Company. The failure of a Member to deliver an Offer within the ROFO Period shall be deemed to be a rejection and waiver of the Right of First Offer.

[d]

If the Company accepts an Offer, then the purchase and sale of the ROFO Assets (or the exchange of the ROFO Assets, as applicable) contemplated thereby shall be consummated within 60 days after the receipt by Company of the Offer; provided, that if such purchase and sale is subject to any regulatory approvals or other material Third party consents, the period for completing such purchase and sale shall be extended for up to an additional 90 days if necessary to obtain such approvals and consents. If no

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Member delivers an Offer to the Company within the ROFO Period, or if the Company determines not to accept any Offer submitted, then the Company may, during the period beginning at the end of the ROFO Period and ending on the 180th day thereafter (provided, that if such sale is subject to any regulatory approvals or other material Third Party consents, the period for completing such sale shall be extended for up to an additional 90 days if necessary to obtain such approvals and consents, the 180 day period as the same may be extended being referred to as the “Third Party Purchaser Sale Period”), sell the ROFO Assets to a Third Party Purchaser for a purchase price and subject to other terms and conditions that are no more favorable to such Third Party Purchaser than the purchase price and terms and conditions contained in any Offer timely received by the Company; provided, that if any Offer includes an exchange offer related to ROFO Assets constituting Wireless Backhaul and Transport capacity or assets (an “Exchange Offer”), the provisions of Section 14.9[e] and [f] shall apply.

[e]	If the Company timely receives more than one Offer it does not accept with respect to ROFO Assets constituting Wireless Backhaul and Transport capacity or assets and only one of such Offers is an Exchange Offer, then the Company may, during the Third Party Purchaser Sale Period, sell the ROFO Assets to a Third Party Purchaser for a purchase price and subject to other terms and conditions that are no more favorable to such Third Party Purchaser than the purchase price and terms and conditions contained in the Offer that was not an Exchange Offer.

[f]	If all Offers that the Company receives with respect to ROFO Assets constituting Wireless Backhaul and Transport capacity or assets are Exchange Offers that it does not accept, then the Company may, during the Third Party Purchaser Sale Period, sell the ROFO Assets to a Third Party Purchaser for a purchase price that is not less than Fair Market Value. The Company will notify each Member of the determination of Fair Market Value within 30 days following the end of the ROFO Period. If a Member objects to the determination of Fair Market Value it may so notify the Company within 15 days following such Member’s receipt of the Fair Market Value determination, whereupon the Company and the disputing Member will negotiate in good faith for a period of five days to reach agreement on Fair Market Value. If no agreement is reached within such time period, the Company may hire an independent third-party appraiser to determine Fair Market Value and such appraiser’s determination shall be binding and non-appealable.

[g]	If the Company does not consummate a sale of the ROFO Assets within the Third Party Purchaser Sale Period, it may not thereafter sell any ROFO Assets except in full compliance with all the provisions of this Section 14.9.

14.10 Connection Termination Event.

[a]	The provisions of Section 14.10[b] shall apply upon the occurrence of any of the following with respect to a Member (a “Connection Termination Event”):

[i]	such Member Transfers its Ownership Interest in breach of Section 14.1[b];

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[ii]	such Member’s Wireless Parent ceases to be a party to the Facilities and Network Use Agreement or otherwise cannot be compelled in accordance with applicable law to perform its obligations under such agreement, including as a result of assignment or termination of the Facilities and Network Use Agreement other than an assignment that is made in accordance with the requirements of Section 14.1[b];

[iii]	a Member or an Affiliate of a Member materially breaches Section 6.5[b] and fails to cure such breach within 60 days following notice from the Company to cure such breach; or

[iv]	such Member and its Affiliates or a Transferee and its Affiliates are not or cease to be engaged in the retail provision of Wireless products and services in the Territory (as defined in the Facilities and Network Use Agreement).

For the avoidance of doubt, but without limiting Section 12.2, the mere occurrence of a Bankruptcy Event with respect to a Member or its Wireless Parent does not constitute a Connection Termination Event.

[b]	If a Connection Termination Event occurs with respect to a Member (the “Departing Member”), the Departing Member shall notify the Company and the other Member (the “Remaining Member”) within ten days following the occurrence of such event (a “CTE Notice”) and the provisions set forth in Sections 14.10[b][i] through [v] shall apply.

[i]	To the extent it retains an Ownership Interest following such Connection Termination Event, the Departing Member shall become a [***] with the [***] of a [***] as set forth in Section [***]. If the Connection Termination Event occurs as the result of [***] but it does not exist [***] the [***] of the [***], the Departing Member or its Transferee may be readmitted as a Member upon compliance with Sections [***] as applicable.

[ii]

Unless the Connection Termination Event is a [***] and [***], the Remaining Member shall have the right (the “CTE Call Right”) to buy all, but not less than all, of the Ownership Interest of the Departing Member for an amount equal to the CTE Purchase Price, such right to be exercised by the Remaining Member, if at all, by sending notice to the Departing Member within 90 days following the Remaining Member’s receipt of the CTE Notice. The Departing Member and the Remaining Member shall negotiate in good faith for a period of 30 days following exercise of the CTE Call Right to agree on the price that the Remaining Member shall pay for the Departing Member’s Ownership Interest. If the Departing Member and the Remaining Member do not reach agreement on price during such 30-day period, the price payable by the Remaining Member for the Departing Member’s Ownership Interest shall be the [***] of such [***] as of the Connection Termination Date, as determined pursuant to [***]. The closing of the Transfer of Ownership Interest pursuant to the proper exercise of the CTE Call Right shall occur within 30 days after the Departing Member and the

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Remaining Member reach agreement on price or the [***] of the [***] is determined pursuant to [***], as applicable. At such closing: [w] the Departing Member shall deliver to the Remaining Member an instrument of transfer with respect to such Ownership Interests, duly executed on behalf of the Departing Member; [x] the Remaining Member or its Wireless Parent shall deliver or cause to be delivered to the Departing Member an amount equal to the CTE Purchase Price in immediately available funds to an account or accounts designated by the Departing Member; [y] the Departing Member shall not be required to make any representations or warranties beyond its power and authority to sell, free and clear of all liens, encumbrances and rights of others, its Ownership Interest, its due authorization, execution, delivery and enforceability of any definitive documents entered into by the Departing Member in connection with the exercise of the CTE Call Right and its title to such Ownership Interest, [z] the Departing Member shall not have any indemnification obligation with respect to its Ownership Interest other than with respect to the representations and warranties referred to in clause [y] above, nor shall it have any indemnification obligation in excess of the net proceeds received by it.

[iii]

If the ACS Member is the Departing Member and the Connection Termination Event is the result of a termination of the [***] and [***] by the ACS Member pursuant to Section [***] thereof (a “[***] and [***] CTE”), the ACS Member shall have the right (the “CTE Put Right”) to require the GCI Member to buy all, but not less than all, of the Ownership Interest of the ACS Member for an amount equal to the CTE Purchase Price, such right to be exercised by the ACS Member, if at all, by sending Notice to the GCI Member within 90 days following the occurrence of the Facilities and Network Use CTE. The Departing Member and the Remaining Member shall negotiate in good faith for a period of 30 days following exercise of the CTE Put Right to agree on the price that the Remaining Member shall pay for the Departing Member’s Ownership Interest. If the Departing Member and the Remaining Member do not reach agreement on price during such 30-day period, the price payable by the Remaining Member for the Departing Member’s Ownership Interest shall be the [***] of such [***] as of the Connection Termination Date, as determined pursuant to [***]. The closing of the Transfer of Ownership Interest pursuant to the proper exercise of the CTE Put Right shall occur within 30 days after the Departing Member and the Remaining Member reach agreement on price or the [***] of the [***] is determined pursuant to Section [***], as applicable. At such closing: [w] the ACS Member shall deliver to the GCI Member an instrument of transfer with respect to such Ownership Interest, duly executed on behalf of the ACS Member; [x] the GCI Member or its Wireless Parent shall deliver or cause to be delivered to the ACS Member an amount equal to the CTE Alternate Purchase Price in immediately available funds to an account or accounts designated by the ACS Member; [y] the ACS Member shall not be required to make any representations or warranties beyond its power and authority to sell, free and clear of all liens, encumbrances and rights of others, its Ownership Interest, its due authorization, execution, delivery and enforceability of any definitive documents entered into by the ACS

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Member in connection with the exercise of the CTE Put Right and its title to such Ownership Interest, [z] the ACS Member shall not have any indemnification obligation with respect to its Ownership Interest other than with respect to the representations and warranties referred to in clause [y] above, nor shall it have any indemnification obligation in excess of the net proceeds received by it. Section 6.5[c] shall not apply to the ACS Member following consummation of the CTE Put Right.]

[iv]	If the ACS Member is the Departing Member, the amount of [***], if any and if not previously made, will be [***], and the amount of any [***], if applicable and if not previously made, will be [***]. If the GCI Member is the Departing Member, the amount of any remaining [***], if any and if not previously made, will be [***], the amount of [***], if any and if not previously made, will be [***], and the amount of any [***], if applicable and if not previously made, will be [***].

[v]	The provisions of Section 9.6 shall terminate.

ARTICLE 15: DISPUTE RESOLUTION

If a dispute of any kind arises under or in connection with, or relates to, this Agreement (including any dispute concerning its construction, performance or breach and including any claim for equitable relief) between the Company, the Members, ACS, GCI or any combination of such Persons, the rights of the parties to the dispute will be governed by the Arbitration Agreement. By executing this Agreement, the Company, each Member, ACS and GCI each agree that such Person has become a party to the Arbitration Agreement, without the necessity of signing the Arbitration Agreement as a separate document. Any Transferee (whether or not substituted as a Member) also will become a party to the Arbitration Agreement, in each case without the necessity of signing the Arbitration Agreement as a separate document.

ARTICLE 16: GENERAL PROVISIONS

16.1 Amendment. This Agreement may be amended only by a written amendment executed and delivered by all Members, except for amendments to Exhibit A as specifically provided in Sections 14.4, or to Exhibit B as specifically provided in Section 14.6. Any amendment will become effective upon such execution and delivery, unless otherwise provided.

16.2 Representations. Each Member and each Transferee of an Ownership Interest represents and warrants to the Company and to each other Member that, as of the Effective Date (or, in the case of a substitute Member or such Transferee, as of the date of admission or Transfer, as applicable):

[a]	Such Member or Transferee is duly organized, validly existing and in good standing under the laws of the jurisdiction where it purports to be organized, and is not (as such terms are defined in the Code and Regulations) a nonresident alien or a foreign corporation, foreign partnership, foreign trust, or foreign estate;

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[b]	Such Member or Transferee has full power and authority to enter into and perform this Agreement;

[c]	All actions necessary to authorize the signing and delivery of this Agreement by such Member or Transferee, and the performance of its obligations under it, have been duly taken and are in full force and effect;

[d]	This Agreement has been duly signed and delivered by a duly authorized officer or other representative of such Member or Transferee and constitutes the legal, valid and binding obligation of such Member or Transferee enforceable in accordance with its terms (except as such enforceability may be affected by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally, and except that the availability of equitable remedies is subject to judicial discretion);

[e]	No consent or approval of any other Person is required in connection with the signing, delivery and performance of this Agreement by such Member or Transferee except for those approvals that have been obtained and are in full force and effect;

[f]	The signing, delivery and performance of this Agreement do not violate the organizational documents of such Member or Transferee, or any material agreement to which such Member or Transferee is a party or by which such Member or Transferee is bound; and

[g]	Such Member or Transferee has had an opportunity to perform any due diligence deemed necessary or desirable in connection with entering into this Agreement.

16.3 Unregistered Interests. Each Member and each Transferee of an Ownership Interest [a] acknowledges that the Ownership Interests are being offered and sold without registration under the Securities Act of 1933, as amended, or under similar provisions of state law, [b] acknowledges that such Member or Transferee is fully aware of the economic risks of an investment in the Company, and that such risks must be borne for an indefinite period of time, [c] represents and warrants that such Member or Transferee is acquiring an Ownership Interest for such Member’s or Transferee’s own account, for investment, and with no view to the distribution of the Ownership Interest in violation of applicable securities laws, and [d] agrees not to Transfer, or to attempt to Transfer, all or any part of its Ownership Interest without registration under the Securities Act of 1933, as amended, and any applicable state securities laws, unless the Transfer is exempt from such registration requirements and is otherwise permitted under this Agreement.

16.4 Waiver of Dissolution Rights. The Members agree that irreparable damage would occur if any Member should bring an action for judicial dissolution of the Company. Accordingly, each Member accepts the provisions under this Agreement as such Person’s sole entitlement on Dissolution of the Company and waives and renounces such Person’s right to seek a court decree

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

of dissolution or to seek the appointment by a court of a liquidator for the Company. Each Member further waives and renounces any alternative rights which might otherwise be provided by law upon the Withdrawal of such Person and accepts the provisions under this Agreement as such Person’s sole entitlement upon the happening of such event.

16.5 Waiver of Partition Right. Each Member waives and renounces any right that it may have prior to Dissolution and Liquidation to institute or maintain any action for partition with respect to any property held by the Company.

16.6 Waivers and Consents. No waiver of any breach of any of the terms of this Agreement will be effective unless such waiver is in writing and signed by the Member against whom such waiver is claimed. No course of dealing will be deemed to amend or discharge any provision of this Agreement. No delay in the exercise of any right will operate as a waiver of such right. No single or partial exercise of any right will preclude its further exercise. A waiver of any right on any one occasion will not be construed as a bar to, or waiver of, any such right on any other occasion. Any consent of a Member required under this Agreement must be in writing and signed by such Member to be effective. No consent given by a Member in any one instance will be deemed to waive the requirement for such Member’s consent in any other or future instance.

16.7 Equitable Relief. Each party hereto acknowledges and agrees that a breach of this Agreement may give rise to irreparable harm for which monetary damages would not be an adequate remedy. Each party hereto accordingly agrees that for the purpose of seeking relief under Section 16.8 or the Arbitration Agreement, and without waiving any remedy under this Agreement or the Arbitration Agreement, each party hereto shall be entitled to seek to enforce the terms of this Agreement by decree of specific performance or to obtain injunctive relief against any breach or threatened breach of this Agreement in accordance with the Arbitration Agreement. The party against whom such action or proceeding is brought waives the claim or defense that an adequate remedy at law exists, and such party will not urge in any such action or proceeding the claim or defense that such remedy at law exists.

16.8 Remedies for Breach; Limitation of Damages. Except for the requirement to arbitrate disputes provided for in Article 15 and except as otherwise provided in this Agreement, the rights and remedies of the Members and other parties that are set forth in this Agreement are neither mutually exclusive nor exclusive of any right or remedy provided by law, in equity or otherwise, and all legal remedies (such as monetary damages) as well as all equitable remedies (such as specific performance) will be available for any breach or threatened breach of any provision of this Agreement. In no event will ACS, GCI, the Company or any Member have any liability to the Company, another Member, a Transferee, ACS or GCI for any consequential, incidental, indirect, exemplary, special or punitive damages arising out of or related in any way to this Agreement, the Act, the Company, a Person’s status as a Member or the performance or non-performance by a Person of its obligations under this Agreement (unless payable pursuant to an indemnification claim by the Company or a Member where the Person making the indemnification claim is obligated to pay such amounts to a Person that is not an Affiliate of the Company or any Member), including any damages for business interruption, loss of use, revenue or profit, whether arising out of breach of contract, tort (including negligence) or otherwise, regardless of whether such damages were foreseeable and whether or not the breaching party was advised of the possibility of such damages.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

16.9 Costs. If the Company or any Member retains counsel for the purpose of enforcing or preventing the breach or any threatened breach of any provision of this Agreement or for any other remedy relating to it, then the prevailing party will be entitled to be reimbursed by the nonprevailing party for all fees and costs so incurred (including reasonable attorney’s fees). The rights of the prevailing party to recover such fees and costs will be separate from, will survive and will not be merged into any judgment. The “prevailing party” will mean the party who receives substantially the relief desired, whether by settlement, dismissal, summary judgment, judgment or otherwise.

16.10 Indemnification. Each Member hereby indemnifies and agrees to hold harmless the Company and each other Member from any liability, cost or expense (including reasonable fees and expenses of attorneys and other advisors and court costs) arising from or related to any act or failure to act of such Member in its capacity as such which is in violation of this Agreement; provided, however, that no Member will have any obligation to indemnify any other Person (including any other Member) to the extent that any liability, cost or expense arises from such other Person’s own negligence, willful misconduct or wrongful act or failure to act. Each Member’s indemnification obligations will survive such Member’s ceasing to be a Member of the Company and will survive the Dissolution and Liquidation of the Company.

16.11 Counterparts. This Agreement may be signed in multiple counterparts (or with detachable signature pages). Each counterpart will be considered an original instrument, but all of them in the aggregate will constitute one agreement. Telecopies or facsimiles of signatures will be given effect for purposes of the signature page of this Agreement and any amendments to this Agreement.

16.12 Notice. All notices, consents, approvals, waivers, elections and other communications (collectively “Notices”) under this Agreement will be in writing and will be either delivered or sent addressed as follows:

[a] if to any Member (or any Board member appointed by such Member), to the address of such Member set forth on Exhibit A hereto;

[b] if to the Company or to the Company CEO as a Board member:

The Alaska Wireless Network, LLC

6831 Arctic Blvd.

Anchorage, Alaska 99518

Attention:	Senior Legal Counsel
Facsimile:

With a copy to each of the GCI Member and the ACS Member, addressed as set forth in clause [a] above.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[c] if to GCI, to:

General Communication, Inc.

2550 Denali Street, #1000

Anchorage, Alaska 99503

Attention:	General Counsel
Facsimile:	907-868-9845

With a copy to:

Sherman & Howard L.L.C.

633 Seventeenth Street, Suite 3000

Denver, Colorado 80202

Attention:	Steven D. Miller, Esq.
Facsimile:	(303) 298-0940

[d] if to ACS, to:

Alaska Communications Systems Group, Inc.

600 Telephone Avenue

Anchorage, Alaska 99503

Attention:	General Counsel
Facsimile:	907-297-3153

With a copy to:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attention:	Irving Rotter Gabriel Saltarelli
Facsimile:	(212) 839-5599

Any Person entitled to Notice under this Section 16.12 may change the above addresses by giving Notice as required by this Section 16.12. In computing time periods, the day of Notice will be excluded. For Notice purposes, a day means a calendar day (unless provided otherwise herein).

16.13 Deemed Notice. Any Notices given to any Person in accordance with this Agreement will be deemed to have been duly given and received: [a] on the date of receipt if personally delivered, [b] five Business Days after being sent by U.S. first class mail, postage prepaid, [c] the date of receipt, if sent by registered or certified U.S. mail, postage prepaid, [d] one Business Day after receipt, if sent by confirmed facsimile or telecopier transmission, or [e] one Business Day after having been sent by a nationally recognized overnight courier service with confirmation of delivery.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

16.14 Partial Invalidity. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if for any reason any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such action will not affect any other provision of this Agreement. In such event, this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

16.15 Entire Agreement. This Agreement (including its Exhibits and Schedules), together with the Contribution Agreement, the Ancillary Agreements and the Approved Affiliate Transactions contains the entire agreement and understanding of the Members concerning its subject matter and supersedes all prior agreements, understandings and negotiations, both written and oral, among the Members with respect to the subject matter thereof.

16.16 Benefit. This Agreement will inure solely to the benefit of the other parties hereto, without conferring on any other Person any rights of enforcement or other rights, except for any Person with respect to rights to indemnification under Section 10.10.

16.17 Binding Effect. This Agreement is binding upon, and inures to the benefit of, the Members and their Permitted Transferees, but any Transferee will have only the rights specified in Section 14.5 unless admitted as a substitute Member in accordance with this Agreement.

16.18 Further Assurances. Each Member agrees, without further consideration, to sign and deliver such other documents of further assurance as are consistent with the provisions of this Agreement and as may reasonably be necessary to effectuate the provisions of this Agreement.

16.19 Headings. Article and section titles have been inserted for convenience of reference only. They are not intended to affect the meaning or interpretation of this Agreement.

16.20 Confidentiality. Each party hereto recognizes and acknowledges that confidential information of various kinds may exist, from time to time, with respect to the business and assets of each party hereto and their respective Affiliates, including the Company’s Wireless Business, whether provided in connection with this Agreement, the Contribution Agreement or any Ancillary Agreement. Accordingly, each party hereto (the “Receiving Party”) covenants that, except with the prior written consent of the party (or its Affiliate, as applicable) to whom such confidential information belongs (the “Disclosing Party”), it will, and will cause its Related Parties to, consistent with its reasonable practices and procedures adopted in good faith for handling confidential information and consistent with the Commercially Sensitive Information Policies and Procedures, keep confidential all information regarding each Disclosing Party, including information relating to the Company’s Wireless Business, furnished to it by the Disclosing Party if a reasonable Person would know that such information is confidential or which is clearly designated as “confidential,” and will not, and will cause its Related Parties not to, disclose any such information to any Person whatsoever (other than the Receiving Party’s officers, directors, employees, beneficial owners, attorneys, accountants, advisors, lenders or potential transferees, provided each of such Persons is informed of the confidential nature of such information and, in the case of a potential transferee, such Person executes an agreement for the benefit of the Disclosing Party agreeing to keep such information confidential in accordance

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

with this Section 16.20). The foregoing covenant of each party hereto will not apply to any information (other than End User Data in the case of clauses [a], [b], [c] and [d]): [a] that was or becomes generally available to the public other than as a result of disclosure by the Receiving Party, [b] that becomes available to the Receiving Party from a source other than the Disclosing Party, provided that such source is not (to the knowledge of Receiving Party) bound by a confidentiality obligation with respect to such information, [c] that the Receiving Party can establish was in the Receiving Party’s possession prior to it being furnished to the Receiving Party by or on behalf of the Disclosing Party, provided that the source of such information was not (to the knowledge of the Receiving Party) bound by a confidentiality obligation with respect to such information, [d] regarding the tax treatment of a Member’s investment in the Company, [e] to the extent the disclosure of such information is required pursuant to a court order or securities or other laws, rules or regulations, or [f] in the context of litigation, mediation or arbitration between the parties hereto or their respective Affiliates.

16.21 No Tax Advice. All Members acknowledge that any tax advice express or implicit in the provisions of this Agreement is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on any taxpayer by the Internal Revenue Service. Each Member should seek advice based on its particular circumstances from an independent tax advisor.

16.22 Coordination With Contribution Agreement and Ancillary Agreements; Recoupment of Certain Claims from Distributions.

[a]	ACS, the ACS Member, GCI, the GCI Member and the Company acknowledge and agree that the transactions contemplated by the Contribution Agreement, the Ancillary Agreements and this Agreement (the “Transaction Agreements”) are integral parts of the same transaction and that the parties entered into each of the Transaction Agreements contingent on the parties thereto entering into all such Transaction Agreements. The parties desire to set forth the circumstances and the terms and conditions on which the Company shall be entitled to recoup certain amounts in accordance with the terms and conditions set forth in this Section 16.22 based on failure of such Member or its Parent (as defined in the Contribution Agreement) to perform its or their respective obligations under any of the Transaction Agreements by deducting such amounts from Distributions that otherwise would be made to a Member hereunder.

[b]

If a final, non-appealable determination is made that a Member (or its Parent (as defined in the Contribution Agreement)) has an indemnification obligation under the Contribution Agreement, and such obligation has not been paid, each Member hereby acknowledges and agrees that the Company shall, subject to the terms and conditions of this Section 16.22, and each Member authorizes the Company to, recoup an amount up to the full amount of such Member’s indemnification obligation under the Contribution Agreement by deducting such amount from any Distributions that otherwise would be made to such Member, and to pay such deducted amounts to the indemnified Member if the indemnification obligation is owed to such other Member; provided, however, that the Company will not be entitled to recoup by deducting from Distributions to be made to a Member an amount that is greater than 25% of the amount of any Distributions to be

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

made to such Member during any quarter pursuant to Section 5.1 and any remaining amount to be recouped will carry over to Distributions to be made to such Member during subsequent quarters and will accrue simple interest at the annual rate of the lower of LIBOR plus 2.5% and the Maximum Rate until the full amount of the indemnification obligation (including accrued interest) is recouped by making deductions from the Distributions that otherwise would be made to the Member owing the indemnification obligation. Notwithstanding the preceding provisions of this Section 16.22[b], if requested in writing by the Member owing the indemnification obligation, the Company will forebear from recouping the amount of any such indemnification obligation by deducting all or any part of such amount from any Distributions to be made to such Member for a period of up to 90 days, and the parties will negotiate in good faith regarding an alternative method for satisfaction of all or any amount of such indemnification obligation in lieu of recouping by deducting such amount from Distributions to be made to such Member

[c]	Each Member hereby acknowledges and agrees that the Company has the right to, and authorizes the Company to, recoup any undisputed amounts owed by such Member or any of its Affiliates to the Company that are past due under any of the Ancillary Agreements by deducting such amounts from any Distributions to be made to such Member.

[d]	Any amounts that are recouped by deducting such amounts from Distributions that otherwise would be made to a Member (including any such amounts that are redirected from one Member to another Member) in accordance with the preceding provisions of this Section 16.22 will be deemed to be Distributions actually made to the Member from whose Distributions such amounts were recouped and deducted for all purposes of this Agreement.

16.23 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware (without considering Delaware choice of law provisions). Any conflict or apparent conflict between this Agreement and the Act will be resolved in favor of this Agreement, except as otherwise required by the Act.

[Signature page follows.]

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

The Company and each of the Members has signed this First Amended and Restated Operating Agreement of The Alaska Wireless Network, LLC to be effective from the Effective Date, notwithstanding the actual date of signing.

The Alaska Wireless Network, LLC

By:	/s/ Wilson Hughes
Name:	Wilson Hughes
Title:	Chief Executive Officer

GCI Wireless Holdings, LLC

By:	/s/ Gregory F. Chapados
Name:	Gregory F. Chapados
Title:	Manager

ACS Wireless, Inc.

By:	/s/ Anand Vadapalli
Name:	Anand Vadapalli
Title:	Chief Executive Officer and President

Alaska Communications Systems Group, Inc., solely with respect to Sections 3.10[b], 6.5, 9.6, 14.10, 15, 16.8, 16.20 and 16.22

By:	/s/ Anand Vadapalli
Name:	Anand Vadapalli
Title:	Chief Executive Officer and President

General Communication, Inc., solely with respect to Sections 3.10[b[, 6.5, 9.6, 11.11, 14.10, 15, 16.8, 16.20 and 16.22

By:	/s/ Gregory F. Chapados
Name:	Gregory F. Chapados
Title:	Manager

[Signature Page to First Amended and Restated Operating Agreement]

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

LIST OF EXHIBITS

Exhibit A	Addresses of Members

Exhibit B	Initial Capital Contributions

Exhibit C	Assignment of Ownership Interest

Exhibit D	Transferee’s Agreement

Exhibit E	Arbitration Agreement

Exhibit F	Initial Four Year Plan

Exhibit G	First Year Cap Ex Budget

Exhibit H	First Year Operating Budget

Exhibit I	Form of GCI Services Agreement

Exhibit J	Form of Facilities and Network Use Agreement

Exhibit K	Acceptable Use Policy

Exhibit L	Commercially Sensitive Information Policies and Procedures

Exhibit M	Example Connection Attrition Adjustments Calculations

Exhibit N-1	ACS Applicable Regulatory Exchanges

Exhibit N-2	GCI Applicable Regulatory Exchanges

Exhibit O	ACS Services Agreement

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

EXHIBIT A

Addresses of Members

(as of July 22, 2013)

[a]	if to the Initial GCI Member or to the GCI CEO as a Board member, to:

General Communication, Inc.

2550 Denali Street, #1000

Anchorage, Alaska 99503

Attention:	General Counsel
Facsimile:	907-868-9845

With a copy to:

Sherman & Howard L.L.C.

633 Seventeenth Street, Suite 3000

Denver, Colorado 80202

Attention:	Steven D. Miller, Esq.
Facsimile:	(303) 298-0940

[b]	if to the Initial ACS Member or to the ACS CEO as a Board member, to:

Alaska Communications Systems Group, Inc.

600 Telephone Avenue

Anchorage, Alaska 99503

Attention:	General Counsel
Facsimile:	907-297-3153

With a copy to:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attention:	Irving Rotter
Gabriel Saltarelli
Facsimile:	(212) 839-5599

A-1

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

EXHIBIT B

Initial Capital Contributions

The Initial Capital Contributions by the GCI Member consist of (1) the Purchased Assets (as defined in the Contribution Agreement) and (2) the GCI Assets (as defined in the Contribution Agreement).

The Initial Capital Contributions by the ACS Member consist of the ACS Assets (as defined in the Contribution Agreement), other than the Purchased Assets.

[***]

B-1

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

EXHIBIT C

Assignment of Ownership Interest

The undersigned Transferor hereby transfers and assigns an Ownership Interest representing a     % Equity Interest in The Alaska Wireless Network, LLC, a Delaware limited liability company, to                                         , as Transferee. The Capital Account of the Transferor that is attributable to the transferred Ownership Interest will carry over to the Transferee. The Ownership Interest transferred is subject to all of the terms and conditions of that certain First Amended and Restated Operating Agreement of The Alaska Wireless Network, LLC, dated as of             , 201    , as such Agreement may be amended, including the obligation to arbitrate disputes as set forth in the First Amended and Restated Operating Agreement and the Arbitration Agreement.

Transferor:

Date

C-1

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

EXHIBIT D

Transferee’s Agreement

As a Transferee of an Ownership Interest in The Alaska Wireless Network, LLC, a Delaware limited liability company governed by a First Amended and Restated Operating Agreement dated as of             , 201     (the “Operating Agreement”), the undersigned agrees to be bound as a party to such Agreement (which, as it may be amended, is hereby incorporated by reference), including the obligation to arbitrate disputes as set forth in the Operating Agreement and the Arbitration Agreement, and including that the Transferee makes the representations and warranties set forth in Sections 16.2 and 16.3 of the Operating Agreement. The Transferee acknowledges and agrees that, unless admitted as a Member of the limited liability company as provided in such Agreement, the Transferee will have only the limited rights of an assignee as specified by law.

Name of Transferee:

Date
Address:

Taxpayer ID Number:

Telephone Number:

Fax Number:

Name of Wireless Parent of Transferee:

Date
Address:

Taxpayer ID Number:

Telephone Number:

Fax Number:

D-1

EXHIBIT E

Arbitration Agreement

E-1

EXHIBIT F

Initial Four Year Plan

F-1

EXHIBIT G

First Year Cap Ex Budget

G-1

EXHIBIT H

First Year Operating Budget

H-1

EXHIBIT I

Form of GCI Services Agreement

I-1

EXHIBIT J

Form of Facilities and Network Use Agreement

J-1

EXHIBIT K

Acceptable Use Policy

In consideration of [ACS/GCI] (the “Provider”) providing [    ] (the “Network Capacity”), the Company hereby agrees to use the Network Capacity to provision capacity only for (i) Wireless services and (ii) Wireless networks in Alaska. Terms not otherwise defined in this Acceptable Use Policy are used as defined in the First Amended and Restated Operating Agreement of the Company dated as of                      (the “Operating Agreement”).

Any traffic not falling within one of the two categories set forth above is non-acceptable. Non-acceptable traffic shall not be carried on the Network Capacity, and the Provider shall be under no obligation to provision Network Capacity for such non-acceptable traffic.

With respect to each calendar year, the Company shall attest in writing to the Provider that it has complied with this Acceptable Use Policy.

If the Company at any time becomes aware that it is no longer compliant with this Acceptable Use Policy, the Company shall advise the Provider of that fact within ten Business Days of becoming aware of such fact and shall simultaneously provide the Provider with a written plan for coming back into compliance with this Acceptable Use Policy.

Disputes arising under this Acceptable Use Policy shall be subject to the dispute resolution processes of the Arbitration Agreement.

If the Company is found by an arbitrator under the Arbitration Agreement not to be in compliance with this Acceptable Use Policy, the Company shall immediately take steps to come into compliance as soon as practicable, and in any event within ninety days after the arbitrator’s decision. If the Company has failed to come into compliance within such period, the Provider shall be entitled, in its sole and absolute discretion, to terminate the Company’s use of the Network Capacity within one hundred twenty days of the arbitrator’s decision without any liability to the Provider and without any obligation to refund past payments with respect to the Network Capacity. In either circumstance, the Company shall be obligated to pay to the Provider an amount of cash equal to the revenue that the non-acceptable traffic has generated for the Company from the date the Company accepted such traffic for carriage. The right to receive payment from the Company shall not be the sole and exclusive remedy of the Provider for non-compliance with this Acceptable Use Policy, and shall be in addition to any other remedies available to the Provider under applicable law, subject to the requirements of Article 15 of the Operating Agreement and the limitations on damages set forth in Section 16.8 of the Operating Agreement.

K-1

EXHIBIT L

Commercially Sensitive Information Policies and Procedures

In accordance with the First Amended and Restated Operating Agreement of The Alaska Wireless Network, LLC (the “Company” or “AWN”), dated as of                          , 2013 (the “Agreement”), the Company, the Initial GCI Member and its Affiliates (including GCI), and the Initial ACS Member and its Affiliates (including ACS), collectively referred to in this Schedule as the “Parties,” adopt and agree to enforce the Policies and Procedures (the “Policies”) set forth below to govern the handling of Commercially Sensitive Information (as defined below). Capitalized terms used but not separately defined in this Exhibit shall have the meanings assigned to them in the Agreement.

1. Introduction:

A. As more fully set forth in Section 2.1 of the Agreement, the business of the Company concerns, in pertinent part, the engineering, operation, and maintenance of competitive Wireless network(s) in Alaska, the design and implementation of competitive plans for the provision of Wireless products and services in Alaska, and the provision of competitive Wireless Backhaul and Transport services and roaming services to carriers serving Alaska subscribers and roamers (collectively, the “Company Services”).

B. ACS and GCI will (a) market the Company’s Wireless products and services in competition with each other and with other providers of Wireless products and services in Alaska, and (b) may elect to compete with the Company and/or each other in the provision of Wireless Backhaul and Transport. In addition, ACS and GCI are competitors in lines of business other than the Company Services.

C. The Parties recognize that the ACS and GCI Members’ participation in the Company creates the risk of an improper exchange of non-public information of ACS and GCI concerning subscriber or subscriber-group identifying information, the marketing, advertising, promotion, pricing, distribution, sale, billing, or after-sale support regarding Wireless products and services, Wireless Backhaul and Transport, and other businesses in which ACS and GCI are competitors that if released by one party to the other would allow the receiving party to gain a significant advantage in the marketplace (collectively, “Commercially Sensitive Information”).

D. In order to ensure compliance with applicable antitrust laws and competition laws, the Parties have adopted these Policies to govern the handling of Commercially Sensitive Information. All references in these Policies to the Company, the ACS Member, and the GCI Member include their respective Affiliates (including ACS and GCI), and all of the officers, directors and/or managers, employees, and agents of those entities who either are in a position of competitive decisionmaking for services as to which the ACS Member and the GCI Member compete or, based on their job descriptions and work responsibilities, are reasonably likely to receive Commercially Sensitive Information (each, a “Covered Person”).

2. Company Procedures for Specific Information. The following provisions apply to specified information, in addition to the requirements of Section 3:

A. Restrictions on Collection of Wireline Information. Notwithstanding any provision in the Transaction Agreements that might be construed to the contrary, and except as provided in Sections 2.F and 2.G below, AWN shall not collect from either ACS or GCI, and neither ACS nor GCI will provide to AWN, any Commercially Sensitive Information pertaining to their respective wireline operations.

B. Restrictions on Forward Looking Retail Wireless Information. AWN shall only gather forward looking information (“FLI”) pertaining to the proposed provision of retail wireless products and services by either GCI or ACS to the extent reasonably necessary to permit informed judgments pertaining to network deployment, network capacity, network capability, reasonable network management, equipment needs, wholesale plan development, monthly business forecasts, 1 to 4 year business plans and related determinations within the scope of the “Company Responsibilities” set forth in Section 3(b) of the FNUA. FLI provided by one Member shall not be disclosed to the CEO of the other Member who sits on the AWN Board, absent consent of the representative of the Member providing the FLI and of the Company’s Counsel after review of the FLI pursuant to the provisions of 4.E., herein. To the extent that information derived from FLI needs to be presented to the AWN Board, prior to the provision of such information to the members of the AWN Board other than the AWN CEO, such information will be reviewed pursuant to Section 4.E., below. Notwithstanding the foregoing, AWN shall not collect from either GCI or ACS, and neither ACS nor GCI will provide to AWN, FLI with respect to either GCI’s or ACS’ wireless retail pricing or subscriber or subscriber-group identifying information.

C. Restrictions on Subscribers Information. To the extent that the Company reports to the Board (and thereby to the ACS and GCI Members) historical information involving subscribers, churn, and commonly used subscriber industry metrics, such information will be no more current than the last quarterly data publicly released by each Member, will not contain subscriber or subscriber-group identifying information, and will be no more geographically granular than by: 1) Anchorage, Fairbanks, and Juneau and 2) the rest of the State.

D. Restrictions on Service Plans Information. To the extent that the Company reports to the Board (and thereby to the ACS and GCI Members) historical information on the aggregate number of subscribers purchasing and utilizing each type of service plan offered by the Company, such reports will be no more current than the last quarterly data publicly released by each Member, will not contain subscriber or subscriber-group identifying information, and will be no more geographically granular than by: 1) Anchorage, Fairbanks, and Juneau and 2) the rest of the State.

E. Restrictions on Information Regarding Connection Attrition Adjustments. Any Commercially Sensitive Information provided to AWN by either ACS or GCI for purposes of calculating the Connection Attrition Adjustments contemplated by Section 9.4 of the Operating Agreement shall not be disclosed to the CEO of the other Member who sits on the AWN Board and shall not include subscriber or subscriber-group identifying information.

F. Restrictions on Information Pertaining to Transport Purchased From Parents. The Company will regularly report to the Board (and thereby to the ACS and GCI Members)

information on the aggregate dollar value of transport and backhaul capacity purchased from each Member sufficient to permit the Members to monitor compliance with the proportionate purchase requirements set forth in Section 9.6 of the Operating Agreement. The Company will not report on pricing with respect to specific transport and backhaul purchases except as provided in the Additional Capacity Purchase Agreement. Transport and backhaul capacity pricing information procured by AWN will be handled only by persons that are AWN employees, contractors or persons either seconded to AWN pursuant to a formal secondment agreement or persons not involved in wireless or wireline retail competitive decision-making for either Member.

G. Restrictions on Information Pertaining to Backhaul Transport Provided by AWN to Third Parties. If AWN responds to an RFP issued by a third party for backhaul transmission services, any such bid will be handled only by persons that are AWN employees, contractors, persons either seconded to AWN pursuant to a formal secondment agreement or persons not involved in wireless or wireline retail competitive decision-making for either Member. AWN may disclose to the Members its bid if AWN is the winning bidder but will not disclose any other non-public competitively sensitive terms of such bids to employees of the GCI Member or the ACS Member with competitive decision-making responsibility for backhaul transmission services.

H. Roaming Agreements. The Company will regularly report to the Board (and thereby to the ACS and GCI Members) information on roaming agreements entered into with other wireless carriers, including the term, pricing, and reciprocal rates.

I. Wireless Backhaul Agreements. The Company will regularly report to the Board (and thereby to the ACS and GCI Members) information on requests received from other wireless carriers for wireless backhaul facilities and the aggregate revenue received by the Company under all wireless backhaul agreements.

3. Competitive Independence and Information Exchange:

A. All Commercially Sensitive Information received by the Company will be held strictly confidential and will not be communicated or otherwise disclosed, directly or indirectly, to a Covered Person of the non-disclosing Parties, except in compliance with the procedures set forth in Section 2 above; provided, however, that Commercially Sensitive Information may be disclosed to employees of GCI or ACS who are seconded to the Company (including the CEO of the Company) pursuant to a written agreement. All such secondment agreements will contain provisions requiring such employees to comply with these Policies, to protect the confidentiality of Commercially Sensitive Information, and not to communicate such information to a Covered Person of the non-disclosing Parties, and that restrict such employee’s use and disclosure of any Commercially Sensitive Information obtained while seconded to the Company upon the employee’s post-secondment employment with GCI or ACS. All employees of GCI or ACS who are involved in designing, marketing, pricing, or selling the Company Services will do so pursuant to a secondment agreement.

B. The Parties recognize and acknowledge that employees of GCI or ACS who are not the subject of secondment agreements may in the course of their work become exposed to

Commercially Sensitive Information, e.g., a GCI technician maintaining the Company’s provisioning systems might see a subscriber count for ACS in a geographic area. All GCI or ACS employees who, based on their job descriptions and work responsibilities, are reasonably likely to receive Commercially Sensitive Information will receive periodic training with respect to these Policies and will certify annually that they are aware of these Policies and will not disclose any Commercially Sensitive Information to any other Covered Person of the non-disclosing Parties.

C. Unless otherwise approved by AWN Company Counsel or its legal counsel designee, to the extent that it is necessary or appropriate for the Company to provide to the Executive Board reports on the operations, finances, and plans of the Company, all such data will be provided in accordance with the procedures set forth in Section 2 above, i.e., in a manner that does not disclose Commercially Sensitive Information to Member personnel involved in competitive decisionmaking for services over which the ACS Member and GCI Member compete.

D. Each of the Parties will undertake to ensure that they do not, and their Covered Persons do not, utilize the Company to facilitate or effect the coordination of competitive decision-making with respect to competitive services between ACS and GCI, including retail wireless, retail wireline and backhaul transmission.

E. The Parties will take all reasonable and appropriate steps necessary to ensure compliance with these Policies.

F. Nothing in the Policies will limit the audit and access rights of ACS to the extent that third parties are used for such rights.

4. Compliance.

A. The person functioning as the chief legal counsel of the Company (the “Company Counsel”) will be responsible for overseeing and enforcing compliance with these Policies. If such person was formerly employed by either ACS or GCI, the person shall be subject to a written secondment agreement containing the provisions specified in Paragraph 3.A above. If, at any time, the Company Counsel position is vacant, the Company Counsel’s responsibilities will be performed by another Company seconded Company legal counsel, if any, or an outside counsel, in either case as designated by the CEO of the Company.

B. The Company Counsel will establish procedures and mechanisms for suspected violations of the Policies to be reported and to ensure there is no retaliation against any person who reports any such suspected violations.

C. A copy of these Policies shall be distributed to (i) all members of the executive board of the Company (the “Board”), (ii) all officers of the Company and all persons seconded to the Company pursuant to written secondment agreements, and (iii) the general counsels of ACS and GCI. Each recipient shall certify annually in writing that he or she has reviewed these Policies and will comply with them. The Company Counsel will be responsible for ensuring that these certifications are obtained and updated and that records of the certifications are maintained.

D. No less than one time each year, the Company Counsel shall review the Policies with the members of the Board.

E. The Company Counsel or his/her designee shall attend all meetings of the Board to ensure compliance with the antitrust laws, the terms of the Parties’ agreements and these Policies. In addition, the Company shall engage outside counsel with relevant expertise to attend all Board meetings, to review in advance all materials to be submitted to the Board at such Board meetings to ensure compliance with these Commercially Sensitive Information Policies and Procedures, and to ensure that relevant Board members and observers are excused from portions of Board meetings that involve the review or discussion of information that may not be shared with such member or observer under these Policies. Such outside counsel shall certify annually compliance with Section 4.E. The Company Counsel shall certify annually compliance with these Commercially Sensitive Information Policies and Procedures and shall report any breach of the requirements herein in writing to the FCC within five business days of becoming aware of such breach.

EXHIBIT M

Example Connection Attrition Adjustments Calculations

M-1

EXHIBIT N-1

ACS Applicable Regulatory Exchanges

N1-1

EXHIBIT N-2

GCI Applicable Regulatory Exchanges

None.

N2-1

EXHIBIT O

ACS Services Agreement

O-1